Exhibit 10.12

EXECUTION COPY

Dated as of September 22, 2005

N-STAR REAL ESTATE CDO V LTD.,
as Issuer

N-STAR REAL ESTATE CDO V CORP.,
as Co-Issuer

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

INDENTURE

i

(continued)

(continued)

(continued)

Schedules
Schedule A	Schedule of Collateral Debt Securties as of the Closing Date
Schedule B	LIBOR Formula
Schedule C	Schedule of Temporar Ramp-Up Securities
Schedule D	S&P’s Recovery Rate Matrx
Schedule E	Auction Procedures
Schedule F	S&P’s Notching Criteria
Schedule G	S&P’s Types of Asset-Backed Securities ineligible for Notching
Schedule H	S&P’s Industry Classification Groups
Schedule I	Fitch Industry Classification Groups

Exhibits
Exhibit A-1	Form of Regulation S Global Note
Exhibit A-2	Form of Rule 144A Global Note
Exhibit B-1	Form of Definitive Class E Note
Exhibit B-2	Form of Definitive Class F Note
Exhibit C-1	Form of Rule 144A Transfer Certificate
Exhibit C-2	Form of Regulation S Transfer Certificate
Exhibit C-3	Form of Definitive Class E Transfer Certificate
Exhibit C-4	Form of Definitive Class F Transfer Certificate
Exhibit D	Form of Funding Certificate
Exhibit E-1	Form of Opinion of Clifford Chance US LLP
Exhibit E-2	Form of Opinion of Walkers
Exhibit F	Form of Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.
Exhibit G	Form of Opinion of Thacher Proffitt & Wood LLP
Exhibit H	Form of Opinion of In-House Counsel to Bank of America, N.A.
Exhibit I	Rated Noteholder’s Certificate

THIS INDENTURE dated as of September 22, 2005 among:

N-STAR REAL ESTATE CDO V LTD., an exempted company incorporated and existing under the law of the Cayman Islands;

N-STAR REAL ESTATE CDO V CORP., a corporation organized and existing under the law of the State of Delaware; and

LASALLE BANK NATIONAL ASSOCIATION, a national banking association, organized under the law of the United States, as trustee.

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the issuance of the Rated Notes as provided in this Indenture. All covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties. The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with its terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, the following property (other than the Excepted Property) (a) the Collateral Debt Securities listed on Schedule A, the Temporary Ramp-Up Securities listed on Schedule C, the Collateral Debt Securities acquired after the Closing Date and any Equity Securities which, in each case, are delivered to the Trustee (directly or through a Securities Intermediary) after the Closing Date pursuant to the terms hereof and all payments thereon or with respect thereto, (b) the Collection Account (including each Collateral Sub-Account established therein), the Interest Reserve Account, the Payment Account, the Expense Reserve Account (including each Collateral Sub-Account), the Collateral Account, the Uninvested Proceeds Account, all amounts credited to such accounts, and Eligible Investments purchased with funds credited to such accounts and all income from the investment of funds therein, (c) the rights of the Issuer under each of the Transaction Documents to which the Issuer is a party and all payments to the Issuer thereunder or with respect thereto, (d) all Cash or other property delivered to the Trustee (directly or through a Securities Intermediary) and (e) all proceeds, whether voluntary or involuntary, of and to any of the property of the Issuer described in the preceding clauses (collectively, the Collateral). Such Grants are made to the Trustee to hold in trust, to secure the Rated Notes equally and ratably without prejudice, priority or distinction between any Rated Note and any other Rated Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure (i) the payment of all amounts due on the Rated Notes and under the Hedge Agreement and the Collateral Advisory Agreement in accordance with their respective terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, the Hedge Agreement and the Collateral Advisory Agreement, all as provided in this Indenture (collectively, the Secured Obligations).

Except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Collateral held for the benefit and security of the Secured Parties and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of the Secured Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises. The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Trustee’s interest in the Collateral held for the benefit and security of the Secured Parties and shall not impose any duty upon the Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the obligations secured hereby.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the law of the State of New York. Upon the occurrence of any Event of Default and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured Parties or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party on default under the law of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public or private sale.

It is expressly agreed that anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments included in the Collateral to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Trustee shall not have any obligations or liabilities under such instruments by reason of or arising out of this Indenture, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The designation of the Trustee in any transfer document or record is intended and shall be deemed, first, to refer to the Trustee as custodian on behalf of the Issuer and second, to refer to the Trustee as secured party on behalf of the Secured Parties, provided that the Grant made by the Issuer to the Trustee pursuant to the granting clauses hereof shall apply to any Collateral bearing such designation.

The Trustee acknowledges such Grants, accepts the trust hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the required standard of care set forth herein such that the interests of the Secured Parties may be protected.

Each of the Secured Parties hereby agrees and acknowledges that it shall not have any claim on the funds and property from time to time deposited in or credited to the Income Note Distribution Account and the proceeds thereof.

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1.                            DEFINITIONS

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture. Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. In addition, terms defined in Article 9 of the UCC and used but not capitalized herein have the meanings assigned thereto in Article 9 of the UCC.

Account means any of the Collection Account (including each Collateral Sub-Account established therein), the Collateral Account, the Uninvested Proceeds Account, the Payment Account, the Interest Reserve Account and the Expense Reserve Account (including each Collateral Sub-Account established therein).

Account Control Agreement means that certain Account Control Agreement, dated as of the Closing Date, as the same may be amended or supplemented from time to time, among the Issuer, the Trustee and the Custodian.

Accountants’ Report means a report of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer (or the Collateral Advisor on its behalf) on the Closing Date pursuant to Section 10.12(a), which may be the firm of Independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer.

Act has the meanings specified in Section 14.2.

Administrative Expenses means amounts (including any applicable indemnities) due from, or accrued for, the account of the Co-Issuers with respect to any Payment Date to (i) the Trustee for Trustee Expenses; (ii) the Income Note Paying Agent pursuant to the Income Note Paying Agency Agreement; (iii) the Collateral Administrator pursuant to the Collateral Administration Agreement; (iv) the independent accountants, agents and counsel of the Co-Issuers for fees and expenses (including, without limitation, tax reports); (v) the Rating Agencies for fees and expenses in connection with any Class of Notes rated by each such Rating Agency (including, without limitation, expenses for credit estimates and ongoing surveillance of the ratings of the Notes); (vi) the Administrator pursuant to the Corporate Services Agreement; (vii) the Collateral Advisor and its counsel for fees, expenses and indemnities under the Transaction Documents to the extent set forth therein (including, without limitation, amounts payable under the Collateral Advisory Agreement but excluding the Collateral Advisory Fee); (viii) any other Person in respect of any governmental fee, charge or tax (including all filing, registration and annual return fees payable to the Cayman Islands’ government and registered office fees); and (ix) any other Person in respect of any other fees or expenses permitted under the Indenture and the documents delivered pursuant to or in connection with this Indenture, the Income Note Paying Agency Agreement, the Collateral Advisory Agreement and the Notes; provided that Administrative Expenses may not include any amounts due or accrued with respect to the actions taken on, or prior to, the Closing Date.

Administrator means Walkers SPV Limited and any successor thereto appointed under the Corporate Services Agreement.

Affected Party has the meaning given to such term in the standard form 1992 ISDA Master Agreement (Multicurrency-Cross Border).

Affiliate means any person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the person; provided that (i) with respect to the Issuer, “Affiliate” shall be deemed not to include Walkers SPV Limited or any entity which Walkers SPV Limited controls and (ii) control of a person shall mean the power, direct or indirect, (a) to vote more than 50% of the securities having ordinary voting power for the election of directors of such person or (b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

Agent Members means members of, or participants in, the Clearing Agencies.

Aggregate Fees and Expenses means, on any Payment Date, the sum of (i) the Trustee Fee with respect to such Payment Date and any unpaid Trustee Fee accrued with respect to a previous Payment Date, (ii) the Income Note Paying Agent Fee with respect to such Payment Date and any unpaid Income Note Paying Agent Fee accrued with respect to a previous Payment Date (iii) the Senior Collateral Advisory Fee and all expenses of the Collateral Advisor payable by the Issuer pursuant to the Collateral Advisory Agreement with respect to such Payment Date and any unpaid Senior Collateral Advisory Fee and unpaid expenses of the Collateral Advisor accrued with respect to a previous Payment Date, (iv) the Trustee Expenses and other expenses (including other Administrative Expenses) of the Co-Issuer (including the fees to be paid to the Irish Stock Exchange), (v) taxes payable by the Co-Issuers, if any, and (vi) all other expenses of the Co-Issuers (including, without limitation, Administrative Expenses) payable on such Payment Date pursuant to Sections 11.1(a)(1) and 11.1(b)(1) (in each case to the extent not included in clauses (i) through (vi) above).

Aggregate Outstanding Amount means, when used with respect to any of the Rated Notes at any time, the aggregate principal amount of such Rated Notes Outstanding at such time. Except as otherwise provided herein, (i) the Aggregate Outstanding Amount of any Class C Notes at any time shall include the Class C Cumulative Applicable Periodic Interest Shortfall Amount with respect to such Class C Notes at such time, (ii) the Aggregate Outstanding Amount of any Class D Notes at any time shall include the D Cumulative Applicable Periodic Interest Shortfall Amount with respect to such Class D Notes at such time, (iii) the Aggregate Outstanding Amount of any Class E Notes at any time shall include the Class E Cumulative Applicable Periodic Interest Shortfall Amount with respect to such Class E Notes at such time and (iv) the Aggregate Outstanding Amount of any Class F Notes at any time shall include the Class F Cumulative Applicable Periodic Interest Shortfall Amount with respect to such Class F Notes at such time.

Applicable Periodic Interest Rate means, for any Interest Period, (i) with respect to the Class A Notes, the applicable Class A Note Interest Rate, (ii) with respect to the Class B Notes, the applicable Class B Note Interest Rate, (iii) with respect to the Class C Notes, the applicable Class C Note Interest Rate, (iv) with respect to the Class D Notes, the applicable Class D Note Interest Rate, (v) with respect to the Class E Notes, the applicable Class E Note Interest Rate and (vi) with respect to the Class F Notes, the applicable Class F Note Interest Rate.

Applicable Recovery Rate means, with respect to any Collateral Debt Security on any Measurement Date, the applicable S&P Recovery Rate for such Collateral Debt Security on such date.

Approved Replacement Person means a replacement or additional Key Manager appointed in accordance with the procedures described in Section 16 of the Collateral Advisory Agreement.

Articles means the Amended and Restated Memorandum and Articles of Association of the Issuer, filed under the Companies Law (2004 Revision) of the Cayman Islands, as modified and supplemented and in effect from time to time.

Asset-Backed Securities are debt securities that entitle the holders thereof to receive payments that depend primarily on the cash flow from (i) a specified pool of financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities (including, for the avoidance of doubt, leases) or (ii) real estate mortgages, either fixed or revolving, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to the holders of such securities.

Assumed Reinvestment Rate means, with respect to any Account or fund securing the Rated Notes, the greater of (i) LIBOR minus 0.50% and (ii) zero.

Auction has the meaning specified in Section 9.2.

Auction Call Redemption has the meaning specified in Section 9.1(c).

Auction Date has the meaning specified in Section 9.2; provided that, for the purposes of Section 5.5, “Auction Date” means the date upon which an Auction of the Collateral Debt Securities is conducted in connection with an Event of Default.

Auction Procedures has the meaning specified in Section 9.2.

Auction Purchase Agreement has the meaning specified in Schedule E.

Authenticating Agent means, with respect to the Rated Notes or any Class of the Rated Notes, the Person designated by the Trustee, if any, to authenticate such Rated Notes on behalf of the Trustee pursuant to Section 6.4.

Authorized Officer means (i) with respect to the Issuer, any Officer of the Issuer who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer, (ii) with respect to the Co-Issuer, any Officer who is authorized to act for the Co-Issuer in matters relating to, and binding upon, the Co-Issuer, (iii) with respect to the Collateral Advisor, any officer of the Collateral Advisor who is authorized to act for the Collateral Advisor in matters relating to, and binding upon, the Collateral Advisor, (iv) with respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer and (v) with respect to the Income Note Paying Agent, any officer who is authorized to act for the Income Note Paying Agent in matters relating to, and binding upon, the Income Note Paying Agent. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

Available Funds means, with respect to any Payment Date, the amount of any positive balance of Cash or Eligible Investments in the Collection Account as of the Calculation Date relating to such Payment Date and, with respect to any other date, such amount as of that date.

Average Life means, on any Calculation Date with respect to any Collateral Debt Security, the quotient obtained by the Collateral Advisor by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one tenth thereof) from such Calculation Date to the respective dates of each successive distribution of principal of such Collateral Debt Security (assuming that (1) no Collateral Debt Securities default or are sold, (2) any optional redemption of the Collateral Debt Securities occurs in accordance with their respective terms and (3) any extension of the Real Estate Interests is exercised) and (b) the respective amounts of principal of such scheduled distributions by (ii) the sum of all successive scheduled distributions of principal on such Collateral Debt Security.

Balance means at any time, with respect to Cash or Eligible Investments in any Account at such time, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

Bank means LaSalle Bank National Association, a national banking association organized under the laws of the United States, in its individual capacity and not as Trustee.

Bankruptcy Code means the U.S. Bankruptcy Code, Title 11 of the United States Code, as amended or where the context requires, the applicable insolvency provisions of the laws of the Cayman Islands.

BAS means Banc of America Securities LLC.

Beneficial Owner means, with respect to any Global Note, each Person that appears on the records of a Clearing Agency (other than each such Clearing Agency to the extent that it is an accountholder with the other Clearing Agency for the purpose of operating the “bridge” between them) as entitled to a particular amount of Rated Notes by reason of an interest in a Global Note (for all purposes other than with respect to the payment of principal of and interest on the Rated Notes, the right to which will be vested, as against the Issuer and the Trustee, solely in the Person in whose name the Global Note is registered in the Note Register (in the case of the Rated Notes) or the Income Note Register (in the case of the Income Notes)); provided that the Trustee and the Income Note Paying Agent may conclusively rely upon the certificate of a Clearing Agency as to the identity of such Persons holding an interest in a Global Note.

Benefit Plan Investor means (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign plans and church plans, (ii) a “plan” (as defined in Section 4975(e)(1) of the Code), whether or not subject to Section 4975 of the Code, including, without limitation, individual retirement accounts and Keogh plans or (iii) an entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in such entity, including, without limitation, as applicable, an insurance company general account.

Board of Directors means, with respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Articles, and, with respect to the Co-Issuer, the directors of the Co-Issuer duly appointed by the shareholders of the Co-Issuer.

Board Resolution means, with respect to the Issuer or the Co-Issuer, a resolution of the Board of Directors of the Issuer or the Co-Issuer, as the case may be.

Business Day means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Chicago, Illinois or any other cities in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed; provided that, if any action is required of the Irish Paying Agent, solely for purposes of determining when such action of the Irish Paying Agent is required, days on which commercial banking institutions in Dublin, Ireland are authorized or obligated by law or executive order to be closed will also be considered in determining whether such day is a “Business Day”; provided, further that if any action is required of the Issuer (or of the Administrator on its behalf), solely for purposes of determining when such action of the Issuer is required, days on which commercial banking institutions in the Cayman Islands are authorized or obligated by law or executive order to be closed will also be considered in determining whether such day is a “Business Day.”

Calculation Date means, with respect to any Payment Date, the last day of the related Due Period.

Call Period has the meaning specified in Section 9.1(a) hereof.

Cash means such funds denominated with currency of the United States as at the time shall be legal tender for payment of all public and private debts, including funds credited to a deposit account or a Securities Account.

Cash Release Conditions has the meaning specified in Section 12.1(c).

CDO of CDO Securities means securities that entitle the Holders thereof to receive payments that depend on the cash flow from a portfolio of assets, the majority in principal amount of which are collateralized debt obligations.

CDS Principal Balance means, prior to the Effective Date, not less than U.S.$425,000,000, and thereafter, the aggregate Principal Balance of (i) Collateral Debt Securities included in the Collateral (including any Collateral Debt Securities that have become Defaulted Securities or Written Down Securities) and (ii) Eligible Investments, in each case, purchased with the proceeds of the issuance of the Notes or thereafter with Collateral Principal Collections.

Certificated Security has the meaning specified in Section 8-102(a)(4) of the UCC.

Certificate of Authentication has the meaning specified in Section 2.3(f).

Class means any class of the Notes, consisting of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Income Notes.

Class A Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Debt Securities can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class A Notes in full by their Stated Maturity Dates and the timely payment of interest on such Class A Notes.

Class A Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class A Note Scenario Default Rate from the Class A Note Break-Even Default Rate.

Class A Note Interest Rate means the Class A-1 Note Interest Rate or the Class A-2 Note Interest Rate, as applicable.

Class A Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Debt Securities consistent with S&P’s rating of the Class A Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class A Notes means the Class A-1 Notes and the Class A-2 Notes.

Class A-1 Note Interest Rate means LIBOR plus 0.265%.

Class A-1 Notes means the U.S.$339,735,000 aggregate principal amount of Class A-1 Floating Rate Notes due 2045.

Class A-2 Note Interest Rate means LIBOR plus 0.350%.

Class A-2 Notes means the U.S.$47,000,000 aggregate principal amount of Class A-2 Floating Rate Notes due 2045.

Class A/B Coverage Tests means the Class A/B Interest Coverage Test and the Class A/B Principal Coverage Test.

Class A/B Interest Coverage Ratio means, on any Measurement Date, the ratio (expressed as a percentage) of (i) to (ii), where (i) is equal to the Interest Coverage Amount as of such Measurement Date and where (ii) is the sum of the Periodic Interest for the Class A Notes and the Class B Notes for the Payment Date immediately following such Measurement Date; provided that the Interest Coverage Amount shall be calculated after giving effect to any scheduled payment to the Interest Reserve Account for the Payment Date immediately following such Measurement Date.

Class A/B Interest Coverage Test means, for so long as any Class A Notes or Class B Notes remain Outstanding, a test that is satisfied on any date of determination if the Class A/B Interest Coverage Ratio as of such date of determination is equal to or greater than 115.0%.

Class A/B Principal Coverage Ratio means, on any Measurement Date, the ratio (expressed as a percentage) of (i) to (ii), where (i) is the Principal Coverage Amount as of such Measurement Date and (ii) is the sum of the Aggregate Outstanding Amount of the Class A Notes and the Class B Notes Outstanding as of such Measurement Date.

Class A/B Principal Coverage Test means, for so long as any Class A Notes or Class B Notes remain Outstanding, a test satisfied on any date of determination if the Class A/B Principal Coverage Ratio as of such date of determination is equal to or greater than 106.8%.

Class B Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Debt Securities can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class B Notes in full by their Stated Maturity Date and the timely payment of interest on such Class B Notes.

Class B Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class B Note Scenario Default Rate from the Class B Note Break-Even Default Rate.

Class B Note Interest Rate means LIBOR plus 0.450%.

Class B Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Debt Securities consistent with S&P’s rating of the Class B Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class B Notes means the U.S .$41,400,000 aggregate principal amount of Class B Floating Rate Notes due 2045.

Class C Applicable Periodic Interest Shortfall Amount means, with respect to any Interest Period, the amount of unpaid interest for such Interest Period that will be added to the principal amount of the Class C Notes and paid thereafter in accordance with the Priority of Payments in the event that any Class A Notes or Class B Notes are Outstanding and funds are not available in accordance with the Priority of Payments on any Payment Date to pay the full amount of Periodic Interest on the Class C Notes.

Class C Coverage Tests means the Class C Interest Coverage Test and the Class C Principal Coverage Test.

Class C Cumulative Applicable Periodic Interest Shortfall Amount means, with respect to any date of determination, the sum of all Class C Applicable Periodic Interest Shortfall Amounts with respect to all Payment Dates preceding such date of determination, less any amounts applied on all preceding Payment Dates pursuant to the Priority of Payments to reduce such sum.

Class C Interest Coverage Ratio means on any Measurement Date, the ratio (expressed as a percentage) of (i) to (ii), where (i) is equal to the Interest Coverage Amount as of such Measurement Date and where (ii) is the sum of the Periodic Interest for the Class A Notes, the Class B Notes and the Class C Notes for the Payment Date immediately following such Measurement Date; provided that the Interest Coverage Amount shall be calculated after giving effect to any scheduled payment to the Interest Reserve Account for such Payment Date immediately following such Measurement Date.

Class C Interest Coverage Test means, for so long as any Class A Notes, Class B Notes or Class C Notes remain Outstanding, a test that is satisfied as of any date of determination when the Class C Interest Coverage Ratio as of such date of determination is equal to or exceeds 110.0%.

Class C Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Debt Securities can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class C Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class C Notes.

Class C Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class C Note Scenario Default Rate from the Class C Note Break-Even Default Rate.

Class C Note Interest Rate means 5.311%.

Class C Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Debt Securities consistent with S&P’s rating of the Class C Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class C Notes means the U.S.$18,125,000 aggregate principal amount of Class C Deferrable Fixed Rate Notes due 2045.

Class C Principal Coverage Ratio means, on any Measurement Date, the ratio (expressed as a percentage) of (i) to (ii), where (i) is the Principal Coverage Amount as of such Measurement Date and (ii) is the sum of the Aggregate Outstanding Amount of the Class A Notes, the Class B Notes and the Class C Notes (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount) Outstanding as of such Measurement Date.

Class C Principal Coverage Test means, for so long as any Class A Notes, Class B Notes or Class C Notes remain Outstanding, a test satisfied on any date of determination if the Class C Principal Coverage Ratio as of such Date of determination is equal to or greater than 105.0%.

Class D Applicable Periodic Interest Shortfall Amount means, with respect to any Interest Period, the amount of unpaid interest for such Interest Period that will be added to the principal amount of the Class D Notes and paid thereafter in accordance with the Priority of Payments in the event that any Class A Notes, Class B Notes or Class C Notes are Outstanding and funds are not available in accordance with the Priority of Payments on any Payment Date to pay the full amount of Periodic Interest on the Class D Notes.

Class D Coverage Tests means the Class D Interest Coverage Test and the Class D Principal Coverage Test.

Class D Cumulative Applicable Periodic Interest Shortfall Amount means, with respect to any date of determination, the sum of all Class D Applicable Periodic Interest Shortfall Amounts with respect to all Payment Dates preceding such date of determination, less any amounts applied on all preceding Payment Dates pursuant to the Priority of Payments to reduce such sum.

Class D Interest Coverage Ratio means, on any Measurement Date, the ratio (expressed as a percentage) of (i) to (ii), where (i) is equal to the Interest Coverage Amount as of such Measurement Date and where (ii) is the sum of the Periodic Interest for the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes for the Payment Date immediately following such Measurement Date; provided that the Interest Coverage Amount shall be calculated after giving effect to any scheduled payment to the Interest Reserve Account for such Payment Date immediately following such Measurement Date.

Class D Interest Coverage Test means, for so long as any Class A Notes, Class B Notes, Class C Notes or Class D Notes remain Outstanding, a test that is satisfied as of any date of determination when the Class D Interest Coverage Ratio as of such date of determination is equal to or exceeds 105.0%.

Class D Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Debt Securities can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class D Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class D Notes.

Class D Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class D Note Scenario Default Rate from the Class D Note Break-Even Default Rate.

Class D Note Interest Rate means 6.205%.

Class D Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Debt Securities consistent with S&P’s rating of the Class D Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class D Notes means the U.S.$15,240,000 aggregate principal amount of Class D Deferrable Fixed Rate Notes due 2045.

Class D Principal Coverage Ratio means, on any Measurement Date, the ratio (expressed as a percentage) of (i) to (ii), where (i) is the Principal Coverage Amount as of such Measurement Date and (ii) is the sum of the Aggregate Outstanding Amount of the Class A Notes, the Class B Notes, the Class C Notes (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount) and the Class D Notes (including any Class D Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount) Outstanding as of such Measurement Date.

Class D Principal Coverage Test means a test that is satisfied as of any date of determination when the Class D Principal Coverage Ratio is equal to or exceeds 103.3%.

Class E Applicable Periodic Interest Shortfall Amount means, with respect to any Interest Period, the amount of unpaid interest for such Interest Period that will be added to the principal amount of the Class E Notes and paid thereafter in accordance with the Priority of Payments in the event that any Class A

Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding and funds are not available in accordance with the Priority of Payments on any Payment Date to pay the full amount of Periodic Interest on the Class E Notes.

Class E Coverage Tests means the Class E Interest Coverage Test and the Class E Principal Coverage Test.

Class E Cumulative Applicable Periodic Interest Shortfall Amount means, with respect to any date of determination, the sum of all Class E Applicable Periodic Interest Shortfall Amounts with respect to all Payment Dates preceding such date of determination, less any amounts applied on all preceding Payment Dates pursuant to the Priority of Payments to reduce such sum.

Class E Interest Coverage Ratio means, on any Measurement Date, the ratio (expressed as a percentage) of (i) to (ii), where (i) is equal to the Interest Coverage Amount as of such Measurement Date and where (ii) is the sum of the Periodic Interest for the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes for the Payment Date immediately following such Measurement Date; provided that the Interest Coverage Amount shall be calculated after giving effect to any scheduled payment to the Interest Reserve Account for such Payment Date immediately following such Measurement Date.

Class E Interest Coverage Test means, for so long as any Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes remain Outstanding, a test that is satisfied as of any date of determination when the Class E Interest Coverage Ratio as of such date of determination is equal to or exceeds 104.0%.

Class E Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Debt Securities can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class E Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class E Notes.

Class E Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class E Note Scenario Default Rate from the Class E Note Break-Even Default Rate.

Class E Note Interest Rate means LIBOR plus 2.100%.

Class E Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Debt Securities consistent with S&P’s rating of the Class E Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class E Notes means the U.S.$5,000,000 aggregate principal amount of Class E Deferrable Floating Rate Notes due 2045.

Class E Principal Coverage Ratio means, on any Measurement Date, the ratio (expressed as a percentage) of (i) to (ii), where (i) is the Principal Coverage Amount as of such Measurement Date and (ii) is the sum of the Aggregate Outstanding Amount of the Class A Notes, the Class B Notes, the Class C Notes (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount), the Class D Notes (including any Class D Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount) and the Class E Notes (including any Class E Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount) Outstanding as of such Measurement Date.

Class E Principal Coverage Test means a test that is satisfied as of any date of determination when the Class E Principal Coverage Ratio is equal to or exceeds 103.1%.

Class F Applicable Periodic Interest Shortfall Amount means, with respect to any Interest Period, the amount of unpaid interest for such Interest Period that will be added to the principal amount of the Class F Notes and paid thereafter in accordance with the Priority of Payments in the event that any Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding and funds are not available in accordance with the Priority of Payments on any Payment Date to pay the full amount of Periodic Interest on the Class F Notes.

Class F Coverage Tests means the Class F Interest Coverage Test and the Class F Principal Coverage Test.

Class F Cumulative Applicable Periodic Interest Shortfall Amount means, with respect to any date of determination, the sum of all Class F Applicable Periodic Interest Shortfall Amounts with respect to all Payment Dates preceding such date of determination, less any amounts applied on all preceding Payment Dates pursuant to the Priority of Payments to reduce such sum.

Class F Interest Coverage Ratio means, on any Measurement Date, the ratio (expressed as a percentage) of (i) to (ii), where (i) is equal to the Interest Coverage Amount as of such Measurement Date and where (ii) is the sum of the Periodic Interest for the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes for the Payment Date immediately following such Measurement Date; provided that the Interest Coverage Amount shall be calculated after giving effect to any scheduled payment to the Interest Reserve Account for such Payment Date immediately following such Measurement Date.

Class F Interest Coverage Test means, for so long as any Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes remain Outstanding, a test that is satisfied as of any date of determination when the Class E Interest Coverage Ratio as of such date of determination is equal to or exceeds 102.5%.

Class F Note Break-Even Default Rate means the maximum percentage of defaults that the portfolio of Collateral Debt Securities can sustain, as determined by S&P by application of the S&P CDO Monitor, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds will remain for the payment of principal of the Class F Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class F Notes.

Class F Note Default Differential means, with respect to any Calculation Date, the rate obtained by subtracting the Class F Note Scenario Default Rate from the Class F Note Break-Even Default Rate.

Class F Note Interest Rate means 8.001%.

Class F Note Scenario Default Rate means an estimate of the cumulative default rate for the portfolio of Collateral Debt Securities consistent with S&P’s rating of the Class F Notes on the Closing Date, determined by S&P by application of the S&P CDO Monitor.

Class F Notes means the U.S.$12,750,000 aggregate principal amount of Class F Deferrable Fixed Rate Notes due 2045.

Class F Principal Coverage Ratio means, on any Measurement Date, the ratio (expressed as a percentage) of (i) to (ii), where (i) is the Principal Coverage Amount as of such Measurement Date and

(ii) is the sum of the Aggregate Outstanding Amount of the Class A Notes, the Class B Notes, the Class C Notes (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount), the Class D Notes (including any Class D Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount), the Class E Notes (including any Class E Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount) and the Class F Notes (including any Class F Cumulative Applicable Periodic Interest Shortfall Amount and any interest accrued on such amount) Outstanding as of such Measurement Date.

Class F Principal Coverage Test means a test that is satisfied as of any date of determination when the Class F Principal Coverage Ratio is equal to or exceeds 101.8%.

Clearing Agency means DTC, Euroclear or Clearstream.

Clearing Corporation has the meaning specified in Section 8-102(a)(5) of the UCC.

Clearstream means Clearstream Banking, société anonyme.

Closing Date means September 22, 2005.

CMBS Conduit Securities means Commercial Mortgage Backed Securities (a) issued by a single-seller or multi-seller conduit under which the holders of such Commercial Mortgage Backed Securities have recourse to a specified pool of assets (but not other assets originated by the conduit that support payments on other series of securities) and (b) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Commercial Mortgage Backed Securities) on the cash flow from a pool of commercial mortgage loans.

CMBS Credit Tenant Lease Securities means CMBS Securities (other than CMBS Large Loan Securities and CMBS Conduit Securities) that entitle the holders thereof to receive payments that depend on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties leased to corporate tenants (or on the cash flow from such leases); provided that such dependence may in addition be conditioned upon rights or additional assets designed to assure the servicing or timely distribution of proceeds to holders of the CMBS Securities such as a financial guaranty insurance policy.

CMBS Large Loan Securities means Commercial Mortgage Backed Securities (other than CMBS Conduit Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Commercial Mortgage Backed Securities) on the cash flow from a commercial mortgage loan or a small pool of commercial mortgage loans made to finance the acquisition or improvement of real properties.

CMBS Re-REMIC Securities means any security that entitles a holder thereof to receive payments that depend upon the cash flow from a pool of CMBS Conduit Securities, other CMBS Securities or certificates representing a beneficial interest therein.

CMBS Securities means CMBS Conduit Securities, CMBS Large Loan Securities, CMBS Single Borrower Securities, CMBS Re-REMIC Securities or CMBS Credit Tenant Lease Securities, as the case may be.

CMBS Single Borrower Securities means CMBS Securities (other than CMBS Large Loan Securities and CMBS Credit Tenant Lease Securities) that entitle the holders thereof to receive payments that depend on the cash flow from one or more loans with a single borrower or group of affiliated borrowers secured by one or more properties; provided that such dependence may in addition be conditioned upon rights or additional assets designed to assure the servicing or timely distribution of proceeds to holders of the CMBS Securities such as a financial guaranty insurance policy.

Code means the Internal Revenue Code of 1986, as amended.

Co-Issuer means N-Star Real Estate CDO V Corp., a corporation organized under the law of the State of Delaware, unless a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter Co-Issuer shall mean such successor Person.

Co-Issuers means the Issuer and Co-Issuer.

Collateral has the meaning specified in the Granting Clauses.

Collateral Administration Agreement means the Collateral Administration Agreement, dated September 22, 2005, by and among the Issuer, the Collateral Advisor and the Collateral Administrator, as the same may be amended and modified from time to time in accordance with its terms.

Collateral Administrator means LaSalle Bank National Association, solely in its capacity as Collateral Administrator under the Collateral Administration Agreement, unless a successor Person shall have become the Collateral Administrator pursuant to the applicable provisions of Collateral Administration Agreement, in which case Collateral Administrator shall mean such successor Person.

Collateral Advisor means NS Advisors, LLC, a Delaware limited liability company, unless a successor Person shall have become Collateral Advisor pursuant to the applicable provisions of the Collateral Advisory Agreement, in which case Collateral Advisor shall mean such successor Person.

Collateral Advisory Agreement means the Collateral Advisory Agreement, dated as of the Closing Date, as the same may be amended or supplemented from time to time, between the Issuer and the Collateral Advisor.

Collateral Advisory Fee means the Senior Collateral Advisory Fee and the Subordinate Collateral Advisory Fee.

Collateral Assignment of Hedge Agreement means the collateral assignment of Hedge Agreement, dated the date that the Issuer enters into the Hedge Agreement, among the Issuer, the Trustee and the Initial Hedge Counterparty, and any other Collateral Assignment of the Hedge Agreement in respect of any Hedge Agreement entered into between the Issuer, the Trustee and a Hedge Counterparty after the Closing Date.

Collateral Debt Security means an item of Collateral which satisfies the Eligibility Criteria specified in Section 12.2.

Collateral Interest Collections means, with respect to any Due Period and the related Payment Date, without duplication, the sum of (i) all cash payments of interest with respect to any Collateral Debt Securities and Eligible Investments included in the Collateral (including any Sale Proceeds of a Collateral Debt Security sold at a price greater than or equal to its Principal Balance representing unpaid interest accrued thereon to the date of the sale thereof to the extent not treated as Collateral Principal Collections at the option of the Collateral Advisor, but excluding all funds received on a Defaulted Security (including any unpaid interest) and any unpaid interest accrued on a Deferred Interest PIK Bond or a

Written Down Security to the date of sale) which are received during the related Due Period (excluding any Purchased Accrued Interest), (ii) all payments on Eligible Investments purchased with Collateral Interest Collections, (iii) payments received or scheduled to be received from a Hedge Counterparty under any Hedge Agreement (including the initial Hedge Agreement) on the related Payment Date, excluding any payments received from a Hedge Counterparty upon reduction of the notional amount and any termination payments (provided that so long as the Notes are Outstanding, any termination payments received from a Hedge Counterparty will be used to enter into a substitute Hedge Agreement to the extent required to maintain the then-current rating of the Notes by each Rating Agency), (iv) all amendment and waiver fees, all late payment fees and all other fees and commissions received during the related Due Period (other than fees and commissions received in connection with the sale, restructuring, workout or default of Collateral Debt Securities or in connection with Defaulted Securities or Written Down Securities) (excluding any payments representing exit fees, extension fees or prepayment premiums paid in connection with Real Estate Interests), (v) the Principal Balance of any Eligible Investments purchased with Collateral Interest Collections, (vi) all interest accrued on the Closing Date on Collateral Debt Securities included in the Collateral, (vii) any amounts on deposit in the Interest Reserve Account, (viii) at the option of the Collateral Advisor, any amount on deposit in the Expense Reserve Account in excess of U.S.$25,000 and (ix) all proceeds from the foregoing; provided, however, that Collateral Interest Collections shall not include the funds and other property (including, without limitation, the paid-up share capital of the Issuer) with respect to the Income Notes and the bank account in which such funds and the proceeds thereof are held); provided, further, that Collateral Interest Collections shall not include principal of any Collateral Debt Security representing capitalized interest after the date of purchase thereof by the Issuer but shall include the funds and other property (including, without limitation, the paid-up share capital of the Issuer) with respect to the Income Notes and the bank account in which such funds and the proceeds thereof are held).

Collateral Principal Collections means, with respect to any Due Period and the related Payment Date, all amounts received by the Issuer during such Due Period that do not constitute Collateral Interest Collections; provided, however, that Collateral Principal Collections shall include (A) principal of any Collateral Debt Security representing capitalized interest after the date of purchase thereof by the Issuer and (B) any Uninvested Proceeds which have not been invested on or prior to the Effective Date.

Collateral Principal Collections Sub-Account has the meaning specified in Section 10.5(a)(1) hereof.

Collateral Principal Payments means, with respect to any Due Period and the related Payment Date, Collateral Principal Collections other than Sale Proceeds and any amounts received in respect of Temporary Ramp-Up Securities and Eligible Investments.

Collateral Quality Tests will be satisfied if, as of any Measurement Date, the Collateral Debt Securities comply, in the aggregate, with all of the requirements set forth below (collectively, the “Collateral Quality Tests”):

(1)                                  the aggregate Principal Balance of all Collateral Debt Securities with an S&P Rating of below “BBB-” does not exceed the greater of (a) 30% of the CDS Principal Balance and (b) U.S.$150,000,000;

(2)                                  the aggregate Principal Balance of all Collateral Debt Securities with a rating from S&P of below “BB-” does not exceed the greater of (a) 7% of the CDS Principal Balance and (b) U.S.$35,000,000;

(3)                                  the aggregate Principal Balance of all Collateral Debt Securities that are PIK Bonds does not exceed the greater of (a) 5% of the CDS Principal Balance and (b) U.S.$25,000,000;

(4)                                  the aggregate Principal Balance of all Collateral Debt Securities that are CMBS Securities does not exceed the greater of (a) 80% of the CDS Principal Balance and (b) U.S.$400,000,000; provided that (x) the aggregate Principal Balance of all Collateral Debt Securities that are CMBS Large Loan Securities does not exceed the greater of (a) 25% of the CDS Principal Balance and (b) U.S.$125,000,000, (y) the aggregate Principal Balance of all Collateral Debt Securities that are CMBS Credit Tenant Lease Securities does not exceed the greater of (a) 5% of the CDS Principal Balance and (b) U.S.$25,000,000, and (z) the aggregate Principal Balance of all Collateral Debt Securities that are CMBS Single Borrower Securities does not exceed the greater of (a) 14% of the CDS Principal Balance and (b) U.S.$70,000,000;

(5)                                  the aggregate Principal Balance of all Collateral Debt Securities that are REIT Debt Securities does not exceed the greater of (a) 26% of the CDS Principal Balance and (b) U.S.$130,000,000;

(6)                                  the aggregate Principal Balance of all Collateral Debt Securities that are Real Estate CDO Securities does not exceed the greater of (a) 6.5% of the CDS Principal Balance and (b) U.S.$32,500,000;

(7)                                  the aggregate Principal Balance of all Collateral Debt Securities that are Real Estate Interests does not exceed the greater of (a) 9% of the CDS Principal Balance and (b) U.S.$45,000,000;

(8)                                  with respect to the particular Issue of the Collateral Debt Security being acquired,

(i)                                     the aggregate Principal Balance of all Collateral Debt Securities that are part of the same Issue does not exceed the greater of (a) 3% of the CDS Principal Balance and (b) U.S.$15,000,000 (except for the Collateral Debt Securities consisting of (1) ARCap 2005-RR5 Resecuritization, Inc. CMBS Pass-Through Certificates, Series 2005-RR5, with a Principal Balance of U.S.$25,072,000 and (2) G-FORCE 2005-RR2 Trust CMBS Pass-Through Certificates, Series 2005-RR2, with a Principal Balance of U.S.$16,182,000); and

(ii)                                  the aggregate Principal Balance of all Collateral Debt Securities that are rated below “BBB-” by Fitch and below “BBB-” by S&P and are part of the same Issue does not exceed the greater of (a) 2% of the CDS Principal Balance and (b) U.S.$10,000,000 (except for the Collateral Debt Security consisting of Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, with a Principal Balance of U.S.$11,000,000);

(9)                                  with respect to the servicer of the security being acquired, (a) the aggregate Principal Balance of all Collateral Debt Securities serviced by such servicer does not exceed the greater of (a) 20% of the CDS Principal Balance and (b) U.S.$100,000,000, except that the aggregate Principal Balance of all Collateral Debt Securities serviced by servicers rated “Below Average” by S&P, or if there is no servicer rating by S&P or Fitch, having long-term unsecured debt securities rated “BB” or lower, shall not exceed the greater of (a) 5% of the CDS Principal Balance and (b) U.S.$25,000,000;

(10)                            the aggregate Principal Balance of all Collateral Debt Securities that mature beyond the Stated Maturity Date does not exceed the greater of (a) 15% of the CDS Principal Balance and (b) U.S.$75,000,000;

(11)                            the aggregate Principal Balance of all Fixed Rate Collateral Debt Securities does not exceed the greater of (a) 90% of the CDS Principal Balance and (b) U.S.$450,000,000;

(12)                            the Fitch Weighted Average Rating Factor does not exceed 8.00;

(13)                            (i) the Weighted Average Fixed Rate Coupon as of such date equals or exceeds 5.80% and (ii) the Weighted Average Spread as of such date equals or exceeds 1.60%;

(14)                            the Weighted Average Life Test is satisfied;

(15)                            the S&P CDO Monitor Test is satisfied;

(16)                            the S&P Minimum Average Recovery Rate Test is satisfied;

(17)                            the aggregate Principal Balance of all Collateral Debt Securities that provide for periodic payments of interest in Cash less frequently than monthly does not exceed the greater of (a) 32% of the CDS Principal Balance and (b) U.S.$160,000,000; and

(18)                            the aggregate Principal Balance of all Collateral Debt Securities that are Deemed Floating Rate Collateral Debt Securities does not exceed the greater of (a) 17.5% of the CDS Principal Balance and (b) U.S.$87,500,000;

provided that Temporary Ramp-Up Securities will be excluded from the calculation of the Collateral Quality Tests.

Collateral Sub-Account means any sub-account established within an Account.

Collateralization Event means, provided that no Substitution Event has occurred, any of the following events: (a) if the Hedge Ratings Determining Party’s short-term rating from Fitch is lower than “F1” or the long-term rating of the Hedge Ratings Determining Party from Fitch is withdrawn, suspended or downgraded below “A”, (b) if no short-term rating is available from Fitch, the long-term rating of the Hedge Ratings Determining Party from Fitch is withdrawn, suspended or downgraded below “A”, or (c) the short term rating of the Hedge Ratings Determining Party from S&P is lower than “A-1” or, if the Hedge Ratings Determining Party does not have a short term rating from S&P, the long term rating of such Hedge Ratings Determining Party is lower than “A+”.

Collection Account means the Securities Account designated the “Collection Account” and established in the name of the Trustee pursuant to Section 10.5, including the Collateral Principal Collections Sub-Account and each CPP Sub-Account established therein.

Collections means, with respect to any Payment Date, the sum of (i) the Collateral Interest Collections collected during the applicable Due Period and (ii) the Collateral Principal Collections collected during the applicable Due Period.

Commercial Mortgage Backed Security means securities backed by obligations (including certificates of participations in obligations) that are principally secured by mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, retail space, office buildings, warehouse or industrial properties, hotels, nursing homes and senior living centers.

Commission means the United States Securities and Exchange Commission.

Controlling Class means the Class A Notes voting as a single Class, so long as any Class A Notes are Outstanding, and then the Class B Notes, so long as any Class B Notes are Outstanding, and then the Class C Notes, so long as any Class C Notes are Outstanding, and then the Class D Notes, so long as any Class D Notes are Outstanding, and then the Class E Notes, so long as any Class E Notes are Outstanding, and then the Class F Notes, so long as any Class F Notes are Outstanding, in each case, based on the Aggregate Outstanding Amount thereof; provided that if any Coverage Test is not satisfied on a Calculation Date (i) the “Controlling Class” shall mean the Class A-1 Notes, so long as any Class A-1 Notes are Outstanding, then, the Class A-2 Notes, so long as any Class A-2 Notes are Outstanding, then, the Class B Notes, so long as any Class B Notes are Outstanding, then the Class C Notes, so long as any Class C Notes are Outstanding, and then the Class D Notes, so long as any Class D Notes are Outstanding, and then the Class E Notes, so long as any Class E Notes are Outstanding, and then the Class F Notes, so long as any Class F Notes are Outstanding, in each case, based on the Aggregate Outstanding Amount thereof and (ii) on any Calculation Date thereafter, the “Controlling Class” shall remain as specified in (i) above notwithstanding any subsequent satisfaction of the failed Coverage Test.

Controlling Class Objection means written notice to the Collateral Advisor by the Holders of a majority in aggregate principal amount of Outstanding Notes of the Controlling Class objecting in their reasonable discretion to a proposed replacement Key Manager.

Controlling Person any other person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the Issuer, a person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Issuer, or any “affiliate” (within the meaning of 29 C.F.R. Section 2510.3-101(f)(3)) of any such person.

Corporate Services Agreement means that certain Corporate Services Agreement, dated as of September 22, 2005, as the same may be amended or supplemented from time to time, between the Issuer and the Administrator.

Corporate Trust Office means the designated corporate trust office of the Trustee, currently located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603, Attention: CDO Trust Services Group – N-Star Real Estate CDO V Ltd., telephone number 312-904-7815, fax number 312-904-0524, or such other address as the Trustee may designate from time to time by notice to the Rated Noteholders, the Income Noteholders, the Collateral Advisor and the Co-Issuers or the principal corporate trust office of any successor Trustee.

Coverage Tests means the Class A/B Coverage Tests, the Class C Coverage Tests, the Class D Coverage Tests, the Class E Coverage Tests and the Class F Coverage Tests.

CPP Asset Type means REIT Debt Securities that are Fixed Rate Securities, REIT Debt Securities that are Floating Rate Securities, CMBS Securities that are Fixed Rate Securities, CMBS Securities that are Floating Rate Securities, Real Estate CDO Securities that are Fixed Rate Securities and Real Estate CDO Securities that are Floating Rate Securities.

CPP Sub-Account has the meaning specified in Section 10.5(b).

Credit Lease Loans means mortgage loans secured by mortgages on commercial real estate properties that are subject to a lease to a single tenant.

Credit Risk Event means, with respect to any Collateral Debt Security, (i) if a Note Downgrade Event shall have occurred and be continuing, (a) such Collateral Debt Security has been put on watch for possible downgrade, or has been downgraded, by any Rating Agency or (b) such Collateral Debt Security has experienced an increase in credit spread of 10% or more (due to credit related reasons as determined by the Collateral Advisor in its reasonable business judgment) compared to the credit spread at which such Collateral Debt Security was purchased by the Issuer, determined by reference to an applicable index selected by the Collateral Advisor or (ii) if no Note Downgrade Event shall have occurred and be continuing, there has been an event or circumstance that constitutes a change in the condition of the issuer of such Collateral Debt Security (or of available information with respect to such issuer) that evidences, in the good faith judgment of the Collateral Advisor, (a) a significant risk of such Collateral Debt Security materially declining in credit quality, or (b) a significant risk, with a lapse of time, of such Collateral Debt Security becoming a Defaulted Security or a Written Down Security.

Credit Risk Security means any Collateral Debt Security with respect to which there shall have occurred a Credit Risk Event.

Credit Support Annex means an ISDA Credit Support Annex to a Hedge Agreement, if any.

Current Portfolio means the portfolio (measured by Principal Balance) of (a) the Pledged Collateral Debt Securities and the proceeds of the disposition thereof held as Cash and (b) Eligible Investments purchased with proceeds of the disposition of Pledged Collateral Debt Securities, existing immediately prior to the sale, maturity or other disposition of a Pledged Collateral Debt Security or immediately prior to the acquisition of a Pledged Collateral Debt Security, as the case may be.

Custodian has the meaning specified in Section 3.3(a).

Daily Official List means the Daily Official List of the Irish Stock Exchange.

Deemed Floating Asset Hedge means, with respect to a Fixed Rate Collateral Debt Security, an interest rate swap having (i) a notional schedule equal to the Principal Balance as it is reduced by expected amortization of such Fixed Rate Collateral Debt Security over time and (ii) payment dates identical to the Payment Dates of the Issuer under the Indenture; provided that, (w) at the time of entry into the Deemed Floating Asset Hedge, (i) the expected principal payments on the Fixed Rate Collateral Debt Security comprising a Deemed Floating Rate Collateral Debt Security will not extend beyond 10 years after the effective date thereof and (ii) the scheduled notional amount of such Deemed Floating Asset Hedge at any time is equal to the expected principal amount of the related Fixed Rate Collateral Debt Security (as calculated at such time), (x) the Rating Agencies and the Trustee are notified prior to the Issuer’s entry into a Deemed Floating Asset Hedge, and each will be provided with the identity of the proposed hedge counterparty and copies of the hedge documentation and notional schedule, (y) such Deemed Floating Asset Hedge will require Rating Agency Confirmation from S&P to the extent the applicable master agreement or schedule attached thereto is not a hedge agreement with respect to which the documentation thereof conforms in all material respects to a form in respect of which Rating Agency Confirmation was previously obtained by the Issuer and (z) such Deemed Floating Asset Hedge is priced at then-current market rates.

Deemed Floating Rate Collateral Debt Security means a Fixed Rate Collateral Debt Security the interest rate of which is hedged into a Floating Rate Collateral Debt Security using a Deemed Floating Asset Hedge; provided that at the time of entry into the Deemed Floating Asset Hedge the Average Life of such Deemed Floating Rate Collateral Debt Security would not increase or decrease by more than one year from its expected average life if it were to prepay at either 50% or 150% of its pricing speed. Pursuant to this Indenture, a Deemed Floating Rate Collateral Debt Security will be deemed a Floating Rate Collateral Debt Security with a spread over LIBOR equal to the related Deemed Floating Spread.

Deemed Floating Spread means the difference between the stated rate at which interest accrues on each Fixed Rate Collateral Debt Security that comprises a Deemed Floating Rate Collateral Debt Security (excluding all Defaulted Securities and Deferred Interest PIK Bonds) and the fixed rate that the Issuer agrees to pay on the Deemed Floating Asset Hedge at the time such swap is executed.

Default means any Event of Default or any occurrence that, with notice or the lapse of time or both, would become an Event of Default.

Defaulted Interest means any interest due and payable in respect of any Class A Note or Class B Note or, if no Class A Notes or Class B Notes are Outstanding, in respect of any Class C Note or, if no Class C Notes are Outstanding, in respect of any Class D Note, or if no Class D Notes are Outstanding, in respect of any Class E Note, or if no Class E Notes are Outstanding, in respect of any Class F Note, and any interest on such Defaulted Interest that (in each case) is not punctually paid or duly provided for on the applicable Payment Date (including the applicable Stated Maturity Date) of the applicable Rated Note.

Defaulted Securities Amount means the sum, with respect to each Defaulted Security in the Collateral, of the lesser of (i) the product of the Principal Balance of such Defaulted Security and the Applicable Recovery Rate of such Defaulted Security and (ii) the product of the Principal Balance of such Defaulted Security and the Market Value of such Defaulted Security.

Defaulted Security means any Collateral Debt Security or any other security included in the Collateral:

(i)                                     as to which (a) the issuer thereof has defaulted in the payment of principal or interest (without giving effect to any applicable notice or grace period or waiver, unless the Collateral Advisor certifies to the Trustee that in the Collateral Advisor’s judgment such default of up to the lesser of (1) three (3) Business Days and (2) the grace period provided for in the Underlying Instruments is due to non-credit and non-fraud related reasons and the Collateral Advisor has so certified in writing to the Trustee or (b) pursuant to its Underlying Instruments, there has occurred any default or event of default which entitles the holders thereof, with notice or passage of time or both, to accelerate the maturity (whether by mandatory prepayments, mandatory redemption or otherwise) of all or a portion of the outstanding principal amount of such security, unless (1) in the case of a default or event of default consisting of a failure of the obligor on such security to make required interest payments and/or scheduled principal payments, such security has resumed current payments of interest and scheduled principal in cash (including all past due interest and scheduled principal) and, in the Collateral Advisor’s judgment, will continue to make such current payments of interest in cash (provided that no restructuring has been effected) or (2) in the case of any other default or event of default, such default or event of default is no longer continuing (provided that no event of default has been waived with respect to (A) a default in the payment of principal or interest or (B) insolvency in the event that all outstanding amounts have not been paid) and such security satisfies the criteria for inclusion of securities in the definition of “Collateral Debt Security”;

(ii)                                  that ranks pari passu with or subordinate to any other indebtedness for borrowed money owing by the issuer of such security, if any (for purposes hereof, “Other Indebtedness”; provided, however, that such Other Indebtedness of such issuer will not include series of such Other Indebtedness that may be issued or owing by a separate special purpose entity and is not guaranteed by the issuer) if such issuer had defaulted in the payment of principal or interest in respect of such Other Indebtedness (without giving effect to any applicable notice or grace period or waiver, unless the Collateral Advisor certifies to the Trustee that in the Collateral Advisor’s judgment such default of up to the lesser of (a) three (3) Business Days and (b) the grace period provided for in the Underlying Instruments is due to non-credit and non-fraud related reasons and the Collateral Advisor has so certified in writing to the Trustee), unless, in the case of a default or event of default consisting of a failure of the obligor on such security to make required interest payments and/or scheduled principal payments, such Other Indebtedness has resumed current payments of interest and scheduled principal (including all due interest and scheduled principal) in cash (whether or not any waiver or restructuring has been effected) and, in the Collateral Advisor’s judgment, will continue to make such current payments of interest and scheduled principal in cash; provided that a security shall be considered a Defaulted Security pursuant to this clause (ii) only if the Collateral Advisor knows, after due inquiry as required pursuant to the Collateral Advisory Agreement, that the issuer thereof is (or is reasonably expected by the Collateral Advisor to be, as of the next scheduled payment distribution date) in default (without giving effect to any applicable grace period or waiver) as to payment of principal and/or interest on another obligation (and such default has not been cured or waived) which is senior or pari passu in right of payment to such Collateral Debt Security;

(iii)                               with respect to which any bankruptcy, insolvency or receivership proceeding has been initiated in respect of the issuer of such Collateral Debt Security, or there has been proposed or effected any distressed exchange or other debt restructuring where the issuer of such Collateral Debt Security has offered the debt holders a new security or package of securities that, in the judgment of the Collateral Advisor either (a) amounts to a diminished financial obligation or (b) has the purpose of helping the issuer to avoid default. For the avoidance of doubt in applying and interpreting this definition of Defaulted Security, the Collateral Advisor shall be deemed to have knowledge of all information that Authorized Officers of the Collateral Advisor have actually received, and shall be responsible under the Collateral Advisory Agreement for obtaining and reviewing information available to it either in its capacity as an investment manager of national standing or as holder of such Collateral Debt Security;

(iv)                              if such Collateral Debt Security has been rated “CC” or lower by S&P or Fitch or if S&P has withdrawn its rating and has not provided the Issuer with a shadow rating;

(v)                                 which is a Written Down Security unless S&P has affirmed its rating of such Written Down Security.

Defaulting Party has the meaning given to such term in the standard form 1992 ISDA Master Agreement (Multicurrency-Cross Border).

Deferred Interest PIK Bond means a PIK Bond with respect to which interest has been deferred or capitalized or does not pay interest when scheduled (other than a Defaulted Security) for each consecutive payment date occurring over a period of the lesser of (i) six months or (ii) two consecutive payment dates, but only until such time as payment of interest on such PIK Bond has resumed and all capitalized and deferred interest and any interest thereon has been paid in cash in accordance with the terms of the Underlying Instruments.

Deferred Interest PIK Bond Amount means, with respect to each Deferred Interest PIK Bond in the Collateral, the lesser of (i) the product of the Principal Balance of such Deferred Interest PIK Bond and the Applicable Recovery Rate of such Deferred Interest PIK Bond and (ii) the product of the Principal Balance of such Deferred Interest PIK Bond and the Market Value of such Deferred Interest PIK Bond.

Definitive Class A-D Note has the meaning specified in Section 2.1(c).

Definitive Class E Note has the meaning specified in Section 2.1(d).

Definitive Class E Note Transfer Certificate has the meaning specified in Section 2.4(d)(1).

Definitive Class F Note has the meaning specified in Section 2.1(d).

Definitive Class F Note Transfer Certificate has the meaning specified in Section 2.4(d)(1).

Definitive Income Notes means Income Notes issued in the form of physical certificates in definitive, fully registered form.

Depositary means, with respect to the Rated Notes issued in the form of one or more Global Notes, the Person designated as Depositary pursuant to Section 2.2(e), or any successor thereto, appointed pursuant to the applicable provisions of this Indenture.

Depositary Participant means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of notes deposited with the Depositary.

Distribution means any payment of principal, interest or fee or any dividend or premium payment made on, or any other distribution in respect of, an obligation or security.

Dollar or U.S.$ means currency of the United States as at the time shall be legal tender for all debts, public and private.

Double B Excess Percentage means, on any Measurement Date, the greater of (a) zero; and (b) (i) the aggregate Principal Balance of all Collateral Debt Securities with an S&P Rating lower than BBB- and higher than B+ (expressed as a percentage of the CDS Principal Balance) minus (ii) 18%.

Double B Principal Coverage Adjustment Percentage means, on any Measurement Date, the greater of (a) zero; and (b) (i) the Double B Excess Percentage minus (ii) 5%.

DTC means The Depository Trust Company, a New York corporation, and its nominees and their respective successors.

Due Date means each date on which a Distribution is due on a Pledged Security.

Due Period means, with respect to each Payment Date, the period beginning on the day following the last day of the preceding Due Period relating to the preceding Payment Date (or, in the case of the Due Period that is applicable to the first Payment Date, beginning on the Closing Date) and ending at the close of business on the fourth (4th) Business Day preceding such Payment Date.

Effective Date means the date that is the earliest of (i) the 90th day following the Closing Date, (ii) the date on which the Issuer has purchased Collateral Debt Securities, excluding Temporary Ramp-Up Securities, having an aggregate par amount of U.S.$500,000,000 or (iii) such earlier date (if any) that is designated by the Collateral Advisor by notice to the Trustee under the Indenture; provided that the Collateral Advisor has received Rating Agency Confirmation on such date; provided, further, that in the event that such day does not fall on a Business Day, the Effective Date shall be the next succeeding Business Day.

Eligibility Criteria has the meaning specified in Section 12.2.

Eligible Investments means any U.S. dollar denominated investment that, at the time it is delivered to the Trustee, is one or more of the following obligations or securities, including, without limitation, those investments for which the Trustee or an Affiliate of the Trustee provides services:

(i)                                     cash;

(ii)                                  direct Registered obligations of, and Registered obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(iii)                               demand and time deposits in, interest bearing trust accounts and certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee) incorporated under the laws of the United States of America or any state thereof and subject to the supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of:

(a)                             in the case of long-term debt obligations, not less than “AA+” by S&P; or

(b)                            in the case of commercial paper and short-term debt obligations including time deposits, “A-1” by S&P (provided that, in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than “AA+” by S&P);

(iv)                              Registered securities other than mortgage-backed securities bearing interest or sold at a discount issued by any corporation under the laws of the United States of America or any state thereof that have a credit rating of “AA+” by S&P at the time of such investment or contractual commitment providing for such investment;

(v)                                 unleveraged repurchase obligations (if treated as debt for tax purposes by the issuer) with respect to any security described in clause (ii) above, entered into with a depository institution or trust company (acting as principal) described in clause (iii) or entered into with broker-dealers registered with the Commission (acting as principal) whose short-term debt has a credit rating of “A-1+” by S&P at the time of such investment in the case of any repurchase obligation for a security having a maturity not more than 183 days from the date of its issuance or whose long-term debt has a credit rating of at least “AA+” by S&P at the time of such investment in the case of any repurchase obligation for a security having a maturity more than 183 days from the date of its issuance;

(vi)                              commercial paper or other short-term obligations having at the time of such investment a credit rating of (a) (1) “F1” by Fitch and that have a maturity of not more than thirty (30) days from its date of issuance or (2) “F1+” by Fitch and that have a maturity of more than thirty (30) days but less than one year from its date of issuance and (b) “A-1+” by Standard & Poor’s that are registered and are either bearing interest or are sold at a discount from the face amount thereof and that have a maturity of not more than 183 days from its date of issuance; provided that in the case of commercial paper with a maturity of longer than 91 days, the issuer of such commercial paper (or, in the case of a principal depository institution in a holding company system, the holding company of such system), if rated by the Rating Agencies, must have at the time of such investment a long-term credit rating of at least “AA+” by S&P;

(vii)                      money market funds with respect to any investments described in clauses (ii) through (vi) above having, at the time of such investment, a credit rating of not less than “AAA/AAAm/AAAm-G” by S&P (if such funds are rated by S&P), respectively (including those for which the Trustee is investment manager or advisor), provided that such fund or vehicle is formed and has its principal office outside the United States; and

(viii)                   any other investments approved in writing by the Rating Agencies;

provided that (a) Eligible Investments purchased with funds in the Collection Account will be held until maturity except as otherwise specifically provided herein and will include only such obligations or securities as mature no later than the Business Day prior to the Payment Date next succeeding the date of investment in such obligations or securities, unless such Eligible Investments are investments of the type described in clause (i) or (iii) above, in which event such Eligible Investments may mature on such Payment Date and (b) none of the foregoing obligations or securities will constitute Eligible Investments if all, or substantially all, of the remaining amounts payable thereunder will consist of interest and not principal payments, if such security is purchased at a price in excess of 100% of par, if such security is subject to substantial non-credit related risk, as determined by the Collateral Advisor in its judgment, if any income from or proceeds of disposition of the obligation or security is or will be subject to deduction or withholding for or on account of any withholding or similar tax or the acquisition (including the manner of acquisition), ownership, enforcement or disposition of the obligation or security will subject the Issuer to net income tax in any jurisdiction outside its jurisdiction of incorporation, if such security has an assigned rating with an “r”, “t”, “p”, “pi” or “q” subscript, if such security is a mortgage-backed security or if such security is subject to an Offer.

Eligible SPV Jurisdiction means Bahamas, Bermuda, the Cayman Islands, the Channel Islands, the Netherlands Antilles, Luxembourg or any other similar jurisdiction (so long as Rating Agency Confirmation is obtained in connection with the inclusion of such other jurisdiction) generally imposing either no or nominal taxes on the income of companies organized under the laws of such jurisdiction.

Emerging Market Issuer means a sovereign or non-sovereign issuer located in a country that is in .Latin America, Asia, Africa, Eastern Europe or the Caribbean or in a country the dollar-denominated sovereign debt obligations of which are rated lower than “AA” by S&P and lower than “AA” by Fitch; provided that an issuer of Asset-Backed Securities located in any Eligible SPV Jurisdiction shall not be an Emerging Market Issuer for purposes hereof if the underlying collateral of such Asset-Backed Securities consists solely of obligations of obligors located in the United States and Qualifying Foreign Obligors.

Entitlement Holder has the meaning specified in Section 8-102(a)(7) of the UCC.

Entitlement Order has the meaning specified in Section 8-102(a)(8) of the UCC.

Equity Security means any security that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal acquired by the Issuer as a result of the exercise or conversion of Collateral Debt Securities, in conjunction with the purchase of Collateral Debt Securities or in exchange for a Collateral Debt Security.

ERISA means the U.S. Employee Retirement Income Security Act of 1974, as amended.

Euroclear means Euroclear Bank S.A/N.V., as operator of the Euroclear system.

Event of Default has the meaning specified in Section 5.1.

Excepted Property means the U.S.$1,000 of capital contributed to the Issuer in respect of the Issuer’s Ordinary Shares in accordance with the Articles and U.S.$1,000 representing a profit fee to the Issuer.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Expense Reserve Account means the Securities Account designated the “Expense Reserve Account” and established in the name of the Trustee pursuant to Section 10.6.

Fee Basis Amount means an amount equal, for any Payment Date, to the average of the aggregate CDS Principal Balance (excluding the aggregate Principal Balance of Defaulted Securities) on the first day of the related Due Period and the aggregate CDS Principal Balance (excluding the aggregate Principal Balance of Defaulted Securities) on the last day of such Due Period.

Financial Asset has the meaning specified in Section 8-102(a)(9) of the UCC.

Financing Statement means a financing statement relating to the Collateral naming the Issuer as debtor and the Trustee on behalf of the Secured Parties as secured party.

Fitch means Fitch, Inc. and any successor or successors thereto.

Fitch Industry Classification Group means any of the Fitch industrial classification groups as set forth on Schedule I and any additional classification groups established by Fitch with respect to the Collateral Debt Securities and provided, in each case, by the Collateral Advisor or Fitch to the Trustee.

Fitch Rating with respect to any Collateral Debt Security, for determining the Fitch Rating as of any date of determination:

(i)                                     if such Collateral Debt Security is rated by Fitch, the Fitch Rating shall be such rating as published in any publicly available source;

(ii)                                  if such Collateral Debt Security is not rated by Fitch, or the Fitch Rating cannot be determined by the method in clause (i) above, and a rating is publicly available from both S&P and Moody’s, the Fitch Rating shall be the lower of such ratings; and if a rating is publicly available from only one of S&P and Moody’s, the Fitch Rating shall be the equivalent of such rating by S&P or Moody’s, as the case may be; and

(iii)                               in all other circumstances, the Fitch Rating shall be the private rating assigned by Fitch upon request of the Collateral Advisor;

provided that (a) if such Collateral Debt Security has been put on rating watch negative for possible downgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (i) or (ii) above shall be one (1) rating subcategory below such rating by that Rating Agency, (b) if such Collateral Debt Security has been put on rating watch positive for possible upgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (i) or (ii) above shall be one rating subcategory above such rating by that Rating Agency and (c) notwithstanding the rating definition described above, Fitch reserves the right to issue a rating estimate for any Collateral Debt Security at any time.

Fitch Rating Factor means, for the purpose of computing the Fitch Weighted Average Rating Factor, with respect to any Collateral Debt Security or Eligible Investment on any relevant date, the number set forth in the table below opposite the Fitch Rating of such Collateral Debt Security or Eligible Investment:

Fitch Rating	Fitch Rating Factor	Fitch Rating	Fitch Rating Factor
AAA	.019	BB	13.53
AA+	.057	BB-	18.46
AA	.089	B+	22.84
AA-	1.15	B	27.67
A+	1.65	B-	34.98
A	1.85	CCC+	43.36
A-	2.44	CCC	48.52
BBB+	3.13	CC	77.00
BBB	3.74	C	95.00
BBB-	7.26	DDD-D	100.00
BB+	10.18

Fitch Weighted Average Rating Factor means the number determined on any Calculation Date by dividing (i) the summation of the series of products obtained (a) for any Collateral Debt Security that is not a Defaulted Security or Deferred Interest PIK Bond, by multiplying (1) the Principal Balance on such Calculation Date of each such Collateral Debt Security by (2) its respective Fitch Rating Factor on such Calculation Date and (b) for any Defaulted Security or Deferred Interest PIK Bond, by multiplying (1) the Applicable Recovery Rate for such Defaulted Security or Deferred Interest PIK Bond by (2) the Principal Balance on such Calculation Date of each such Defaulted Security or Deferred Interest PIK Bond by (3) its respective Fitch Rating Factor on such Calculation Date by (ii) the sum of (a) the aggregate Principal Balance on such Calculation Date of all Collateral Debt Securities and Eligible Investments that are not Defaulted Securities or Deferred Interest PIK Bonds, plus (b) the summation of the series of products obtained by multiplying (1) the Applicable Recovery Rate for each Defaulted Security or Deferred Interest PIK Bond by (2) the Principal Balance on such Calculation Date of such Defaulted Security or Deferred Interest PIK Bond, and rounding the result up to the nearest whole number.

Five Percent Limit means the maximum cumulative amount that is allowed to be reinvested in Substitute Collateral Debt Securities with Sale Proceeds received in the manner specified in Section 12.1(b) and which amount cannot exceed 5% of the CDS Principal Balance as of the Effective Date.

Fixed Rate Collateral Debt Security means any Collateral Debt Security which bears a fixed rate of interest.

Fixed Rate Excess means, as of any Measurement Date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) the greater of zero and the excess, if any, of the Weighted Average Fixed Rate Coupon for such Measurement Date over 5.80%, and (b) the aggregate Principal Balance of all Collateral Debt Securities that are Fixed Rate Collateral Debt Securities (excluding, in each case, Defaulted Securities, Written Down Securities, Deferred Interest PIK Bonds and Deemed Floating Rate Collateral Debt Securities) and the denominator of which is the aggregate Principal Balance of all Collateral Debt Securities that are Floating Rate Collateral Debt Securities or Deemed Floating Rate Collateral Debt Securities (excluding, in each case, Defaulted Securities, Written Down Securities and Deferred Interest PIK Bonds).

Fixed Rate Notes means, collectively, the Class C Notes, the Class D Notes and the Class F Notes.

Floating Rate Collateral Debt Security means any Collateral Debt Security that bears interest based upon a floating rate index.

Floating Rate Notes means, collectively, the Class A Notes, the Class B Notes and the Class E Notes.

Form-Approved Hedge Agreement means a Hedge Agreement relating to a specific Hedge Counterparty with respect to which (a) the related Collateral Debt Security could be purchased by the Issuer without any required action by the Rating Agencies and (b) the documentation of which conforms in all material respects to a form for such Hedge Counterparty which does not require Rating Agency Confirmation (as certified to the Trustee by the Collateral Advisor, following receipt of confirmation by the Collateral Advisor from the Hedge Counterparty and the Rating Agencies); provided that (i) such Form-Approved Hedge Agreement shall not provide for any upfront payments to be made to any Hedge Counterparty (other than the Initial Hedge Counterparty), (ii) any revised Form-Approved Hedge Agreement with respect to a particular Hedge Counterparty shall be approved by each of the Rating Agencies at least 10 days prior to the initial use thereof, (iii) any Rating Agency may withdraw its consent to the use of a particular Form-Approved Hedge Agreement by written notice to the Trustee, the Collateral Advisor and the relevant Hedge Counterparty (provided that such withdrawal of consent shall not affect any existing Hedge Agreement entered into with such Hedge Counterparty) and (iv) the Issuer (or the Collateral Advisor on its behalf) shall deliver to the Trustee and each Rating Agency a copy of each Form-Approved Hedge Agreement specifying the Hedge Counterparty to which it relates upon receipt of Rating Agency Confirmation with respect thereto, and the Trustee’s records (when taken together with any correspondence received from the Rating Agencies pursuant to clause (ii)) shall be conclusive evidence of such form.

Four-Month Period means, at any time during the Reinvestment Period, the period of four (4) months following the earliest date as of which the number of Key Managers that are employed on a substantially full-time basis in the position of managing director or other management-level employee by the Collateral Advisor (or any of its successors or assigns permitted pursuant to Section 16 of the Collateral Advisory Agreement) becomes less than two.

GAAP has the meaning specified in Section 6.3(k).

Global Notes means the Rule 144A Global Notes and the Regulation S Global Notes.

Grant means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Securities, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal, interest and fee payments in respect of the Pledged Securities or such other instruments, and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Hedge Agreement means the interest rate protection agreement, as amended from time to time, together with any replacement hedge agreement on substantially identical terms (or that otherwise satisfies the conditions of Section 16.1(d)), entered into pursuant to Section 16.1 or a Deemed Floating Asset Hedge. The Hedge Agreement shall provide that any amount payable to the Hedge Counterparty thereunder shall be subject to the Priority of Payments and that any amount payable upon the early termination or liquidation thereof shall be payable only on a Payment Date in accordance with the Priority of Payments.

Hedge Counterparty means (a) with respect to the initial Hedge Agreement entered into on the Closing Date, the Initial Hedge Counterparty, (b) any hedge counterparty (or any permitted assignee or successor) under a Hedge Agreement that satisfies the Hedge Counterparty Ratings Requirement and (c) any substitute or additional parties therefore appointed in accordance with Section 16.1(d) or Section 16.1(e).

Hedge Counterparty Collateral Account means each Securities Account designated the “Hedge Counterparty Collateral Account” and established in the name of the Trustee pursuant to Section 16.1(f).

Hedge Counterparty Ratings Requirement means, with respect to any Hedge Ratings Determining Party: (a) either (i) both (x) the short-term rating of such Hedge Ratings Determining Party by Fitch is not lower than “Fl” and (y) the long-term rating of such Hedge Ratings Determining Party by Fitch is not withdrawn, suspended or downgraded below “A” or is “A” and has been placed and is not remaining on credit watch with negative implications or (ii) if such Hedge Ratings Determining Party has no short-term rating from Fitch, the long-term rating by Fitch of such Hedge Ratings Determining Party is at least “A” and (b) either (i) the short-term rating of such Hedge Ratings Determining Party is not lower than “A-1” by S&P or (ii) if such Hedge Ratings Determining Party does not have a short-term rating from S&P, the long-term rating of such Hedge Ratings Determining Party by S&P is not lower than “A+”.

Hedge Payment Amount means, with respect to the Hedge Agreement and any Payment Date, the amount, if any, then payable by the Issuer to the Hedge Counterparty, including any amounts so payable in respect of a termination of any Hedge Agreement.

Hedge Ratings Determining Party means (a) unless clause (b) applies with respect to the Hedge Agreement, the Hedge Counterparty or any transferee thereof or (b) any Affiliate of the Hedge Counterparty or any transferee thereof that unconditionally and absolutely guarantees (with the form of such guarantee meeting S&P’s then-current published criteria with respect to guarantees) the obligations of the Hedge Counterparty or such transferee, as the case may be, under the Hedge Agreement. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the Hedge Counterparty or any such transferee (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the Hedge Counterparty or any such transferee.

Hedge Receipt Amount means, with respect to the Hedge Agreement and any Payment Date, the amount, if any, then payable to the Issuer by the Hedge Counterparty, including any amounts so payable in respect of a termination of any Hedge Agreement.

Highest Auction Price means, in connection with a Redemption, the bid or bids for the Collateral Debt Securities resulting in the highest auction price of one or more Subpools of Collateral Debt Securities.

Holder means (i) with respect to any Rated Note, any Rated Noteholder and (ii) with respect to any Income Note, any Income Noteholder, as the context may require.

Income Note Distribution Account means the account designated the “Income Note Distribution Account” and established by the Income Note Paying Agent in the name of the Income Note Paying Agent for the benefit of the Issuer pursuant to the Income Note Paying Agency Agreement.

Income Note Excess Funds means all remaining Collateral Interest Collections and Collateral Principal Collections as set forth in Section 11.1(a)(26) and 11.1(b)(20).

Income Note Paying Agency Agreement means that certain Income Note Paying Agency Agreement, dated as of September 22, 2005, as the same may be amended or supplemented from time to time, among the Issuer, the Income Note Paying Agent and the Income Note Registrar.

Income Note Paying Agent means LaSalle Bank National Association, and any successors or assigns in its capacity as Income Note Paying Agent under the Income Note Paying Agency Agreement.

Income Note Paying Agent Expenses means, with respect to any Payment Date, an amount equal to the sum of all expenses or indemnities incurred by, or otherwise owing to, the Income Note Paying Agent during the preceding Due Period in accordance with the Income Note Paying Agency Agreement.

Income Note Paying Agent Fee means, with respect to any Payment Date, the fee payable to the Income Note Paying Agent in an aggregate amount equal to U.S.$10,000 per annum.

Income Note Placement Agent means Banc of America Securities LLC.

Income Note Placement Agreement means the agreement, dated as of the Closing Date, among the Co-Issuers and the Income Note Placement Agent relating to the placement of the Income Notes.

Income Note Redemption Approval Condition means, in connection with a Tax Redemption at the direction of the Controlling Class and an Auction Call Redemption, the requirement that, unless and to the extent the Holders of 66 2/3 % of the aggregate principal amount of the Outstanding Income Notes have waived payment in full of the aggregate principal amount of the Income Notes, the Income Noteholders receive in connection with such Tax Redemption or Auction Call Redemption an amount equal to (x) the Income Notes Stated Amount minus (y) the aggregate amount of all cash distributions on the Income Notes (whether in respect of distributions or redemption payments made to the Income Note Paying Agent for distribution to the Income Noteholders) on or prior to the relevant Auction Date.

Income Note Register means, with respect to the Income Notes, the Income Note Register maintained by the Income Note Registrar.

Income Note Registrar means LaSalle Bank National Association, and any successors or assigns in its capacity as Income Note Registrar under the Income Note Paying Agency Agreement.

Income Noteholder means, with respect to any Income Note, the Person in whose name such Income Note is registered in the Income Note Register.

Income Notes means the U.S.$20,750,000 Income Notes Due 2045.

Income Notes Stated Amount means U.S.$20,750,000.

Indenture means this instrument and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

Independent means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) if required to deliver an opinion or certificate to the Trustee pursuant to this Indenture, states in such opinion or certificate that the signer has read this definition and that the signer is Independent within the meaning hereof. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Initial Hedge Counterparty means Bank of America, N.A. under the initial Hedge Agreement and any of its successors, assigns or replacements under the initial Hedge Agreement appointed in accordance with the terms of this Indenture and the initial Hedge Agreement.

Initial Payment Date means the Payment Date occurring in December 2005.

Instrument has the meaning specified in Section 9-102(a)(47) of the UCC.

Interest Coverage Amount means, as of any Measurement Date, an amount equal to (i) the amount received or scheduled to be received as Collateral Interest Collections during the related Due Period, less (ii) the amounts scheduled to be paid on the related Payment Date pursuant to Section 11.1(a)(1) through (3) and (to the extent not covered by Section 11.1(a)(1) through (3)) Section 11.1(b)(1) and, for purposes of calculating the Class A/B Interest Coverage Ratio, the Class C Interest Coverage Ratio, the Class D Interest Coverage Ratio, the Class E Interest Coverage Ratio and the Class F Interest Coverage Ratio, any amounts scheduled to be paid to the Interest Reserve Account on the related Payment Date pursuant to Section 11.1(a)(8); provided that (a) following the date on which a Collateral Debt Security becomes a Defaulted Security, scheduled Collateral Interest Collections shall not include any amount scheduled to be received on Defaulted Securities or any amount scheduled to be received on securities that are currently deferring interest until (1) such amounts are actually received in Cash or (2) the cumulative aggregate amounts actually received on a Defaulted Security exceed the Principal Balance of such Defaulted Security, (b) the expected interest income on Floating Rate Collateral Debt Securities and Eligible Investments shall be calculated using the then-current interest rate applicable thereto and (c) with respect to any Written Down Security, the Interest Coverage Amount shall exclude any interest accrued on any Written Down Amount.

Interest Coverage Tests means the Class A/B Interest Coverage Test, the Class C Interest Coverage Test, the Class D Interest Coverage Test, the Class E Interest Coverage Test and the Class F Interest Coverage Test.

Interest Only Security means any security that by its terms provides for periodic payments of interest and does not provide for the repayment of a stated principal amount.

Interest Period means (i) with respect to the Initial Payment Date, the period from and including the Closing Date to but excluding the Initial Payment Date and (ii) thereafter with respect to each Payment Date, the period beginning on the first day following the end of the preceding Interest Period and ending on (and including) the day before the next Payment Date.

Interest Reserve Account means the account established by the Trustee, held in the name of the Trustee for the benefit and on behalf of the Secured Parties and into which the Trustee will deposit, on each Payment Date, the Interest Reserve Amount, if any, in accordance with the Priority of Payments.

Interest Reserve Amount means, as of any Calculation Date, the sum of (i) the aggregate Quarterly Pay Security Interest Reserve Amounts and (ii) the aggregate amount of Semi-Annual Pay Security Interest Reserve Amounts.

Investment Advisers Act means the United States Investment Advisers Act of 1940, as amended.

Investment Company Act means the U.S. Investment Company Act of 1940, as amended, and the rules thereunder.

Irish Listing Agent means NCB Stockbrokers Limited.

Irish Paying Agent means NCB Stockbrokers Limited.

Issue means Collateral Debt Securities issued by the same issuer secured by the same collateral pool.

Issuer means N-Star Real Estate CDO V Ltd., an exempted company incorporated and existing under the law of the Cayman Islands, unless a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

Issuer Order and Issuer Request mean, respectively, a written order or a written request, which may be in the form of a standing order or request in each case dated and signed in the name of the Issuer (or, as expressly provided herein, the Collateral Advisor on its behalf) by an Authorized Officer of the Issuer (or, as expressly provided herein, the Collateral Advisor) and (if appropriate) the Co-Issuer, as the context may require or permit.

Key Manager means any of David T. Hamamoto, Jean-Michel (Mitch) Wasterlain, Andrew L. Solomon or any such other additional person as may be appointed Key Managers in accordance with the Collateral Advisory Agreement (or if David T. Hamamoto, Jean-Michel (Mitch) Wasterlain, Andrew L. Solomon or any such additional Key Managers have been replaced with one or more Approved Replacement Persons, such Approved Replacement Persons).

Key Manager Event means any of the following: (a) the failure by the Collateral Advisor to propose a replacement Key Manager within the applicable Four-Month Period, (b) the failure by the Collateral Advisor, within the Four-Month Period, to propose a different replacement Key Manager following receipt of a Controlling Class Objection or (c) the receipt of another Controlling Class Objection within ten (10) Business Days after delivery of such a proposal for a different replacement Key Manager to the Holders of the Notes of the Controlling Class.

LIBOR means, with respect to each Interest Period (other than the first Interest Period), a floating rate equal to the London interbank offered rate for one-month U.S. Dollar deposits determined in the manner described in Schedule B. LIBOR for the first Interest Period will be determined on the second London Banking Day prior to the Closing Date.

LIBOR Calculation Date has the meaning specified in Schedule B.

Listed Bidders has the meaning specified in Schedule E.

London Banking Day has the meaning specified in Schedule B.

Majority means (a) with respect to any Class or Classes of Rated Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Rated Notes of such Class or Classes of Rated Notes, as the case may be and (b) with respect to Income Notes, the Holders of more than 50% Income Notes Stated Amount.

Margin Stock means “margin stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

Market Value means, on any date of determination, the average of three or more bid-side prices expressed as a percentage of the par amount, obtained from independent, nationally recognized financial institutions in the relevant market for one or more Collateral Debt Securities, each unaffiliated with each other and the Collateral Advisor, as certified by the Collateral Advisor (to the extent that such bid-side prices may be obtained by the Collateral Advisor using its commercially reasonable efforts and commercially reasonable business judgment). If three or more bid-side prices cannot be so obtained, then the Market Value on such date of determination will be the lower of two bid-side prices, if two bid-side prices are obtained in the manner described above, and the sole bid-side price if only one bid-side price is obtained in the manner described above. If no bids can be obtained in the manner described above, the Market Value will be (1) in respect of an amount equal to not greater than 7.5% of the Principal Balance of the Proposed Portfolio, the price, expressed as a percentage of the par amount, determined by the Collateral Advisor in its commercially reasonable judgment or (2) the S&P Recovery Rate with respect to such Collateral Debt Security, to the extent not calculated pursuant to clause (1) above.

Measurement Date means any of the following: (a) the Effective Date; (b) any date after the Effective Date upon which the Issuer disposes or acquires (which date of acquisition shall be deemed to be the date on which the Issuer enters into commitments to acquire such Collateral Debt Security) any Collateral Debt Security; (c) each Calculation Date; (d) the last Business Day of each calendar month (other than the calendar month preceding the month in which a Calculation Date occurs and any calendar month prior to and including the month in which the Effective Date occurs); and (e) with reasonable notice to the Issuer, the Collateral Advisor and the Trustee, any other Business Day that any Rating Agency or Holders of more than 50% of the then Aggregate Outstanding Amount of any Class of Rated Notes requests to be a “Measurement Date”; provided that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the next succeeding day that is a Business Day.

Mezzanine Loans means mezzanine loans secured by ownership interests in entities owning commercial properties.

Moneyline Telerate Page 3750 means the display page so designated on Moneyline Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purposes of displaying rates comparable to LIBOR).

Monitoring Fee means, with respect to each Payment Date, an amount equal to 0.10% per annum of the Fee Basis Amount payable to the Collateral Advisor pursuant to the Collateral Advisory Agreement.

Moody’s means Moody’s Investors Service, Inc. and any successor or successors thereto.

Morgan Stanley means Morgan Stanley & Co. Incorporated.

Note Downgrade Event means any (i) reduction of the Fitch Rating of the Class A Notes to one or more categories below the Fitch Rating assigned to such Notes on the Closing Date or (ii) reduction of the Fitch Rating of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes to two or more categories below the Fitch Rating assigned to such Class of Notes on the Closing Date.

Note Paying Agent means any Person authorized by the Issuer to pay the principal of or interest on any Rated Notes on behalf of the Issuer as specified in Section 7.2.

Note Register and Note Registrar have the respective meanings specified in Section 2.4(a).

Note Transfer Agent has the meaning specified in Section 2.4(a).

Note Valuation Report has the meaning specified in Section 10.10(a).

Notes means the Rated Notes and the Income Notes.

Offer means, with respect to any security, (a) any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such security into or for Cash, securities or any other type of consideration or (b) any solicitation by the issuer of such security or any other Person to amend, modify or waive any provision of such security or any related Underlying Instrument.

Offering means the offering of the Rated Notes and the Income Notes under the Offering Circular.

Offering Circular means the Offering Circular, prepared and delivered on or prior to the Closing Date in connection with the offer and sale of the Rated Notes and the Income Notes, as amended or supplemented from time to time.

Officer means, (a) with respect to the Issuer, the Co-Issuer and any corporation, the Chairman of the Board of Directors (or, with respect to the Issuer, any director), the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity; and (b) with respect to any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

Opinion of Counsel means a written opinion addressed to the Trustee and each Rating Agency (each, a Recipient), in form and substance reasonably satisfactory to each Recipient, of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be inside or outside counsel for the Issuer or the Co-Issuer, as the case may be, and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to each Recipient or shall state that each Recipient shall be entitled to rely thereon.

Optional Redemption has the meaning specified in Section 9.1(a).

Ordinary Shares means the 1,000 ordinary shares, par value U.S.$1.00 per share issued by the Issuer.

Outstanding means with respect to the Notes as of any Measurement Date, any and all Notes theretofore authenticated and delivered under the Indenture and the Income Note Paying Agency other than Notes cancelled, redeemed, exchanged or replaced in accordance with the terms of the Indenture or the Income Note Paying Agency Agreement, as applicable; provided that in determining whether the Holders of the requisite percentage of Notes have given any direction, notice, consent, approval or objection, any Notes held or beneficially owned by the Collateral Advisor or any of its Affiliates or by an account or fund for which the Collateral Advisor or any of its Affiliates acts as the investment advisor with discretionary authority will be disregarded with respect to any vote or consent relating to the removal, termination, substitution or replacement of the Collateral Advisor or the assignment by the Collateral Advisor of its rights and obligations under the Collateral Advisory Agreement, except for any assignments or transfers by the Collateral Advisor of its rights and obligations to Affiliates of the Collateral Advisor, subject to any applicable requirements under the Investment Advisers Act.

Paying Agents means, collectively, the Note Paying Agent and the Income Note Paying Agent.

Payment Account means the Securities Account designated the “Payment Account” and established in the name of the Trustee pursuant to Section 10.8.

Payment Date means the 22nd day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in December 2005 and ending in September 2045 or such earlier date upon which all of the Notes are redeemed as provided herein.

Periodic Interest means the amount of interest payable (i) in respect of each Class of Floating Rate Notes, calculated with respect to each such Class for the relevant Interest Period by multiplying the Applicable Periodic Interest Rate by the Aggregate Outstanding Amount of the related Class at the close of business on the day immediately preceding the relevant Payment Date, multiplying the resulting figure by the actual number of days in such Interest Period, dividing by 360 and rounding the resulting figure to the nearest U.S.$0.01 (U.S.$0.005 being rounded upwards), and (ii) in respect of each Class of Fixed Rate Notes, calculated with respect to each such Class for the relevant Interest Period by multiplying the Applicable Periodic Interest Rate by the Aggregate Outstanding Amount of the related Class at the close of the Business Day immediately preceding the relevant Payment Date, multiplying the resulting figure by (a) for the first Interest Period, ninety-one (91) days, and (b) for every other Interest Period, 30 days, dividing by 360 and rounding the resulting figure to the nearest U.S.$0.01 (U.S.$0.005 being rounded upwards).

Permitted NS Purchaser means (i) NS CDO Holdings V, LLC or (ii) NS Advisors, LLC or any “affiliate” thereof within the meaning of Rule 405 under the Securities Act that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

Person means any individual, corporation, partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or any similar entity.

PIK Bond means any security that, pursuant to the terms of the related Underlying Instruments, permits the payment of interest thereon to be deferred or capitalized as additional principal thereof or not pay interest when scheduled (but without being a Defaulted Security) or that issues identical securities in lieu of payments of interest in Cash.

Placement Agents means, collectively, the Rated Note Placement Agents and the Income Note Placement Agent.

Placement Agreements means, collectively, the Rated Note Placement Agreement and the Income Note Placement Agreement.

Pledged Collateral Debt Security means as of any date of determination, any Collateral Debt Security that has been Granted to the Trustee and has not been released from the lien of this Indenture pursuant to Section 10.11.

Pledged Securities means on any date of determination, (a) the Collateral Debt Securities, Temporary Ramp-Up Securities, Equity Securities and the Eligible Investments that have been Granted to the Trustee and (b) all non-Cash proceeds thereof, in each case, to the extent not released from the lien of this Indenture pursuant hereto.

Principal Balance means, with respect to any Collateral Debt Security or Eligible Investment, as of any date of determination, the outstanding principal amount of such Collateral Debt Security or Eligible Investment; provided that the Principal Balance of (i) any Collateral Debt Security which permits the deferral or capitalization of interest will not include any outstanding balance of the deferred and/or capitalized interest, (ii) any Equity Security will be zero, (iii) any putable Collateral Debt Security which matures after the Stated Maturity Date will be the lower of the put price and the outstanding principal amount and (iv) any Collateral Debt Security or Eligible Investment in which the Trustee does not have a first priority perfected security interest shall be deemed to be zero.

Principal Coverage Amount means, on any Measurement Date, an amount equal to (i) the aggregate Principal Balance of all Collateral Debt Securities (other than Defaulted Securities, Written Down Securities and Deferred Interest PIK Bonds) included in the Collateral on such date, plus (ii) the aggregate Principal Balance of the Eligible Investments in the Collateral Account on such date that represent Collateral Principal Collections, plus (iii) the Defaulted Securities Amount, plus (iv) with respect to Written Down Securities, the Reduced Principal Balance, plus (v) the Deferred Interest PIK Bond Amount, minus, if the aggregate Principal Balance of all Collateral Debt Securities with an S&P Rating lower than “BBB-” and higher than “CCC+” (expressed as a percentage of the CDS Principal Balance) exceeds 33%, (vi) the product of (a) the aggregate Principal Balance of all Collateral Debt Securities, (b) the Double B Principal Coverage Adjustment Percentage and (c) 10%, minus, if the aggregate Principal Balance of all Collateral Debt Securities with an S&P Rating lower than “BBB-” and higher than “CCC+” (expressed as a percentage of the CDS Principal Balance) exceeds 33% and (vii) the product of (a) the aggregate Principal Balance of all Collateral Debt Securities, (b) the Single B Principal Coverage Adjustment Percentage and (c) 20%; provided that if the aggregate Principal Balance of all Collateral Debt Securities and Written Down Securities at their Reduced Principal Balance (other than Defaulted Securities and Deferred Interest PIK Bonds) that have an S&P Rating lower than “BB-” but greater than or equal to “B-”, exceeds 7% of the CDS Principal Balance, the aggregate Principal Balance of such Collateral Debt Securities and Written Down Securities at their Reduced Principal Balance in excess of 7% of the CDS Principal Balance shall be included at 70% of such aggregate Principal Balance; provided further that any Collateral Debt Security and Written Down Security carried at its Reduced Principal Balance (other than any Defaulted Security or any Deferred Interest PIK Bond) that has a Rating of “CCC+” or lower shall be included at 60% of its Principal Balance.

Principal Coverage Ratios means the Class A/B Principal Coverage Ratio, the Class C Principal Coverage Ratio, the Class D Principal Coverage Ratio, the Class E Principal Coverage Ratio and the Class F Principal Coverage Ratio.

Principal Coverage Tests means the Class A/B Principal Coverage Test, the Class C Principal Coverage Test, the Class D Principal Coverage Test, the Class E Principal Coverage Test and the Class F Principal Coverage Test.

Principal Prepayments means, following any failure of any Coverage Test as of any Calculation Date, amounts that would otherwise be used (i) for payments of Income Note Excess Funds, (ii) for the purchase of additional Collateral Debt Securities, (iii) for the payment of certain fees and expenses, (iv) in the case of a failure to satisfy either the Class A/B Interest Coverage Test or the Class A/B Principal Coverage Test, for interest payments on the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes, (v) in the case of a failure to satisfy either the Class C Interest Coverage Test or the Class C Principal Coverage Test, for interest payments on the Class D Notes, the Class E Notes and the Class F Notes, (vi) in the case of a failure to satisfy either the Class D Interest Coverage Test or the Class D

Principal Coverage Test, for interest payments on the Class E Notes and the Class F Notes, (vii) in the case of a failure to satisfy either the Class E Interest Coverage Test or the Class E Principal Coverage Test, for interest payments on the Class F Notes, and (viii) in the case of a failure to satisfy either the Class F Interest Coverage Test or the Class F Principal Coverage Test, for payments of Income Note Excess Funds, that are instead applied on the related Payment Date, in each case to the extent necessary to satisfy such Coverage Test as of the related Calculation Date, to principal payments on each Class of Notes, starting with the most senior Class of Notes then Outstanding, until such Coverage Test is satisfied as of the related Calculation Date or the Notes are paid in full.

Priority of Payments means, collectively, the priority of payments specified in Section 11.1(a), (b) and (c) or upon an Event of Default, the priority of payments in connection therewith.

Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

Prohibited Asset means any of the following asset types: aircraft lease securities, enhanced equipment trust certificates, structured settlement securities, tobacco settlement securities, manufactured housing securities, 12(b)-1 fee securities, future flow securities, emerging markets securities, sub and re-performing credit card securities, franchise loan securities, market value collateralized debt obligations, collateralized loan obligations or CDO of CDO Securities.

Proposed Portfolio means the portfolio (measured by Principal Balance) of (a) the Pledged Collateral Debt Securities and the proceeds of disposition thereof held as Cash, (b) Uninvested Proceeds held as Cash and (c) Eligible Investments purchased with Uninvested Proceeds or the proceeds of disposition of Pledged Collateral Debt Securities resulting from the sale, maturity or other disposition of a Pledged Collateral Debt Security or a proposed purchase of a Collateral Debt Security, as the case may be.

Pro Rata Principal Amortization means, with respect to any Payment Date, any payment by the Issuer in respect of the principal of the Notes that is made pursuant to Clause (15)(iii) of Section 11.1(b) on such Payment Date upon compliance with the Special Amortization Pro Rata Condition, to the extent that the amount applied to such payment of principal constitutes (i) Sale Proceeds applied in accordance with the Substitution Criteria or (ii) Collateral Principal Payments applied in accordance with the Replacement Criteria.

Purchased Accrued Interest means all payments of interest received, or amounts collected that are attributable to interest received on Collateral Debt Securities and Eligible Investments, to the extent such payments or amounts constitute accrued interest purchased with Collateral Principal Collections except for interest accrued on Collateral Debt Securities prior to the Closing Date.

Qualified Bidder List means a list of not less than three Persons that are Independent from one another and the Issuer prepared by the Collateral Advisor and delivered to the Trustee prior to an Auction, as may be amended and supplemented by the Collateral Advisor from time to time upon written notice to the Trustee; provided that (i) the Qualified Bidder List may include the Collateral Advisor as a Qualified Bidder if it is Independent from the other Persons on such list and (ii) any such notice referred to above shall only be effective on any Auction Date if it was received by the Trustee at least two Business Days prior to such Auction Date.

Qualified Bidders means the Persons whose names appear from time to time on the Qualified Bidder List.

Qualified Institutional Buyer has the meaning given in Rule 144A under the Securities Act.

Qualified Purchaser means (i) a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act and the rules thereunder, (ii) a “knowledgeable employee” with respect to the Issuer as defined in rule 3c-5 under the Investment Company Act or (iii) a company beneficially owned exclusively by one or more “qualified purchasers” and/or “knowledgeable employees” with respect to the Issuer.

Qualifying Foreign Obligor means a corporation, partnership or other entity organized or incorporated under the law of any of Australia, Canada, France, Germany, Ireland, Italy, New Zealand, Sweden, Switzerland or the United Kingdom, so long as the unguaranteed, unsecured and otherwise unsupported long-term Dollar sovereign debt obligations of such country are rated “AA” or better by S&P.

Quarterly Pay Security means a security that provides for periodic payments of interest in cash quarterly.

Quarterly Pay Security Interest Reserve Amount means, with respect to each Collateral Debt Security that is a Quarterly Pay Security, as of any Calculation Date, the amount equal to (i) the amount of interest received by the Issuer on the most recent payment date with respect to such Quarterly Pay Security multiplied by (ii) (A) three minus the number of months since the most recent payment date with respect to such Quarterly Pay Security (rounded up to the nearest whole number) divided by (B) three; provided that for any Quarterly Pay Security with respect to which no scheduled interest payments remain, the Quarterly Pay Security Interest Reserve Amount shall be zero.

Ramp-Up Collateral Debt Security means each additional Collateral Debt Security selected by the Collateral Advisor for purchase by the Issuer and pledged to the Trustee during the Ramp-Up Period.

Ramp-Up Criteria means the following criteria which must be met by each Ramp-Up Collateral Debt Security:

(i)                                   such Ramp-Up Collateral Debt Security is not a Real Estate CDO Security;

(ii)                                no more than U.S.$30,000,000 in aggregate Principal Balance of Ramp-Up Collateral Debt Securities is rated “BB+” or lower by S&P or “BB+” or lower by Fitch;

(iii)                            none of the Ramp-Up Collateral Debt Securities is Rated “B+” or lower by S&P or “B+” or lower by Fitch;

(iv)                            no more than U.S.$20,000,000 in aggregate Principal Balance of Ramp-Up Collateral Debt Securities is issued by a single issuer;

(v)                               such Ramp-Up Collateral Debt Security is not on the “credit watch negative” watchlist of S&P; and

(vi)                            such Ramp-Up Collateral Debt Security is denominated in U.S. Dollars and all cash flows are to be paid in U.S. Dollars.

Ramp-Up Period means the period commencing on the Closing Date and ending on the Effective Date.

Rated Note Calculation Agent has the meaning specified in Section 7.15.

Rated Note Placement Agent means each of Banc of America LLC and Morgan Stanley & Co. Incorporated.

Rated Note Placement Agreement means the agreement, dated as of the Closing Date, among the Co-Issuers and the Rated Note Placement Agents relating to the placement of the Rated Notes.

Rated Notes means, collectively, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes.

Rated Noteholder means, with respect to any Rated Note, the Person in whose name such Note is registered; provided that Beneficial Owners or Agent Members will have no rights under the Indenture with respect to Global Notes, and the Rated Noteholder may be treated by the Issuer and the Trustee (and any agent of any of the foregoing) as the owner of such Global Notes for all purposes whatsoever.

Rating means, as the context requires, a Fitch Rating or an S&P Rating.

Rating Agency means each of (i) Fitch, for so long as any of the Outstanding Rated Notes are rated by Fitch (including any private or confidential rating) and (ii) S&P, for so long as any of the Outstanding Rated Notes are rated by S&P (including any private or confidential rating) or, with respect to Pledged Securities generally, if at any time Fitch or S&P ceases to provide rating services, any other nationally recognized investment rating agency selected by the Issuer (upon consultation with the Collateral Advisor) and reasonably satisfactory to a Majority of each Class of Rated Notes. In the event that at any time Fitch ceases to be a Rating Agency, references to rating categories of Fitch in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Fitch’s published ratings for the type of security in respect of which such alternative rating agency is used. In the event that at any time S&P ceases to be a Rating Agency, references to rating categories of S&P in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and S&P’s published ratings for the type of security in respect of which such alternative rating agency is used.

Rating Agency Confirmation means, with respect to any specified action or determination, for so long as any of the Rated Notes are Outstanding and rated by S&P or Fitch, the receipt of written confirmation by each Rating Agency rating any Rated Notes, that such specified action or determination will not result in the reduction or withdrawal or other adverse action with respect to their then-current ratings on the Rated Notes (including any private or confidential rating) unless Rating Agency Confirmation is specified herein to be required by only S&P or Fitch, in which case such Rating Agency Confirmation will be sufficient.

Rating Confirmation has the meaning specified in Section 7.18(e).

Rating Confirmation Failure has the meaning specified in Section 7.18(e).

Real Estate CDO Securities means securities that entitle the holders thereof to receive payments that depend on the cash flow from or the credit exposure to a portfolio consisting primarily of (i) REIT Debt Securities, (ii) CMBS Securities or (iii) a combination of the foregoing; provided that such dependence may in addition be conditioned upon rights or additional assets designed to assure the servicing or timely distribution of proceeds to holders of the Real Estate CDO Securities such as a financial guaranty insurance policy.

Real Estate Interests means interests (other than REIT Debt Securities and Real Estate CDO Securities but including Tenant Lease Loan Interests) that entitle the holders thereof to receive payments that depend primarily on the cash flow from or sale proceeds of mortgage loans on commercial and multifamily properties, including senior and subordinate mortgage loans, participation interests in mortgage loans on commercial and multifamily properties, including subordinate interests, mezzanine loans secured by ownership interests in entities owning commercial properties, mortgage loans secured by mortgages on commercial real estate properties that are subject to a lease to a single tenant or trust certificates representing beneficial ownership interests in the foregoing.

Record Date means the date on which the Holders of Rated Notes entitled to (i) vote with respect to any matters under the Indenture are determined, such date being the 15th day (whether or not a Business Day) prior to the date the Trustee delivers notice with respect to such vote and (ii) receive a payment in respect of principal or interest on the succeeding Payment Date or Redemption Date are determined, such date as to any Payment Date or Redemption Date being the 15th day (whether or not a Business Day) prior to such Payment Date or Redemption Date.

Redemption means an Optional Redemption, an Auction Call Redemption or a Tax Redemption.

Redemption Date means the Payment Date upon which the Rated Notes are redeemed pursuant to an Optional Redemption, an Auction Call Redemption or a Tax Redemption.

Redemption Date Statement has the meaning specified in Section 10.10(b).

Redemption Premium means the premium payable to Holders of each Class of Fixed Rate Notes in connection with an Optional Redemption of such Class of Fixed Rate Notes in an amount equal to the excess, if any, of (i) the present value (discounted to the applicable Redemption Date using the Reinvestment Yield on a monthly basis using a 360-day year of twelve 30-day months as the discount rate) of the remaining payments of interest and principal due on such Class of Fixed Rate Notes, assuming that the entire outstanding principal amount of such Class of Fixed Rate Notes will be paid on the Payment Date occurring in September 2017 and that each intervening payment of interest on such Class of Fixed Rate Notes will be made on the related Payment Date in its entirety (and therefore there is no Defaulted Interest on such Class of Fixed Rate Notes) over (ii) the outstanding principal amount of such Class of Fixed Rate Notes on the applicable Redemption Date.

Redemption Price means, (i) with respect to each Class of Rated Notes, (a) their then Aggregate Outstanding Amount plus (b) accrued interest thereon to the date of redemption to the extent not already paid (including, without limitation, any Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount, Class E Cumulative Applicable Periodic Interest Shortfall Amount and Class F Cumulative Applicable Periodic Interest Shortfall Amount) plus (c) in the case of an Optional Redemption only and with respect to any Fixed Rate Notes, the applicable Redemption Premium and (ii) if the Income Notes are redeemed, the “Redemption Price” for the Income Notes, except to the extent the Income Note Redemption Approval Condition applies, means an amount equal to the aggregate of any residual amounts distributable on the Income Notes in respect of such redemption pursuant to Section 11.1(a) and (b) and in any instance where the Income Note Redemption Approval Condition applies, an amount equal to the amounts necessary to satisfy the Income Note Redemption Approval Condition.

Redemption Spread means, with respect to the Class C Notes, 0.75%, the Class D Notes, 1.65% and the Class F Notes, 3.50%.

Reduced Principal Balance means, with respect to each Written Down Security, the original Principal Balance of such Written Down Security minus the Written Down Amount.

Reference Banks has the meaning specified in Schedule B.

Registered means in registered form for U.S. federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a trust that is treated as a grantor trust for U.S. federal income tax purposes will not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

Registered Form has the meaning specified in Section 8-102(a)(13) of the UCC.

Regulation S means Regulation S under the Securities Act.

Regulation S Definitive Note has the meaning specified in Section 2.4(c)(1)(vi).

Regulation S Global Note has the meaning specified in Section 2.1(a).

Regulation S Note has the meaning specified in Section 2.1(a).

Regulation S Transfer Certificate has the meaning specified in Section 2.4(c)(1)(iii).

Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

Reinvestment Criteria means, with respect to any reinvestment of Collateral Principal Payments, the following criteria:

(i)                                   Each Collateral Principal Payment must be reinvested in one or more Substitute Collateral Debt Securities of the same CPP Asset Type as the Collateral Debt Security on which such Collateral Principal Payment occurred;

(ii)                                The spread from a comparable index or security (Spread) of the Substitute Collateral Debt Security may not exceed the Spread of the original Collateral Debt Security on which the applicable Collateral Principal Payment was received as set forth in a schedule provided to the Trustee; provided that in the event Collateral Principal Payments for any CPP Asset Type are comprised of proceeds from multiple Collateral Debt Securities, the Spread of each Substitute Collateral Debt Security may not exceed the Spread of a single Collateral Debt Security on which the Collateral Principal Payments being reinvested were received; and

(iii)                             The lowest explicit rating by either Rating Agency of the Substitute Collateral Debt Security must be equal to or higher than the lowest explicit rating by either Rating Agency at purchase by the Issuer of the Collateral Debt Security on which the applicable Collateral Principal Payment was received; provided that in the event that Collateral Principal Payments for any CPP Asset Type are comprised of proceeds from multiple Collateral Debt Securities, the lowest explicit rating by either Rating Agency of each Substitute Collateral Debt Security must be no lower than the lowest explicit rating as of the Effective Date of a single original Collateral Debt Security on which the applicable Collateral Principal Payment was received (or such earlier date, if any, of purchase by the Issuer);

provided, however, that in determining whether the Reinvestment Criteria are satisfied, Collateral Principal Payments on Real Estate Interests bearing interest at a fixed rate shall be treated as though such amounts were Collateral Principal Payments on CMBS Securities that are Fixed Rate Securities and Collateral Principal Payments on Real Estate Interests bearing interest at a floating rate shall be treated as though such amounts were Collateral Principal Payments on CMBS Securities that are Floating Rate Securities.

Reinvestment Period means the period beginning on the Closing Date and ending and including the Payment Date in September 2010; provided, however that if (i) a Key Manager Event occurs and (ii) the Holders of a majority in aggregate principal amount of the Outstanding Notes of the Controlling Class direct in writing that the Trustee terminate the Reinvestment Period, then the Reinvestment Period shall instead end upon the Trustee’s issuance of written notice of such termination to the Collateral Advisor.

Reinvestment Threshold Amount means an amount that equal or exceeds U.S.$5,000,000; provided that for purposes of determining whether the Reinvestment Threshold Amount has been met, Collateral Principal Payments on Real Estate Interests bearing interest at a fixed rate shall be treated as though such amounts were Collateral Principal Payments on CMBS Securities that are Fixed Rate Securities and Collateral Principal Payments on Real Estate Interests bearing interest at a floating rate shall be treated as though such amounts were Collateral Principal Payments on CMBS Securities that are Floating Rate Securities.

Reinvestment Trigger Date means any Business Day, prior to the end of the Reinvestment Period, on which the Collateral Advisor directs the Issuer to reinvest Collateral Principal Payments in Substitute Collateral Debt Securities in accordance with the Reinvestment Criteria.

Reinvestment Yield means with respect to either class of the Fixed Rate Notes, the rate equal to the sum of the Redemption Spread with respect to such Fixed Rate Note and the applicable yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the tenth Business Day preceding the related Optional Redemption Date on the display page designated as “Page 678” on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity as nearly as practicable equal to the Payment Date occurring in September 2017 or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the tenth Business Day preceding the Optional Redemption Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity as nearly as practicable equal to the Payment Date occurring in September 2017.

REIT Debt Securities means, collectively, REIT Debt Securities—Diversified, REIT Debt Securities— Health Care, REIT Debt Securities—Hotel, REIT Debt Securities—Industrial, REIT Debt Securities—Mortgage, REIT Debt Securities—Multi-Family, REIT Debt Securities—Office, REIT Debt Securities—Residential, REIT Debt Securities—Retail and REIT Debt Securities—Storage.

REIT Debt Securities—Diversified means Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of a portfolio of diverse real property interests; provided that any Collateral Debt Security falling within any other REIT Debt Security description set forth herein will be excluded from this definition.

REIT Debt Securities—Health Care means Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of a portfolio of properties including hospitals, clinics, sport clubs, spas and other health care facilities and other similar real property interests used in one or more similar businesses.

REIT Debt Securities—Hotel means Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of a portfolio of properties including hotels, motels, youth hostels, bed and breakfasts and other similar real property interests used in one or more similar businesses.

REIT Debt Securities—Industrial means Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of a portfolio of properties including warehouse, industrial and distribution facilities, factories, refinery plants, breweries and other similar real property interests used in one or more similar businesses.

REIT Debt Securities—Mortgage means Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of mortgages, commercial mortgage-backed securities, collateralized mortgage obligations and other similar mortgage-related securities (including Collateral Debt Securities issued by a hybrid form of such trust that invests in both commercial real estate and commercial mortgages).

REIT Debt Securities—Multi-Family means Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of a portfolio of properties including multi-family dwellings such as apartment blocks, condominiums and co-operative owned buildings.

REIT Debt Securities—Office means Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of a portfolio of properties including office buildings, conference facilities and other similar real property interests used in the commercial real estate business.

REIT Debt Securities—Residential means Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of residential mortgages (other than multi-family dwellings) and other similar real property interests.

REIT Debt Securities—Retail means Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of regional malls, neighborhood shopping centers, big box centers, retail stores, restaurants, bookstores, clothing stores and other similar real property interests used in one or more similar businesses.

REIT Debt Securities—Storage means Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) a portfolio of properties including storage facilities and other similar real property interests used in one or more similar businesses.

Relevant Jurisdiction means, as to any obligor on any Collateral Debt Security, any jurisdiction (a) in which the obligor is incorporated, organized, managed and controlled or considered to have its seat,

(b) where an office through which the obligor is acting for purposes of the relevant Collateral Debt Security is located, (c) in which the obligor executes Underlying Instruments or (d) in relation to any payment, from or through which such payment is made.

Replacement Criteria means, with respect to any reinvestment of Sales Proceeds in accordance with Section 12.1(b) hereof, the following criteria:

(i)                                   If the Collateral Debt Security being replaced was a REIT Debt Security, then the Substitute Collateral Debt Security must be a REIT Debt Security;

(ii)                                If the Collateral Debt Security being replaced was a CMBS Security or a Real Estate Interest, then the Substitute Collateral Debt Security must be a CMBS Security;

(iii)                             If the Collateral Debt Security being replaced was a Real Estate CDO Security, then the Substitute Collateral Debt Security must be either a CMBS Security or a REIT Debt Security;

(iv)                            The lowest explicit rating of the Substitute Collateral Debt Security must be as good or better than the lowest explicit rating at purchase by the Issuer of the Collateral Debt Security being replaced;

(v)                               If the Collateral Debt Security being replaced was a Fixed Rate Collateral Debt Security, the Substitute Collateral Debt Security must be a Fixed Rate Collateral Debt Security;

(vi)                            If the Collateral Debt Security being replaced was a Floating Rate Collateral Debt Security, the Substitute Collateral Debt Security must be a Floating Rate Collateral Debt Security;

(vii)                         The price of the Substitute Collateral Debt Security must be between 90% and 110% of the original issue price of such Substitute Collateral Debt Security (as determined by the Collateral Advisor), as adjusted to reflect the accretion of any original issue discount or the amortization of any original issue premium calculated on a yield-to-maturity basis;

(viii)                      The legal final maturity date of the Substitute Collateral Debt Security must be earlier than that of the Collateral Debt Security being replaced; and

(ix)                              The Average Life of the Substitute Collateral Debt Security must be the same or lower than that of the Collateral Debt Security being replaced as of the date of the Issuer’s sale thereof.

Repository means the internet-based password protected electronic repository of transaction documents relating to privately offered and sold collateralized debt obligation securities located at www.cdolibrary.com and maintained by the Bond Market Association.

Requisite Noteholders means the Holders of 66 2/3% or more of the Outstanding aggregate principal amount of (i) the Class A-1 Notes, so long as any Class A-1 Notes remain Outstanding, (ii) thereafter the Class A-2 Notes, so long as any Class A-2 Notes remain Outstanding, (iii) thereafter the Class B Notes so long as any Class B Notes remain Outstanding, (iv) thereafter the Class C Notes so long as any Class C Notes remain Outstanding, (v) thereafter the Class D Notes so long as any Class D Notes remain Outstanding, (vi) thereafter the Class E Notes so long as any Class E Notes remain Outstanding and (vii) thereafter the Class F Notes so long as any Class F Notes remain Outstanding.

Reserved Matters has the meaning specified in Section 8.2(j).

Rule 144A means Rule 144A under the Securities Act.

Rule 144A Definitive Note has the meaning specified in Section 2.4(c)(1)(vi).

Rule 144A Global Note has the meaning specified in Section 2.1(b).

Rule 144A Information means such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Rule 144A Note has the meaning specified in Section 2.1(b).

Rule 144A Transfer Certificate has the meaning specified in Section 2.4(c)(1)(ii).

S&P means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

S&P CDO Monitor means the dynamic, analytical computer model provided by S&P to the Collateral Advisor and the Trustee (together with such instructions and assumptions as are necessary to run such model) on or prior to the Effective Date used to determine the credit risk of a portfolio of Collateral Debt Securities, as may be modified by S&P from time to time.

S&P CDO Monitor Test means the test which is satisfied, as of any Calculation Date, if each of the Class A Note Default Differential, the Class B Note Default Differential, the Class C Note Default Differential, the Class D Note Default Differential, the Class E Note Default Differential and the Class F Note Default Differential of the Current Portfolio or the Proposed Portfolio, as applicable, is positive. The S&P CDO Monitor Test will be considered to be improved if the Class A Note Default Differential of the Proposed Portfolio is greater than the Class A Note Default Differential of the Current Portfolio, the Class B Note Default Differential of the Proposed Portfolio is greater than the Class B Note Default Differential of the Current Portfolio, the Class C Note Default Differential of the Proposed Portfolio is greater than the Class C Note Default Differential of the Current Portfolio, the Class D Note Default Differential of the Proposed Portfolio is greater than the Class D Note Default Differential of the Current Portfolio, the Class E Note Default Differential of the Proposed Portfolio is greater than the Class E Note Default Differential of the Current Portfolio and the Class F Note Default Differential of the Proposed Portfolio is greater than the Class F Note Default Differential of the Current Portfolio.

S&P Industry Classification Group means any of the S&P industrial classification groups as set forth on Schedule H and any additional classification groups established by S&P with respect to the Collateral Debt Securities and provided, in each case, by the Collateral Advisor or S&P to the Trustee.

S&P Minimum Average Recovery Rate Test means a test that will be satisfied as of any Measurement Date if the S&P Weighted Average Recovery Rate is greater than or equal to (i) 28.25% with respect to the Class A Notes, (ii) 31.79% with respect to the Class B Notes, (iii) 35.29% with respect to the Class C Notes, (iv) 38.38% with respect to the Class D Notes, (v) 38.38% with respect to the Class E Notes and (vi) 42.44% with respect to the Class F Notes.

S&P’s Preferred Format means an electronic spreadsheet file to be provided to S&P, which file shall include the following information, if available (to the extent such information is not confidential) with respect to each Collateral Debt Security: (a) the name and country of domicile of the issuer thereof and the particular issue held by the Issuer, (b) the CUS1P or other applicable identification number associated with such Collateral Debt Security, (c) the par value of such Collateral Debt Security, (d) the type of issue (including, by way of example, whether such Collateral Debt Security is a bond, loan or asset-backed security), using such abbreviations as may be selected by the Trustee, (e) a description of the index or other applicable benchmark upon which the interest payable on such Collateral Debt Security is based (including, by way of example, fixed rate, step-up rate, zero coupon and LIBOR), (f) the coupon (in the case of a Collateral Debt Security which bears interest at a fixed rate) or the spread over the applicable index (in the case of a Collateral Debt Security which bears interest at a floating rate), (g) the S&P Industry Classification Group for such Collateral Debt Security, (h) the Stated Maturity Date of such Collateral Debt Security, (i) the S&P Rating of such Collateral Debt Security or the issuer thereof, as applicable, (j) the Principal Balance in cash and in Eligible Investments, (k) the priority category assigned by S&P to such Collateral Debt Security, if available, and (1) such other information as the Trustee may determine to include in such file.

S&P Rating means the rating by S&P of any Collateral Debt Security determined as follows:

(a)                                  if S&P has assigned a rating to such Collateral Debt Security either publicly or privately (in the case of a private rating, with the written consent of the issuer of such Collateral Debt Security for use of such private rating and provided a copy of such consent has been delivered to S&P), the S&P’s Rating shall be the rating assigned thereto by S&P; provided that, solely for purposes of determining compliance with the S&P CDO Monitor Test, if such Collateral Debt Security is placed on a watch list for possible upgrade or downgrade by S&P, the S&P Rating applicable to such Collateral Debt Security shall be one rating subcategory above or below, respectively, the S&P Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list;

(b)                                 if such Collateral Debt Security is not rated by S&P but the Issuer or the Collateral Advisor on behalf of the Issuer has requested that S&P assign a rating to such Collateral Debt Security, the S&P Rating shall be the rating so assigned by S&P; provided that pending receipt from S&P of such rating, if such Collateral Debt Security is not eligible for notching in accordance with Schedule G, such Collateral Debt Security shall have a Rating of “CCC-”, otherwise such S&P Rating shall be the rating assigned according to Schedule F until such time as S&P shall have assigned a rating thereto; or

(c)                                  if any Collateral Debt Security is a Collateral Debt Security that has not been assigned a rating by S&P and is not a Collateral Debt Security listed in Schedule G, as identified by the Collateral Advisor, the S&P Rating of such Collateral Debt Security shall be the rating determined by reference to Schedule F; provided that (i) if any Collateral Debt Security shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade on either Fitch or Fitch then current credit rating watch list, then the S&P Rating of such Collateral Debt Security shall be one subcategory above or below, respectively, the rating then assigned to such item as set forth in Schedule A, (ii) for purposes of determining compliance with S&P CDO Monitor Test, if the rating assigned to such Collateral Debt Security pursuant to this subparagraph (c) is placed on a watch list for possible upgrade or downgrade by any Rating Agency, the S&P Rating applicable to such Collateral Debt Security shall be one rating subcategory above or below, respectively, the S&P Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list and (iii) the aggregate Principal Balance that may be given a rating based on this subparagraph (c) may not exceed 20% of the aggregate Principal Balance of all Collateral Debt Securities; provided that if any Collateral Debt Security has not been assigned a rating by S&P and is a type of Collateral Debt Security not listed on Schedule G, subsequent to the Closing Date, the acquisition of any such Collateral Debt Security will require an estimate or shadow rating from S&P, the assignment of an S&P Recovery Rate to such Collateral Debt Security and receipt of Rating Agency Confirmation from S&P prior to the acquisition by the Issuer of such Collateral Debt Security.

Notwithstanding the foregoing, if any Collateral Debt Security shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade by S&P’s then current credit rating watch list, then the S&P Rating of such Collateral Debt Security shall be one subcategory above or below, respectively, the rating then assigned to such item by S&P, as applicable; provided that if such Collateral Debt Security is removed from such list at any time, it shall be deemed to have its then-current actual rating by S&P.

S&P Recovery Rate means, with respect to a Collateral Debt Security on any Calculation Date, an amount equal to the percentage for such Collateral Debt Security set forth in the S&P Recovery Rate Matrix attached as Schedule D (determined in accordance with procedures prescribed by S&P for such Collateral Debt Security on such Calculation Date or, in the case of Defaulted Securities, the S&P Rating immediately prior to default).

S&P Weighted Average Recovery Rate means, as of any Calculation Date, a rate expressed as a percentage equal to the number obtained by (i) summing the products obtained by multiplying the Principal Balance of each Collateral Debt Security by its S&P Recovery Rate and (ii) dividing such sum by the aggregate Principal Balance of the Collateral Debt Securities and (iii) rounding up to the first decimal place. For this purpose, the Principal Balance of a Defaulted Security or Deferred Interest PIK Bond will be deemed to be equal to its outstanding principal amount (excluding any capitalized interest thereon).

Sale has the meaning specified in Section 5.17(a).

Sale Proceeds means all proceeds (including accrued interest) received with respect to Collateral Debt Securities and Equity Securities as a result of sales of such Collateral Debt Securities and Equity Securities pursuant to the Indenture, net of any reasonable amounts expended by the Collateral Advisor or the Trustee in their good faith determination in connection with such sale or disposition.

Schedule of Collateral Debt Securities means the list of Collateral Debt Securities securing the Rated Notes that is attached as Schedule A.

Scheduled Distribution means, with respect to any Pledged Security, for each Due Date, the scheduled payment in Cash of principal and/or interest and/or fees due on such Due Date with respect to such Pledged Security, determined in accordance with the assumptions specified in Section 1.2.

Second Currency has the meaning specified in Section 14.13.

Secured Parties means the Trustee, for the benefit of the Rated Noteholders, the Collateral Advisor and the Initial Hedge Counterparty.

Securities Account has the meaning specified in Section 8-501(a) of the UCC.

Securities Act means the U.S. Securities Act of 1933, as amended.

Securities Intermediary has the meaning specified in Section 8-102(a)(14) of the UCC.

Security has the meaning specified in Section 8-102(a)(15) of the UCC.

Semi-Annual Pay Security means a security that provides for periodic payments of interest in Cash semi-annually.

Semi-Annual Pay Security Interest Reserve Amount means, with respect to each Collateral Debt Security that is a Semi-Annual Pay Security, as of any Calculation Date, the amount equal to (i) the amount of interest received by the Issuer on the most recent payment date with respect to such Semi-Annual Pay Security multiplied by (ii) (A) six (6) minus the number of months since the most recent payment date with respect to such Semi-Annual Pay Security (rounded up to the nearest whole number) divided by (B) six (6); provided that for any Semi-Annual Pay Security with respect to which no scheduled interest payments remain, the Semi-Annual Pay Security Interest Reserve Amount shall be zero.

Senior Collateral Advisory Fee means with respect to each Payment Date, a senior fee equal to the sum of (a) the Monitoring Fee and (b) the Senior Structuring Fee payable to the Collateral Advisor pursuant to the Collateral Advisory Agreement; provided that the Senior Collateral Advisory Fee will be payable on each Payment Date only to the extent of funds available for such purpose in accordance with the Priority of Payments. Any unpaid Senior Collateral Advisory Fee will be deferred and paid on the next succeeding Payment Date to the extent funds are available for such purpose. Any unpaid Senior Collateral Advisory Fee that is deferred due to the operation of the Priority of Payments will not accrue interest. Any Senior Collateral Advisory Fee accrued but not paid prior to the resignation or removal of the Collateral Advisor shall continue to be payable to the Collateral Advisor on the Payment Date immediately following the effectiveness of such resignation or removal.

Senior Structuring Fee means, with respect to each Payment Date, an amount equal to 0.05% per annum of the Fee Basis Amount payable to the Collateral Advisor pursuant to the Collateral Advisory Agreement.

Single B Excess Percentage means, on any Measurement Date, the greater of (a) zero; and (b) (i) the aggregate Principal Balance of all Collateral Debt Securities with an S&P Rating lower than BB- and higher than CCC+ (expressed as a percentage of the CDS Principal Balance) minus (ii) 10%.

Single B Principal Coverage Adjustment Percentage means, on any Measurement Date, the greater of (a) zero; and (b) (i) the Single B Excess Percentage minus (ii) the greater of (x) zero; and (y) (A) 5% minus (B) the Double B Excess Percentage.

Sixty-Day Reinvestment Window means (i) with respect to Sale Proceeds received in respect of any Credit Risk Security, Defaulted Security, Equity Security, Withholding Tax Security, Credit-Improved Security or Written Down Security, the period from (and including) the date of receipt of such Sale Proceeds by the Issuer to (but including) the sixtieth (60th) calendar day thereafter and (ii) with respect to Collateral Principal Payments received in respect of any CPP Asset Type, the period from (and including) the date on which the cumulative amount of such Collateral Principal Payments for such CPP Asset Type equals or exceeds the Reinvestment Threshold Amount for such CPP Asset Type, to (but including) the sixtieth (60th) calendar day thereafter.

Special Amortization Pro Rata Condition means with respect to any Payment Date that either:

(A)                             (I)(x) the aggregate CDS Principal Balance as of the related Calculation Date is at least equal to 50% of the aggregate CDS Principal Balance on the Closing Date and (y) the S&P CDO Monitor Test has been satisfied and (II) the Collateral Quality Tests (except the items specified in clauses (xiii), (xiv) and (xv) of the definition thereof) are satisfied; or

(B)                               if clause (A) above is not satisfied, Rating Agency Confirmation has been provided by S&P with respect to the pro rata payment of principal of the Rated Notes.

Specified Currency has the meaning specified in Section 14.13.

Specified Person has the meaning specified in Section 2.5(a).

Specified Place has the meaning specified in Section 14.13.

Specified Types means CMBS Securities, REIT Debt Securities, Real Estate CDO Securities and Real Estate Interests.

Spread has the meaning specified in the definition of Reinvestment Criteria.

Spread Excess means, as of any Measurement Date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) the greater of zero and the excess, if any, of the Weighted Average Spread for such date over 1.87%, and (b) the aggregate Principal Balance of all Floating Rate Collateral Debt Securities and Deemed Floating Rate Collateral Debt Securities (excluding, in each case, Defaulted Securities, Written Down Securities or Deferred Interest PIK Bonds) and the denominator of which is the aggregate Principal Balance of all Collateral Debt Securities that are Fixed Rate Collateral Debt Securities (excluding Defaulted Securities, Written Down Securities, Deferred Interest PIK Bonds and Deemed Floating Rate Collateral Debt Securities).

Stated Maturity Date means the Payment Date occurring in September 2045.

Subordinate Collateral Advisory Fee means the fee payable to the Collateral Advisor at a per annum rate in arrears on each Payment Date pursuant to the Collateral Advisory Agreement, in an amount (as certified by the Collateral Advisor to the Trustee) equal to 0.20% of the Fee Basis Amount for such Payment Date; provided that the Subordinate Collateral Advisory Fee will be payable on each Payment Date only to the extent of funds available for such purpose in accordance with the Priority of Payments. Any unpaid Subordinate Collateral Advisory Fee will be deferred and paid on the next succeeding Payment Date to the extent funds are available for such purpose. Any unpaid Subordinate Collateral Advisory Fee that is deferred due to the operation of the Priority of Payments will not accrue interest. Any Subordinate Collateral Advisory Fee accrued but not paid prior to the resignation or removal of the Collateral Advisor shall continue to be payable to the Collateral Advisor on the Payment Date immediately following the effectiveness of such resignation or removal.

Subordinate Interests has the meaning specified in Section 13.1(a), (b), (c), (d), (e) or (f), as applicable.

Subpool means each of the groups of the Collateral Debt Securities designated by the Collateral Advisor in accordance with the Auction Procedures on which the Listed Bidders may provide a separate bid in an Auction.

Substitute Collateral Debt Security means a debt obligation meeting the Eligibility Criteria acquired by or on behalf of the Issuer with Collateral Principal Proceeds or Sale Proceeds that are reinvested in accordance with the provisions of the Indenture.

Substitute Party has the meaning specified in Section 16.1(d).

Substitution Event means, in connection with the Initial Hedge Counterparty, any of the following:

(i)                                    So long as any of the Notes are Outstanding and rated by S&P, the short-term rating from S&P of the Initial Hedge Counterparty is withdrawn, suspended or downgraded below

“A-3” or, if no short-term rating is available, the long-term rating from S&P of the Initial Hedge Counterparty is withdrawn, suspended or downgraded below “BBB-”; or

(ii)                                 The short-term rating of the Initial Hedge Counterparty from Fitch is withdrawn, suspended or downgraded below “F2” or, if no short-term rating is available, the long term rating of the Initial Hedge Counterparty from Fitch is withdrawn, suspended or downgraded below “BBB+”.

Synthetic Security means any swap transaction, debt security, security issued by a trust or similar vehicle or other investment, the returns on which (as determined by the Collateral Advisor) are linked to the credit performance of a reference obligation, but which may provide for a different maturity, payment date, interest rate, credit exposure or other credit or non-credit related characteristics from such reference obligation.

Taxed Collateral Debt Security has the meaning specified in Section 7.7(e).

Taxes means any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by any governmental authority having power to tax.

Tax Event means a new, or change in any, U.S. or foreign tax statute, treaty, regulation, rule, ruling, practice, procedure or judicial decision or interpretation, occurring in each case after the Closing Date, which results in (i) any portion of any payment due from any issuer or obligor under any Collateral Debt Security becoming properly subject to the imposition of U.S. or foreign withholding tax, which withholding tax is not compensated for by a “gross up” provision under the terms of the related Collateral Debt Security, (ii) any jurisdiction imposing net income, profits, or similar tax on the Issuer, (iii) the Issuer being required to deduct or withhold from any payment under a Hedge Agreement for or on account of any tax and the Issuer being obligated to make a gross up payment (or otherwise pay additional amounts) to the Hedge Counterparty, or (iv) a Hedge Counterparty being required to deduct or withhold from any payment under a Hedge Agreement for or on account of any tax for whatever reason if such Hedge Counterparty is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, and where the sum of the amount of (i) such a tax or taxes imposed on the Issuer or withheld from payments to the Issuer to the extent the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred, and (ii) such gross up payments required to be made by the Issuer to the extent they exceed the amounts that the Issuer would have been required to pay had no deduction or withholding been required, in the aggregate, equals ten percent (10%) or more of the amount of aggregate interest payments on all of the related Collateral Debt Securities during the related Due Period.

Tax Redemption has the meaning specified in Section 9.1(b).

Tax Subsidiary has the meaning specified in Section 7.7(e).

Temporary Ramp-Up Security means each security that is listed on Schedule C hereto that (i) is a direct unsecured debt obligation of the Federal National Mortgage Corporation or the Federal Home Loan Mortgage Corporation, (ii) bears interest at a fixed rate, (iii) is acquired by the Issuer on the Closing Date in furtherance of interest rate hedging of the Issuer’s portfolio by being sold on or prior to the Effective Date in conjunction with the acquisition of one or more Ramp-Up Collateral Debt Securities that are

Fixed Rate Collateral Debt Securities and (iv) is rated in the highest rating category by at least one nationally recognized rating agency.

Tenant Lease Loan Interests means securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities) on the cash flow from a commercial mortgage loan made to finance the acquisition, construction and improvement of properties leased to corporate tenants (or on the cash flow from such leases).

Three-Year Period means the period beginning on the Closing Date and up to and including the Payment Date in September 2008.

Transaction Documents means the Indenture, the Collateral Advisory Agreement, the Account Control Agreement, the Hedge Agreement, the Corporate Services Agreement, the Collateral Administration Agreement, the Income Note Paying Agency Agreement and the Placement Agreements.

Trust Officer means, when used with respect to the Trustee, any Officer within the CDO Trust Services Group of the Corporate Trust Office working on the transaction described in this Indenture and (or any successor group of the Trustee) authorized to act for and on behalf of the Trustee, including any vice president, assistant vice president or other Officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such Officers, respectively, or to whom any corporate trust matter is referred at the CDO Trust Services Group of the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject.

Trustee means LaSalle Bank National Association, and any successors or assigns, in its capacity as trustee under this Indenture.

Trustee Expenses means, with respect to any Payment Date, an amount equal to the sum of all expenses or indemnities incurred by or otherwise owing to the Trustee during the preceding Due Period in accordance with the Indenture, other than the Trustee Fee, including, without limitation, any expenses or indemnities incurred by the Trustee (and the Bank) in any of its capacities (including in its capacity as Collateral Administrator, Calculation Agent, Note Paying Agent, Income Note Paying Agent and Registrar).

Trustee Fee means, with respect to any Payment Date, the fee payable to the Trustee in an aggregate amount equal to 0.018% per annum of the CDS Principal Balance as of the first day of the related Due Period; provided that in no event shall, so long as any Class of Rated Notes remains Outstanding, such fee be an annual amount less than U.S.$25,000.

UCC means the Uniform Commercial Code as in effect in the State of New York.

Underlying Instrument means the agreement pursuant to which a Pledged Security has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Pledged Security or of which the holders of such Pledged Security are the beneficiaries.

Uninvested Proceeds means, at any time, the net proceeds received by the Issuer on the Closing Date from the initial issuance of the Rated Notes and Income Notes, to the extent such proceeds have not theretofore been invested in Collateral Debt Securities.

Uninvested Proceeds Account has the meaning specified in Section 10.4.

United States or U.S. means the United States of America, including the States thereof and the District of Columbia.

Unregistered Securities has the meaning specified in Section 5.17(c).

U.S. Person has the meaning given in Regulation S under the Securities Act.

USA PATRIOT Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001).

Weighted Average Fixed Rate Coupon means, as of any Measurement Date, the sum (rounded up to the next 0.001%):

(a)                                 obtained by (i) multiplying the Principal Balance of each Fixed Rate Collateral Debt Security (except Collateral Debt Securities that are currently deferring interest) held in the portfolio as of such date by the then-current interest rate, (ii) summing the amounts determined pursuant to clause (i) for all Fixed Rate Collateral Debt Securities held in the portfolio as of such date and (iii) dividing such sum by the aggregate Principal Balance of all Fixed Rate Collateral Debt Securities held in the portfolio as of such date; provided that for purposes of calculating the Weighted Average Fixed Rate Coupon of Collateral Debt Securities that are Defaulted Securities, the Written Down Amount with respect to Written Down Securities and Equity Securities will be excluded, except for those Defaulted Securities that at the time of such calculation have fully become current on all past due interest and scheduled principal and are paying full current interest in cash pursuant to the terms of their respective Underlying Instrument; plus

(b)                                if the number obtained pursuant to the calculations in clause (a) is less than 5.80%, the Spread Excess.

Weighted Average Life means, on any Calculation Date with respect to all Collateral Debt Securities (excluding any Defaulted Securities), the number obtained by the Collateral Advisor by (i) summing the products obtained by multiplying (a) the Average Life at such time of each Collateral Debt Security by (b) the outstanding Principal Balance of such Collateral Debt Security and (ii) dividing such sum by the aggregate Principal Balance at such time of all Collateral Debt Securities.

Weighted Average Life Test means a test that shall be satisfied as of any Measurement Date during any period set forth below if the Weighted Average Life of all Collateral Debt Securities as of such Measurement Date is less than or equal to the number of years set forth in the table below:

As of any Calculation Date	Weighted Average Life
Occurring During the Period Below	(in Years)
Closing Date – ≤1.0 year	10.0 years
>1.0 years – ≤2.0 years	9.0 years
>2.0 years – ≤3.0 years	8.0 years
>3.0 years – ≤4.0 years	7.0 years
>4.0 years – ≤5.0 years	6.0 years
>5.0 years – Stated Maturity Date	5.0 years

Weighted Average Spread means, as of any Measurement Date, the sum (rounded up to the next 0.001%) of:

(a)                                 the number obtained by (i) summing the products obtained by multiplying (A) for each Floating Rate Collateral Debt Security (other than any Defaulted Security, Written Down Security or Deferred Interest PIK Bond), the stated spread above LIBOR at which interest accrues on such Collateral Debt Security as of such date and, for each Deemed Floating Rate Collateral Debt Security (other than any Defaulted Security, Written Down Security or Deferred Interest PIK Bond), the Deemed Floating Spread by (B) the Principal Balance of such Collateral Debt Security as of such date and (ii) dividing such sum by the aggregate Principal Balance of all Floating Rate Collateral Debt Securities and all Deemed Floating Rate Collateral Debt Securities (excluding, in each case, all Defaulted Securities, Written Down Securities and Deferred Interest PIK Bonds, except for those Defaulted Securities that at the time of such calculation have fully become current on all past due interest and scheduled principal and are paying full current interest in cash pursuant to the terms of their respective Underlying Instrument); plus

(b)                                if the number obtained pursuant to the calculations in clause (a) is less than 1.60%, the Fixed Rate Excess.

Withholding Tax Security means a Collateral Debt Security if:

(i)                                    any payments thereon to the Issuer are subject to withholding tax imposed by any jurisdiction (other than U.S. backup withholding tax or other similar withholding tax); and

(ii)                                 under the underlying documentation with respect to such Collateral Debt Security, the issuer of or counterparty with respect to such Collateral Debt Security is not required to make “gross-up” payments to the Issuer that cover the full amount of such withholding tax on an after-tax basis.

Written Down Amount means, with respect to each Written Down Security, the amount by which the original Principal Balance of such Written Down Security is reduced as notified by or on behalf of the related issuer or trustee to the holders of such Written Down Security (including appraisal reductions on CMBS Securities).

Written Down Security means any Collateral Debt Security as to which the aggregate par amount of such Collateral Debt Security and all other securities secured by the same pool of collateral that rank pari passu with or senior in priority of payment to such Collateral Debt Security exceeds the aggregate par amount (including reserved interest or other amounts available for overcollateralization) of all collateral securing such securities (excluding defaulted collateral); provided that the Issuer shall immediately send notice to S&P by facsimile and e-mail upon any Collateral Debt Security becoming a Written Down Security.

1.2.                             ASSUMPTIONS AS TO COLLATERAL DEBT SECURITIES, FEES, ETC.

The provisions set forth in this Section 1.2 shall be applied in connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Security, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Securities and on any other amounts that may be received for deposit in the Collection Account.

(a)                                 All calculations with respect to Scheduled Distributions on the Pledged Securities securing the Rated Notes shall be made by the Issuer or the Collateral Administrator on behalf of the Issuer using (in the case of the Collateral Debt Securities) the assumptions that (i) no Pledged Security defaults or is sold, (ii) prepayment of any Pledged Security during any month occurs at a rate equal to the average rate of prepayment during the period of six consecutive months immediately preceding the current month (or, with respect to any Pledged Security that has not been outstanding for at least six consecutive calendar months, at the rate of prepayment assumed at the time of issuance of such Pledged Security), (iii) any clean-up call with respect to a Pledged Security will be exercised when economic to the Person or Persons entitled to exercise such call and (iv) no other optional redemption of any Pledged Security will occur except for those that have actually occurred or as to which irrevocable notice thereof shall have been given.

(b)                                For purposes of determining compliance with the Interest Coverage Tests, except as otherwise specified in the Interest Coverage Tests, there shall be excluded all payments in respect of Defaulted Securities and Deferred Interest PIK Bonds unless the Trustee or Collateral Advisor has actual knowledge such payments will be made in Cash and will be received on or before the Due Date therefor and all other scheduled payments (whether of principal, interest, fees or other amounts) including payments to the Issuer under any Hedge Agreement, as to which the Trustee or Collateral Advisor has actual knowledge will not be made in Cash or will not be received when due. For purposes of calculating the Class A/B Interest Coverage Ratio and the Class C Interest Coverage Ratio:

(1)                                 the expected interest income on Collateral Debt Securities and Eligible Investments and the expected interest payable on the Rated Notes and amounts, if any, payable under the Hedge Agreement will be calculated using the interest rates applicable thereto on the applicable date of determination;

(2)                                 accrued original issue discount on Eligible Investments will be deemed to be a scheduled interest payment thereon due on the date such original issue discount is scheduled to be paid; and

(3)                                 it will be assumed that no principal payments are made on the Rated Notes during the applicable periods.

(c)                                 For each Due Period, the Scheduled Distribution on any Pledged Security (other than (i) a Defaulted Security, (ii) a Deferred Interest PIK Bond or (iii) an Equity Security, which, in each case except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero and with respect to any Written Down Security, the Interest Coverage Amount shall exclude any interest accrued on any Written Down Amount) shall be the sum of (x) the total amount of payments and collections in respect of such Pledged Security (including the proceeds of the sale of such Pledged Security received during the Due Period) that, if paid as scheduled, will be available in the Collection Account at the end of the Due Period for payment on the Rated Notes or other amounts payable pursuant to this Indenture and of certain expenses of the Issuer and the Co-Issuer plus (y) any such amounts received in prior Due Periods that were not disbursed on a previous Payment Date (provided that such sum shall be computed without regard to any amounts excluded from the determination of compliance with the Coverage Tests pursuant to Section 1.2(b)).

(d)                                Subject to Section 1.2(b), each Scheduled Distribution receivable with respect to a Pledged Security shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the

Collection Account and, except as otherwise specified, to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for transfer to the Payment Account and application, in accordance with the terms hereof, to payments of principal of or interest on the Rated Notes or other amounts payable pursuant to this Indenture.

(e)                                 With respect to any Collateral Debt Security as to which any interest or other payment thereon is subject to withholding tax of any Relevant Jurisdiction, each Distribution thereon shall, for purposes of the Coverage Tests and each Collateral Quality Test, be deemed to be payable net of such withholding tax unless the issuer thereof or obligor thereon is required to make additional payments sufficient on an after tax basis to cover any withholding tax imposed on payments to the Issuer with respect thereto (including in respect of any such additional payment). On any date of determination, the amount of any Scheduled Distribution due on any future date shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

(f)                                   For purpose of determining compliance with the Interest Coverage Tests, it will be assumed that any amount required to be paid for taxes, filing and registration fees on the Payment Date immediately following the relevant Due Period shall be equal to the aggregate amount for which the Trustee has received an invoice or demand for payment on or prior to the relevant Measurement Date.

(g)                                Any reference in the definition of “Senior Collateral Advisory Fee” or “Subordinate Collateral Advisory Fee” in Section 1.1(a) to an amount calculated with respect to a period at a per annum rate shall be computed on the basis of a 360 day year and the actual number of days elapsed during the applicable Due Period.

(h)                                Unless otherwise specified, test calculations that evaluate to a percentage will be rounded to the nearest one-hundredth, and test calculations that evaluate to a number or decimal will be rounded to the nearest one hundredth.

(i)                                    Unless otherwise specified, all calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Collateral Debt Securities, shall be made on the basis of the date on which the Issuer makes a commitment to acquire or to sell an asset, as applicable (the trade date), not the settlement date for such sale.

(j)                                    For the purpose of determining fees constituting Administrative Expenses payable under the Priority of Payments hereunder, periods longer or shorter than a one-month period shall be prorated based on the number of days in such period.

1.3.                             RULES OF CONSTRUCTION

Unless the context otherwise clearly requires:

(a)                                 the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b)                                whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c)                                 the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(d)                                the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(e)                                 any definition of or reference to any agreement, statute, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(f)                                   any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be;

(g)                                all references in this instrument to designated “Sections”, “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein”, “hereof’, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Section, clause or other subdivision; and

(h)                                unless otherwise stated to the contrary herein, any payments to be made by the Issuer (or by the Trustee on behalf of the Issuer) in respect of a Class of Notes shall be payable pari passu between any subclasses of such Class of Notes.

ARTICLE II

THE RATED NOTES

2.1.                             FORMS GENERALLY

(a)                                 The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes offered and sold in reliance on Regulation S (each, a Regulation S Note) shall be issued in fully Registered form without interest coupons substantially in the form of the note attached as Exhibit A-1 (each, a Regulation S Global Note) with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee at its Corporate Trust Office in Chicago, Illinois, as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The Aggregate Outstanding Amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as the case may be.

(b)                                The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes offered and sold in the United States pursuant to an exemption from the registration requirements of the Securities Act (Rule 144A Notes) shall be issued in fully Registered form without interest coupons substantially in the form of the note attached as Exhibit A-2 (each, a Rule 144A Global Note), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The Aggregate Outstanding Amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as the case may be.

(c)                                 Regulation S Global Notes and Rule 144A Global Notes may also be exchanged under the limited circumstances set forth in Section 2.4 for notes in definitive fully Registered form without interest coupons (each, a Definitive Class A-D Note), which may be either a Regulation S Definitive Class A-D Note or a Rule 144A Definitive Class A-D Note, with such legends as may be applicable thereto, which shall be duly executed by the Issuer and the Co-Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(d)                                The Class E Notes and the Class F Notes offered or sold in the United States or to U.S. Persons pursuant to Rule 144A or another applicable exemption from registration under the Securities Act shall be issued in the form of physical certificates in definitive fully Registered form without interest coupons substantially in the form of the certificated note attached as Exhibit B-1 (each, a Definitive Class E Note) or as Exhibit B-2 (each, a Definitive Class F Note), as the case may be, with such legends as may be applicable thereto, which shall be duly executed by the Issuer and the Co-Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(e)                                 The Co-Issuers in issuing the Rated Notes may use “CUSIP” or “private placement” numbers (if then generally in use), and, if so, the Trustee will indicate the “CUSIP” or “private placement” numbers of the Rated Notes in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Rated Notes or as contained in any notice of redemption and related materials.

2.2.                             AUTHORIZED AMOUNT; APPLICABLE PERIODIC INTEREST RATE; STATED MATURITY DATE; DENOMINATIONS

(a)                                 The aggregate principal amount of Rated Notes which may be issued under this Indenture may not exceed U.S.$479,250,000, excluding Rated Notes issued upon registration of, transfer of, or in exchange for, or in lieu of, other Rated Notes pursuant to Section 2.4, 2.5 or 8.5.

(b)                                Such Rated Notes shall be divided into nine Classes having designations, original principal amounts, original Applicable Periodic Interest Rates and Stated Maturities as follows:

	Original Principal	Applicable Periodic Interest	Rated Note Stated
Designation	Amount	Rate	Maturity Date
Class A-1 Notes	U.S.$339,735,000	LIBOR + 0.265%	2045
Class A-2 Notes	U.S.$47,000,000	LIBOR + 0.350%	2045
Class B Notes	U.S.$41,400,000	LIBOR + 0.450%	2045
Class C Notes	U.S.$18,125,000	5.311%	2045
Class D Notes	U.S.$15,240,000	6.205%	2045
Class E Notes	U.S.$5,000,000	LIBOR + 2.100%	2045
Class F Notes	U.S.$12,750,000	8.001%	2045

The Rated Notes will be issuable in minimum denominations of U.S.$250,000 and, in each case, only in integral multiples of U.S.$1,000 in excess of such minimum denominations. After issuance, (x) a Rated Note may fail to be in compliance with the minimum denomination requirement as a result of the repayment of principal thereon in accordance with the Priority of Payments and (y) the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes may fail to be in an amount which is an integral multiple of U.S.$1,000 due to the addition to the principal amount thereof of deferred interest.

(c)                                 Interest shall accrue on the Aggregate Outstanding Amount of each Class of Rated Notes (determined as of the first day of each Interest Period and after giving effect to any payment of principal occurring on such day) from the Closing Date and will be payable in arrears on each Payment Date. Interest on each Class of Rated Notes and interest on Defaulted Interest will be calculated in accordance with the definition of Periodic Interest.

(d)                                The Rated Notes shall be redeemable as provided in Section 9.

(e)                                 The Depositary for the Global Notes shall initially be DTC.

(f)                                   The Rated Notes shall be numbered, lettered or otherwise distinguished in such manner as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers executing such Rated Notes as evidenced by their execution of such Rated Notes.

2.3.                             EXECUTION, AUTHENTICATION, DELIVERY AND DATING

(a)                                 The Rated Notes shall be executed on behalf of the Co-Issuers by an Authorized Officer of each of the Co-Issuers. The signatures of such Authorized Officers on the Rated Notes may be manual or facsimile (including in counterparts).

(b)                                Rated Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of either of the Co-Issuers shall bind such Person, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Rated Notes or did not hold such offices at the date of issuance of such Rated Notes.

(c)                                 At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers may deliver Rated Notes executed by the Co-Issuers or the Issuer, as the case may be, to the Trustee or the Authenticating Agent for authentication, and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Rated Notes as provided in this Indenture and not otherwise.

(d)                                Each Rated Note authenticated and delivered by the Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Rated Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

(e)                                 Rated Notes issued upon transfer, exchange or replacement of other Rated Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Rated Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Amount of the Rated Notes so transferred, exchanged or replaced. In the event that any Rated Note is divided into more than one Rated Note in accordance with this Section 2, the original principal amount of such Rated Note shall be proportionately divided among the Rated Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Rated Notes.

(f)                                   No Rated Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Rated Note a certificate of authentication (the Certificate of Authentication), substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Rated Note shall be conclusive evidence, and the only evidence, that such Rated Note has been duly authenticated and delivered hereunder.

2.4.                             REGISTRATION, TRANSFER AND EXCHANGE OF RATED NOTES

(a)                                 Registration of Rated Notes. The Trustee is hereby appointed as the registrar hereunder (the Note Registrar). The Trustee is hereby appointed as a transfer agent with respect to the Rated Notes (the Note Transfer Agent). The Note Registrar shall (acting solely for this purpose as agent for the Issuer) keep a register (the Note Register) at the Corporate Trust Office in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Rated Notes and the registration of transfers of Rated Notes. Upon any resignation or removal of the Note Registrar, the Issuer (after consultation with the Collateral Advisor) shall propose a replacement for approval by the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class. The Co-Issuers may not terminate the appointment of the Note Registrar or any Note Transfer Agent without the consent of each Holder of Rated Notes.

Subject to this Section 2.4, upon surrender for registration of transfer of any Rated Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Co-Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Rated Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Rated Notes may be exchanged for Rated Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Rated Notes to be exchanged at such office or agency. Whenever any Rated Note is surrendered for exchange, the Co-Issuers shall execute and the Trustee shall authenticate and deliver the Rated Notes that the Rated Noteholder making the exchange is entitled to receive.

All Rated Notes issued and authenticated upon any registration of transfer or exchange of Rated Notes shall be the valid obligations of the Co-Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Rated Notes surrendered upon such registration of transfer or exchange.

Every Rated Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Rated Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and delivery charges, if any, not made by regular mail.

(b)                                The initial sale of each Note may be made in accordance with Section 4(2) of (or another applicable exemption from registration under) the Securities Act or in accordance with Regulation S under the Securities Act.

(c)                                 Transfers of Class A Notes, Class B Notes, Class C Notes and Class D Notes

(1)                                 Subject to Section 2.4(c)(4), exchanges or transfers of beneficial interests in a Global Note may be made only in accordance with the rules and regulations of the Depositary and the transfer restrictions contained in the legend on such Global Note and exchanges or transfers of interests in a Global Note may be made only in accordance with the following:

(i)                                    Subject to Section 2.4(c)(1)(ii) through (vi), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(ii)                               The Trustee shall cause the exchange or transfer of any beneficial interest in a Regulation S Global Note for a beneficial interest in a Rule 144A Global Note upon provision to the Trustee and the Co-Issuers of a written certification in the form of Exhibit C-1 (a Rule 144A Transfer Certificate).

(iii)                            The Trustee shall cause the exchange or transfer of any beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note upon provision to the Trustee and the Co-Issuers of a written certification substantially in the form of Exhibit C-2 (a Regulation S Transfer Certificate).

(iv)                             An owner of a beneficial interest in a Regulation S Global Note may transfer such interest in the form of a beneficial interest in such

Regulation S Global Note without the provision of written certification; provided that (1) such transfer is made to a Person who is not a U.S. Person in an offshore transaction in reliance on an exemption from the registration requirements of the Securities Act under Regulation S and (2) the transferee, by purchase of such interest in such Regulation S Global Note, will be deemed to have made all representations, warranties and acknowledgements set forth in the Regulation S Transfer Certificate.

(v)                                An owner of a beneficial interest in a Rule 144A Global Note may transfer such interest in the form of a beneficial interest in such Rule 144A Global Note without the provision of written certification; provided that the transferee, by purchase of such interest in such Rule 144A Global Note, will be deemed to have made all representations, warranties and acknowledgements set forth in the Rule 144A Transfer Certificate.

(vi)                             In the event Definitive Class A-D Notes are issued pursuant to Section 2.4(c)(5), the Trustee shall cause the transfer of (i) any beneficial interest in a Global Note for a Definitive A-D Note that is a Regulation S Note (a Regulation S Definitive Note), upon provision to the Trustee and the Issuer of a Regulation S Transfer Certificate or (ii) any beneficial interest in a Global Note for a Definitive A-D Note that is a Rule 144A Note (a Rule 144A Definitive Note), upon provision to the Trustee, the Co-Issuers and the Note Registrar of a Rule 144A Transfer Certificate.

(2)                                 Subject to Section 2.4(c)(4), in the event Definitive Class A-D Notes are issued pursuant to Section 2.4(c)(5), the Trustee shall cause the transfer of (i) any Definitive A-D Note for a beneficial interest in a Regulation S Global Note, upon provision to the Trustee and the Issuer of a Regulation S Transfer Certificate or (ii) any Definitive A-D Note for a beneficial interest in a Rule 144A Global Note, upon provision to the Trustee and the Co-Issuers of a Rule 144A Transfer Certificate.

(3)                                 Upon acceptance for exchange or transfer of a beneficial interest in a Global Note for a Definitive A-D Note, or upon acceptance for exchange or transfer of a Definitive A-D Note for a beneficial interest in a Global Note, each as provided herein, the Trustee shall approve the instruction at the Depositary to adjust the principal amount of such Global Note on its records to evidence the date of such exchange or transfer and the change in the principal amount of such Global Note.

(4)                                 Subject to the restrictions on transfer and exchange set forth in this Section 2.4 and to any additional restrictions on transfer or exchange specified in the Definitive Class A-D Notes, the Holder of any Definitive A-D Note may transfer or exchange the same in whole or in part (in a principal amount equal to the minimum authorized denomination or any larger authorized amount) by surrendering such Definitive A-D Note at the Corporate Trust Office or at the office of any Note Transfer Agent, together with (x) in the case of any transfer, an executed instrument of assignment and (y) in the case of any exchange, a written request for exchange. Following a proper request for transfer or exchange, the Trustee shall (provided it has available in its possession an inventory of Definitive Class A-D Notes), within five Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a Note Transfer Agent (other than the Trustee), authenticate and make available at such Corporate Trust Office or at the office of such Note Transfer Agent, as the case may be, to the transferee (in the case of transfer) or Rated Noteholder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Rated Noteholder in the case of exchange) to such address as the transferee or Rated Noteholder, as applicable, may request, a Definitive A-D Note or Notes, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Note shall not be valid unless made at the Corporate Trust Office or at the office of a Note Transfer Agent or by a duly authorized attorney-in-fact. Beneficial interests in Global Notes shall be exchangeable for Definitive Class A-D Notes only under the limited circumstances described in Section 2.4(c)(5).

(5)                                 Interests in a Global Note deposited with or on behalf of the Depositary pursuant to Section 2.1 hereunder shall be transferred (A) to the Beneficial Owners thereof in the form of Definitive Class A-D Notes only if such transfer otherwise complies with this Section 2.4 (including Section 2.4(c)(1) and (2) and (1) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Rated Notes, (2) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor Depositary is not appointed by the Issuer within 90 days of such notice or (3) as a result of any amendment to or change in the laws or regulations of the Cayman Islands, or of any authority therein or thereof having power to tax, or in the interpretation or administration of such laws or regulations which become effective on or after the Closing Date, the Issuer, the Trustee or any Note Paying Agent becomes aware that it is or will be required to make any deduction or withholding from any payment in respect of the Global Notes which would not be required if the Global Notes were not represented by a global certificate or (B) to the purchaser thereof in the form of one or more Definitive Notes in accordance with the provisions of Section 2.4(c)(1).

(6)                                 If interests in any Global Note are to be transferred to the Beneficial Owners thereof in the form of Definitive Class A-D Notes pursuant to Section 2.4(c)(5), such Global Note shall be surrendered by the Depositary, or its custodian on its behalf, to the Corporate Trust Office or to the Note Transfer Agent located in Chicago, Illinois and the Trustee shall authenticate and deliver without charge, upon such transfer of interests in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. The Definitive Class A-D Notes transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in the denominations specified in Section 2.2(b) and registered in such names as the Depositary shall direct in writing.

(7)                                 For so long as one or more Global Notes are Outstanding:

(i)                                    the Trustee and its directors, officers, employees and agents may deal with the Depositary for all purposes (including the making of distributions on, and the giving of notices with respect to, the Global Notes);

(ii)                                 unless otherwise provided herein and subject to Section 2.4(c)(7)(i) above, the rights of Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary;

(iii)                              for purposes of determining the identity of and principal amount of Rated Notes beneficially owned by a Beneficial Owner, the records of the Depositary shall be conclusive evidence of such identity and principal amount and the Trustee may conclusively rely on such records when acting hereunder;

(iv)                             the Depositary will make book-entry transfers among the Depositary Participants of the Depositary and will receive and transmit distributions of principal of and interest on the Global Notes to such Depositary Participants; and

(v)                                the Depositary Participants of the Depositary shall have no rights under this Indenture under or with respect to any of the Global Notes held on their behalf by the Depositary, and the Depositary may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Global Notes for all purposes whatsoever.

(d)                               Transfers of Class E Notes and Class F Notes.

(1)                                 If a holder of a beneficial interest in a Definitive Class E Note or a Definitive Class F Note wishes at any time to transfer its interest in such Definitive Class E Note or Definitive Class F Note, such holder may transfer or cause the transfer of such interest for an equivalent beneficial interest in one or more such Definitive Class E Notes or Definitive Class F Notes as provided below. Upon receipt by the Issuer and the Note Registrar of (A) such holder’s Definitive Class E Note or Definitive Class F Note properly endorsed for assignment to the transferee and (B) a certificate in the form of Exhibit C-3 (a Definitive Class E Note Transfer Certificate) or Exhibit C-4 (a Definitive Class F Note Transfer Certificate), as the case may be, given by the transferee of such beneficial interest then the Note Registrar shall cancel such Definitive Class E Note or Definitive Class F Note, record the transfer in the Note Register and authenticate and deliver one or more Definitive Class E Notes or Definitive Class F Notes bearing the same designation as the Definitive Class E Notes or Definitive Class F Notes endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the Class and the aggregate of such amounts being the same as the beneficial interest in the Definitive Class E Notes or Definitive Class F Notes surrendered by the transferor), and in the minimum denominations and integral multiples in excess thereof If any Definitive Class E Notes are upon issuance acquired and held by a Permitted NS Purchaser, then no such Definitive Class E Notes may be sold, transferred or otherwise disposed of to a Benefit Plan Investor unless and until the Co-Issuers have furnished to the Trustee an opinion of recognized U.S. tax counsel to the effect that the Definitive Class E Notes will be treated as debt for U.S. federal income tax purposes. Unless and until such tax opinion is delivered, each investor and transferee of an interest in a Definitive Class E Note shall deliver an ERISA Restriction Letter to the Issuer, the Trustee and the Rated Note Placement Agents acknowledging the transfer restrictions applicable to such Definitive Class E Notes and agreeing to cause any future transferee of such Definitive Class E Notes to deliver a letter substantially in the form of the ERISA Restriction Letter. In addition, the Note Registrar shall not register any transfer of Definitive Class F Notes to a proposed transferee of Definitive Class F Notes that has represented that it is a Benefit Plan Investor or a Controlling Person if the transfer would result in Benefit Plan Investors owning 25% or more of the value of the outstanding Definitive Class F Notes (as determined without regard to interests held by Controlling Persons, and otherwise contemplated by the applicable regulations under ERISA) immediately after such transfer, based on assurances received from investors. Without limiting the generality of the forgoing, the Note Registrar shall not register any transfer of Definitive Class F Notes represented by Regulation S Notes to a proposed transferee of such Definitive Class F Notes that has represented that it is or may become a Benefit Plan Investor or a Controlling Person. Without limiting the generality of the foregoing, a transfer of beneficial interests in a Definitive Class F Note will not be permitted unless an ERISA Restriction Letter is obtained from each transferee of a Definitive Class F Note, for the benefit of the Issuer, the Trustee and the Rated Note Placement Agents, (i) in the case of a Definitive Class F Note not represented by a Regulation S Note, regarding whether it is, or is not and will not be, a Benefit Plan Investor or Controlling Person, or (ii) in the case of a Definitive Class F Note represented by a Regulation S Note, to the effect that it is not and will not be a Benefit Plan Investor or Controlling Person. Any purported transfer in violation of the foregoing requirements shall be null and void ab initio, and the Note Registrar shall not register any such purported transfer and shall not authenticate and deliver such Definitive Class F Notes.

(2)                                 If a holder of a beneficial interest in one or more Definitive Class E Notes or Definitive Class F Notes wishes at any time to exchange its interest in such Definitive Class E Notes or Definitive Class F Notes for an interest in one or more such Definitive Class E Notes or Definitive Class F Notes of different principal amounts, such holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in the Definitive Class E Notes or Definitive Class F Notes bearing the same designation as the Definitive Class E Notes or Definitive Class F Notes endorsed for exchange as provided below. Upon receipt by the Note Registrar of (A) such holder’s Definitive Class E Notes or Definitive Class F Notes properly endorsed for such exchange and (B) written instructions from such holder designating the number and principal amounts of the applicable Definitive Class E Notes or Definitive Class F Notes to be issued (the aggregate principal amounts of such Definitive Class E Notes or Definitive Class F Notes being the same as the Definitive Class E Notes or Definitive Class F Notes surrendered for exchange), then the Note Registrar shall cancel such Definitive Class E Notes or Definitive Class F Notes, record the exchange in the Note Register and authenticate and deliver one or more Definitive Class E Notes or Definitive Class F Notes bearing the same designation endorsed for exchange, registered in the same names as the Definitive Class E Notes or Definitive Class F Notes surrendered by such holder or such different names as are specified in the endorsement described in clause (A) above, in different principal amounts designated by such holder (the Class and the aggregate principal amounts being the same as the beneficial interest in the Definitive Class E Notes or Definitive

Class F Notes surrendered by such holder), and the minimum denominations and integral multiples in excess.

(e)                                 Denominations; Qualified Purchaser Status. No Person may hold a beneficial interest in any Rated Note except in a denomination authorized for the Rated Notes of such Class under Section 2.2(b). In addition, no transfer of a Rated Note (or any interest therein) may be made to any Person that is a U.S. Person unless such Person is (A) a Qualified Institutional Buyer (or, with respect to the Class E Notes and the F Notes only, an Institutional Accredited Investor) or an NS Purchaser and (B) a Qualified Purchaser. In addition, no transfer of a Rated Note (or any interest therein) may be made to any Person that is a U.S. Person unless such Person (A) was not formed for the purpose of investing in either of the Co-Issuers (except when each beneficial owner of the purchaser is a Qualified Purchaser, (B) has received the necessary consent from its beneficial owners if it is a private investment company formed before April 30, 1996, (C) is not a broker-dealer that owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of unaffiliated issuers, (D) is not a pension, profit, sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, and in a transaction that may be effected without loss of any applicable Investment Company Act exemption, (E) will provide notice to any subsequent transferee of the transfer restrictions provided in the legend, (F) will hold and transfer in a principal amount of not less than U.S.$250,000, for it or for each account for which it is acting and (G) will provide the Issuer from time to time such information as it may reasonably request in order to ascertain compliance with the foregoing. Any purported transfer that is not in compliance with this Section 2.4 or the legends on the Rated Notes will be void ab initio, and will not operate to transfer any rights to the transferee, notwithstanding any instructions to the contrary to the Co-Issuers, the Trustee or any intermediary. If any purported transfer of Rated Notes or any beneficial interest therein to a purported transferee does not comply with the requirements set forth in this Section 2.4 or the legends on the Rated Notes, then the purported transferor of such Rated Notes or beneficial interest therein shall be required to cause the purported transferee to surrender the Rated Notes or any beneficial interest therein in return for a refund of the consideration paid therefor by such transferee (together with interest thereon) or to cause the purported transferee to dispose of such Rated Notes or beneficial interest promptly in one or more open market sales to one or more persons each of whom satisfies the requirements of this Section 2.4 and the legends on the Rated Notes and such purported transferor shall take, and shall cause such transferee to take, all further action necessary or desirable, in the judgment of the Trustee, to ensure that such Rated Notes or any beneficial interest therein are held by persons in compliance therewith.

(f)                                   Requirement to Sell.

(1)                                 If, notwithstanding the restrictions set forth in this Section 2.4, either of the Co-Issuers determines that any beneficial owner of a Rule 144A Note (A) is a U.S. Person and (B) is not a Qualified Institutional Buyer and also a Qualified Purchaser, either of the Co-Issuers may require, by notice to such beneficial owner that such beneficial owner sell all of its right, title and interest to such Rated Note (or interest therein) to a Person that is both (1) a Qualified Institutional Buyer and (2) a Qualified Purchaser, with such sale to be effected within 30 days after notice of such sale requirement is given. If such beneficial owner fails to effect the transfer required within such 30-day period, (x) upon written direction from the Issuer, the Trustee shall, and is hereby irrevocably authorized by such beneficial owner to cause its interest in such Rated Note to be transferred in a commercially reasonable sale (conducted by the Trustee in accordance with Sections 9-610 and 9-611 of the UCC as applied to securities that are customarily sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, in connection with such transfer, that such Person is both (1) a Qualified Institutional Buyer and (2) a Qualified Purchaser and (y) pending such transfer, no further payments will be made in respect of such Rated Note (or beneficial interest therein) held by such beneficial owner.

(2)                                 If, notwithstanding the restrictions set forth in this Section 2.4, either of the Co-Issuers determines that any beneficial owner of a Regulation S Note is (A) a U.S. Person or (B) a Benefit Plan Investor or a Controlling Person (for the purposes of ERISA), either of the Co-Issuers may require, by notice to such beneficial owner that such beneficial owner sell all of its right, title and interest to such Rated Note (or interest therein) to a Person that is not (1) a U.S. Person or (2) a Benefit Plan Investor or a Controlling Person (for the purposes of ERISA), with such sale to be effected within 30 days after notice of such sale requirement is given. If such beneficial owner fails to effect the transfer required within such 30-day period, (x) upon written direction from the Issuer, the Trustee shall, and is hereby irrevocably authorized by such beneficial owner to cause its interest in such Rated Note to be transferred in a commercially reasonable sale (conducted by the Trustee in accordance with Sections 9-610 and 9-611 of the UCC as applied to securities that are customarily sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, in connection with such transfer, that such Person is neither (1) a U.S. Person nor (2) a Benefit Plan Investor or a Controlling Person (for the purposes of ERISA) and (y) pending such transfer, no further payments will be made in respect of such Rated Note (or beneficial interest therein) held by such beneficial owner.

(g)                                Legends. Any Rated Note issued upon the transfer, exchange or replacement of Rated Notes shall bear such applicable legend set forth in the relevant Exhibit hereto unless there is delivered to the Trustee, the Note Registrar, the Issuer and the Co-Issuer such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by any of the Trustee, the Note Registrar, the Issuer and the Co-Issuer to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or another exemption from registration under the Securities Act and to ensure that neither of the Co-Issuers nor the pool of Collateral becomes an investment company required to be registered under the Investment Company Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer and the Co-Issuer, shall authenticate and deliver Rated Notes that do not bear such applicable legend.

(h)                                Expenses; Acknowledgment of Transfer. Transfer, registration and exchange shall be permitted as provided in this Section 2.4 without any charge to the Rated Noteholder except for a sum sufficient to cover any tax or other governmental charge payable in connection therewith or the expenses of delivery (if any) not made by regular mail and payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith pursuant to Section 2.4(a). Registration of the transfer of a Rated

Note by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Co-Issuers.

(i)                                    Surrender upon Final Payment. Upon final payment due on the date on which all outstanding unpaid principal of a Rated Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, the Holder thereof shall present and surrender such Rated Note at the Corporate Trust Office of the Trustee in Chicago, Illinois.

(j)                                    Repurchase and Cancellation of Rated Notes. The Co-Issuers will not purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Outstanding Rated Notes except upon the redemption of the Rated Notes in accordance with the terms of this Indenture and the Rated Notes. The Co-Issuers will promptly cancel all Rated Notes acquired by them pursuant to any payment, purchase, redemption, prepayment or other acquisition of Rated Notes pursuant to any provision of this Indenture and no Rated Notes may be issued in substitution or exchange for any such Rated Notes.

(k)                                 Compliance with Transfer Restrictions. Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, the rules of any Depositary, ERISA, the Code or the Investment Company Act; provided that if a certificate is specifically required by the express terms of this Section 2.4 to be delivered to the Trustee or the Note Registrar by a purchaser or transferee of a Rated Note, the Trustee or the Note Registrar, as the case may be, shall be under a duty to receive and examine the same to determine whether the transfer contemplated thereby substantially complies with the express terms of this Indenture and shall promptly notify the party delivering the same if such transfer does not comply with such terms. To the extent applicable to the Issuer, the Issuer shall impose additional restrictions to comply with the USA PATRIOT Act, and any such transfer restrictions shall be binding on each Holder or Beneficial Owner of a Rated Note. The Issuer shall notify the Trustee and the Note Registrar of the imposition of any such transfer restrictions.

(1)                                 Physical Rated Notes. The Co-Issuers will promptly make available to the Trustee without charge a reasonable supply of Definitive Notes in definitive, fully Registered Form, without interest coupons.

2.5.                           MUTILATED, DEFACED, DESTROYED, LOST OR STOLEN RATED NOTES

If (a) any mutilated or defaced Rated Note is surrendered to a Note Transfer Agent, or if there shall be delivered to the Co-Issuers or the Issuer, the Trustee and the Note Transfer Agent (each, a Specified Person) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rated Note, and (b) there is delivered to the Specified Persons such security or indemnity as may reasonably be required by them to save each of them harmless then, in the absence of notice to the Specified Persons that such Rated Note has been acquired by a bona fide purchaser, the Co-Issuers or the Issuer shall execute and shall direct the Trustee to authenticate, and upon Issuer Request the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Rated Note, a new Rated Note of the same Class as such mutilated, defaced, destroyed, lost or stolen Rated Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Rated Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Rated Note, a bona fide purchaser of the predecessor Rated Note presents for payment, transfer or exchange such predecessor Rated Note, the Specified Persons shall be entitled to recover such new Rated Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Specified Persons in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Rated Note has become due and payable, the Co-Issuers or the Issuer in their or its (as applicable) discretion may, instead of issuing a new Rated Note, pay such Rated Note without requiring surrender thereof except that any mutilated Rated Note shall be surrendered.

Upon the issuance of any new Rated Note under this Section 2.5, the Co-Issuers, the Trustee or any Note Transfer Agent may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Rated Note issued pursuant to this Section 2.5 in lieu of any mutilated, defaced, destroyed, lost or stolen Rated Note, shall constitute an original additional contractual obligation of the Co-Issuers and such new Rated Note shall be entitled, subject to the second paragraph of this Section 2.5, to all the benefits of this Indenture equally and proportionately with any and all other Rated Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Rated Notes.

2.6.                              PAYMENT OF PRINCIPAL AND INTEREST; RIGHTS PRESERVED

(a)                                  Each Class of Rated Notes shall accrue interest during each Interest Period applicable to such Class in the manner and at the Applicable Periodic Interest Rate specified in Section 2.2. Interest on each Class of Rated Notes shall be due and payable on each Payment Date; provided that (i) interest on the Class A-2 Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A-1 Notes (together with any Defaulted Interest thereon), (ii) interest on the Class B Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A Notes (together with any Defaulted Interest thereon), (iii) interest on the Class C Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A Notes (together with any Defaulted Interest thereon) and on the Class B Notes (together with any Defaulted Interest thereon), (iv) interest on the Class D Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A Notes (together with any Defaulted Interest thereon), on the Class B Notes (together with any Defaulted Interest thereon) and on the Class C Notes (together with any Defaulted Interest thereon), (v) interest on the Class E Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A Notes (together with any Defaulted Interest thereon), on the Class B Notes (together with any Defaulted Interest thereon), on the Class C Notes (together with any Defaulted Interest thereon) and the Class D Notes (together with any Defaulted Interest thereon), (vi) interest on the Class F Notes is subordinated in right of payment to the prior payment in full on each Payment Date of the interest due and payable on the Class A Notes

(together with any Defaulted Interest thereon), on the Class B Notes (together with any Defaulted Interest thereon), on the Class C Notes (together with any Defaulted Interest thereon), on the Class D Notes (together with any Defaulted Interest thereon) and the Class E Notes (together with any Defaulted Interest thereon), and (vii) interest on all Rated Notes is subordinated in right of payment to the prior payment in full on each Payment Date of other amounts in accordance with Section 11.1. Except as provided in Section 5.5, no payment shall be made by the Co-Issuers hereunder other than on a Payment Date.

So long as any Class A Notes or Class B Notes are Outstanding, any Class C Applicable Periodic Interest Shortfall Amount shall be deferred and added to the then Aggregate Outstanding Amount of the Class C Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) until the Payment Date on which funds are available to pay such Class C Applicable Periodic Interest Shortfall Amount in accordance with Section 11.1.

So long as any Class A Notes, Class B Notes or Class C Notes are Outstanding, any Class D Applicable Periodic Interest Shortfall Amount shall be deferred and added to the then Aggregate Outstanding Amount of the Class D Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) until the Payment Date on which funds are available to pay such Class D Applicable Periodic Interest Shortfall Amount in accordance with Section 11.1.

So long as any Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, any Class E Applicable Periodic Interest Shortfall Amount shall be deferred and added to the then Aggregate Outstanding Amount of the Class E Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) until the Payment Date on which funds are available to pay such Class E Applicable Periodic Interest Shortfall Amount in accordance with Section 11.1.

So long as any Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding, any Class F Applicable Periodic Interest Shortfall Amount shall be deferred and added to the then Aggregate Outstanding Amount of the Class F Notes and shall not be considered “due and payable” for the purposes of Section 5.1(a) until the Payment Date on which funds are available to pay such Class F Applicable Periodic Interest Shortfall Amount in accordance with Section 11.1.

(b)                                 The principal of each Rated Note shall be payable no later than the Stated Maturity Date thereof unless the unpaid principal of such Rated Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided that:

(1)                                  so long as any Class A-1 Notes are Outstanding, except as provided in Section 9 and Section 11.1(b)(15) and (16), the payment of principal of the Class A-2 Notes, the B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes (x) may only occur after principal of the Class A Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and other amounts payable in accordance with Section 11.1;

(2)                                  so long as any Class A Notes are Outstanding, except as provided in Section 9 and Section 11.1(b)(15) and (16), the payment of principal of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes (x) may only occur after principal of the Class A Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and other amounts payable in accordance with Section 11.1;

(3)                                  so long as any Class A Notes or Class B Notes are Outstanding, except as provided in Section 11.1(b)(15) and (16), the payment of principal of the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes (x) may only occur after principal of the Class A Notes and the Class B Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and Class B Notes and other amounts payable in accordance with Section 11.1;

(4)                                  so long as any Class A Notes, Class B Notes or Class C Notes are Outstanding, except as provided in Section 9 and Section 11.1(b)(15) and (16), the payment of principal of the Class D Notes, the Class E Notes and the Class F Notes (x) may only occur after principal of the Class A Notes, the Class B Notes and the Class C Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes and the Class C Notes and other amounts payable in accordance with Section 11.1;

(5)                                  so long as any Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, except as provided in Section 9 and Section 11.1(b)(15) and (16), the payment of principal of the Class E Notes and the Class F Notes (x) may only occur after principal of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and other amounts payable in accordance with Section 11.1.

(6)                                  so long as any Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding, except as provided in Section 9 and Section 11.1(b)(15) and (16), the payment of principal of the Class F Notes (x) may only occur after principal of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and other amounts payable in accordance with Section 11.1.

(c)                                  So long as the Coverage Tests are satisfied, principal will not be payable on any Class of Rated Notes except (i) upon the occurrence of a Redemption, (ii) in the case of any Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes, to pay amounts in respect of the Class C Cumulative Applicable Periodic Interest Shortfall Amount, the Class D Cumulative Applicable Periodic Interest Shortfall Amount, the Class E Cumulative Applicable Periodic Interest Shortfall Amount or the Class F Cumulative

Applicable Periodic Interest Shortfall Amount, as the case may be, in accordance with Section 11.1 and (iii) on each Payment Date, in accordance with Section 11.1.

(d)                                 As a condition to the payment of any principal of or interest on any Rated Note without the imposition of withholding tax, any Note Paying Agent shall require the previous delivery of properly completed and signed applicable U.S. federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or an Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code) or other certification acceptable to it to enable the Co-Issuers, the Trustee and any Note Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of such Rated Note or the Holder of such Rated Note under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(e)                                  All payments made by the Issuer under the Rated Notes will be made without any deduction or withholding for or on the account of any tax unless such deduction or withholding is required by applicable law, as modified by the practice of any relevant governmental authority, then in effect. If the Issuer is so required to deduct or withhold, then neither the Issuer nor the Co-Issuer will be obligated to pay any additional amounts in respect of such withholding or deduction.

(f)                                    Payments in respect of principal of and interest on the Rated Notes shall be payable by wire transfer in immediately Available Funds to a Dollar account maintained by the Rated Noteholders in accordance with wire transfer instructions received by any Note Paying Agent on or before the Record Date or, if no wire transfer instructions are received by a Note Paying Agent, by a Dollar check drawn on a bank in the United States mailed to the address of such Rated Noteholder as it appears on the Note Register at the close of business on the Record Date for such payment.

(g)                                 The principal of and interest on any Rated Note which is payable on a Redemption Date or in accordance with Section 11.1 on a Payment Date and is punctually paid or duly provided for on such Redemption Date or Payment Date shall be paid to the Person in whose name that Rated Note (or one or more predecessor Rated Notes) is registered at the close of business on the Record Date for such payment. All such payments that are mailed or wired and returned to the Note Paying Agent shall be held for payment as herein provided at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2.

Payments to Holders of the Rated Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Rated Notes of such Class registered in the name of each such Holder on the Record Date for such payment bears to the Aggregate Outstanding Amount of all Rated Notes of such Class on such Record Date.

(h)                                 Payment of any Defaulted Interest may be made in any other lawful manner in accordance with Section 11.1 if notice of such payment is given by the Trustee to the

Co-Issuers and the Rated Noteholders, and such manner of payment shall be deemed practicable by the Trustee.

(i)                                     All reductions in the principal amount of a Rated Note (or one or more predecessor Rated Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Rated Note and of any Rated Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Rated Note.

(j)                                     Notwithstanding anything to the contrary herein, the obligations of the Co-Issuers or the Issuer, as the case may be, under the Rated Notes or this Indenture or arising in connection herewith are limited recourse obligations of the Co-Issuers or the Issuer, as the case may be, payable solely from the Collateral and following realization of the Collateral, all obligations of and all claims against the Co-Issuers or the Issuer, as the case may be, hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, member, director, employee, security holder or incorporator of the Co-Issuers or their respective successors or assigns for the payment of any amounts payable under the Rated Notes or this Indenture. It is understood that the foregoing provisions of this Section 2.6(j) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Rated Notes or secured by this Indenture until such Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this Section 2.6(j) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any action or suit or in the exercise of any other remedy under the Rated Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(k)                                  Subject to the foregoing provisions of this Section 2.6 and the provisions of Sections 2.4 and 2.5, each Rated Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Rated Note shall carry the rights of unpaid interest and principal that were carried by such other Rated Note.

ARTICLE III

CONDITIONS PRECEDENT

3.1.                              GENERAL PROVISIONS

The Rated Notes may be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee (or an Authenticating Agent on its behalf) upon Issuer Request, upon receipt by the Trustee of the following:

(a)                                  (1)                                  an Officer’s certificate of the Issuer, (A) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Issuer’s obligations under, each Transaction Document, in each case as may be amended on or prior to, and as in effect on, the Closing Date, and the execution, authentication and delivery of the Rated Notes and specifying the Stated Maturity Date, the principal amount and the Applicable Periodic Interest Rate with respect to each Class of Rated Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of such Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon; and

(2)                                  an Officer’s certificate of the Co-Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Co-Issuer’s obligations under, this Indenture, as may be amended on or prior to, and as in effect on, the Closing Date, and the execution, authentication and delivery of the Rated Notes and specifying the Stated Maturity Date, the principal amount and the Applicable Periodic Interest Rate of each Class of Rated Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of such Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b)                                 (1)                                  either (A) a certificate of the Issuer, or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Issuer satisfactory in form and substance to the Trustee and the Initial Hedge Counterparty on which the Trustee and the Initial Hedge Counterparty are entitled to rely to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Rated Notes, or (B) an Opinion of Counsel to the Issuer satisfactory in form and substance to the Trustee and the Initial Hedge Counterparty to the effect that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Rated Notes except as may have been given; and

(2)                                  either (A) a certificate of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Co-Issuer satisfactory in form and substance to the Trustee and the Initial Hedge Counterparty on which the Trustee and the Initial Hedge Counterparty are entitled to rely to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Rated Notes, or (B) an Opinion of Counsel to the Co-Issuer satisfactory in form and substance to the Trustee and the Initial Hedge Counterparty that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Rated Notes except as may have been given;

(c)                                  (1)                                  an opinion of Clifford Chance US LLP, special New York counsel to the Co-Issuers, dated the Closing Date, substantially in the form of Exhibit E-1;

(2)                                  an opinion of Walkers, special Cayman Islands counsel to the Issuer, dated the Closing Date, substantially in the form of Exhibit E-2;

(3)                                  an opinion of Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Trustee, dated the Closing Date, substantially in the form of Exhibit F;

(4)                                  an opinion of Thacher Proffitt & Wood LLP, counsel to the Collateral Advisor, dated the Closing Date, substantially in the form of Exhibit G; and

(5)                                  an opinion of in-house counsel to the Initial Hedge Counterparty, dated the Closing Date, substantially in the form of Exhibit H;

(d)                                 an Officer’s certificate of the Issuer, stating that the Issuer is not in Default under this Indenture and that the issuance of the Rated Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Articles, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that no Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Rated Notes applied for (including in Section 3.2) have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

(e)                                  an Officer’s certificate of the Co-Issuer stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Rated Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Certificate of Incorporation or By-Laws of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that no Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Rated Notes applied for have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

(f)                                    an Accountants’ Report (A) confirming the information with respect to each Collateral Debt Security (other than its price) set forth on a schedule setting forth each Collateral Debt Security and the information provided by the Issuer with respect to every other asset forming part of the Collateral, by reference to such sources as shall be specified therein, (B) confirming that, on the Closing Date, the Collateral Debt Securities set forth on Schedule A meet the Collateral Quality Tests (with the exception of the S&P CDO Monitor Test), (C) calculating each of the Coverage Tests as of the Closing Date and (D) specifying the procedures undertaken by them to review data and computations relating to the foregoing statement;

(g)                                 executed counterparts of this Indenture, the Account Control Agreement, the Collateral Administration Agreement, the Collateral Advisory Agreement and the other Transaction Documents;

(h)                                 an executed copy of the initial Hedge Agreement and an executed copy of the Collateral Assignment of Hedge Agreement with respect thereto (and all acknowledgments thereto);

(i)                                     execution and delivery of the Financing Statement for filing against the Issuer with the Recorder of Deeds in the District of Columbia; and

(j)                                     evidence of an entry having been made in the Issuer’s Register of Mortgages and Charges in respect of the charge.

3.2.                              SECURITY FOR THE RATED NOTES

Prior to the issuance of the Rated Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a)                                  Grant of Security Interest; Delivery of Collateral Debt Securities. The Grant pursuant to the Granting clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral and the transfer of all Collateral Debt Securities purchased by the Issuer on the Closing Date (as set forth in Schedule A) to the Trustee in the manner provided in Section 3.3(b).

(b)                                 Certificate of the Issuer. The delivery to the Trustee of a certificate of an Authorized Officer of the Issuer or the Collateral Advisor, for and on behalf of the Issuer, dated as of the Closing Date, to the effect that (x) the Issuer has no assets other than the Collateral, (y) the Issuer has no investments that do not qualify as Collateral Debt Securities or Eligible Investments and (z) in the case of each Collateral Debt Security identified on Schedule A and pledged to the Trustee for inclusion in the Collateral on the Closing Date:

(1)                                  the Issuer is the owner of such Collateral Debt Security free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date and except for those Granted pursuant to this Indenture and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Debt Security prior to the first Payment Date and owed by the Issuer to the seller of such Collateral Debt Security;

(2)                                  the Issuer has acquired its ownership in such Collateral Debt Security in good faith without notice of any adverse claim (within the meaning given to such term by Section 8-102(a)(1) of the UCC), except as described in clause (1) above;

(3)                                  the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Debt Security (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(4)                                  the Issuer has full right to Grant a security interest in and assign and pledge all of its right, title and interest in such Collateral Debt Security to the Trustee;

(5)                                  the information set forth with respect to such Collateral Debt Security on Schedule A is correct and each such Collateral Debt Security is transferred to the Trustee as required by Section 3.2(a) (or, if any such Collateral Debt Security is not so transferred to the Trustee on the Closing Date, the Issuer has entered into a binding agreement to purchase such Collateral Debt Security for settlement within 10 days after the Closing Date);

(6)                                  each such Collateral Debt Security satisfies the requirements of the definition of “Collateral Debt Security” and is not a Defaulted Security; and

(7)                                  upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral (assuming that any Clearing Corporation, Securities Intermediary or other entity not within the control of the Issuer involved in the Grant of Collateral takes the actions required of it under Section 3.3(b) for perfection of that interest) and a “securities entitlement” (as defined in the UCC) with respect to Financial Assets.

(c)                                  Rating Letters. The delivery to the Trustee of an Officer’s certificate of the Issuer, to the effect that (i) attached thereto are true and correct copies of (A) a letter signed by Fitch confirming that the Class A Notes have been rated “AAA”, the Class B Notes have been rated at least “AA”, the Class C Notes have been rated at least “A”, the Class D Notes have been rated at least “BBB”, the Class E Notes have been rated at least “BBB-” and the Class F Notes have been rated at least “BB” by Fitch and (B) a letter signed by S&P confirming that the Class A Notes have been rated “AAA”, the Class B Notes have been rated at least “AA”, the Class C Notes have been rated at least “A”, the Class D Notes have been rated at least “BBB”, the Class E Notes have been rated at least “BBB-” and the Class F Notes have been rated at least “BB” by S&P and (ii) each such rating is in full force and effect on the Closing Date.

(d)                                 Accounts. The delivery by the Trustee of evidence of the establishment of the Payment Account, the Collection Account (including each Collateral Sub-Account established therein), the Expense Reserve Account, the Interest Reserve Account, the Collateral Account and the Uninvested Proceeds Account and, to be established on the Closing Date.

(e)                                  Funding Certificate. The delivery to the Trustee of a funding certificate (the Funding Certificate), duly executed by an Authorized Officer of the Issuer, relating to, among other things, the disposition of the proceeds of the issuance of the Rated Notes, dated the Closing Date, in substantially the form of Exhibit D hereto.

(f)                                    Purchases. The delivery to the Trustee of a certification of the Issuer that it shall have entered into one or more agreements to purchase, for settlement on or following the Closing Date in accordance with customary settlement procedures in the relevant markets, Collateral Debt Securities having an aggregate Principal Balance of not less than U.S.$425,000,000.

3.3.                              CUSTODIANSHIP; TRANSFER OF COLLATERAL DEBT SECURITIES AND ELIGIBLE INVESTMENTS

(a)                                  The Trustee shall hold all Certificated Securities and Instruments in physical form at the office of a custodian appointed by it in Illinois (together with any successor, the Custodian). Initially, such Custodian shall be LaSalle Bank National Association with its address at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603, Attention: CDO Trust Services Group – N-Star Real Estate CDO V Ltd. Any successor custodian shall be a state or national bank or trust company that is not an Affiliate of the Issuer or the Co-Issuer, has a long-term debt rating of at least “BBB+” by S&P and has a combined capital and surplus of at least U.S.$250,000,000.

(b)                                 Each Collateral Debt Security, Equity Security and Eligible Investment shall be credited to the appropriate Account. Each time that the Issuer shall direct or cause the acquisition of any Collateral Debt Security, Equity Security or Eligible Investment, the Trustee (on behalf of the Issuer) shall, if such Collateral Debt Security, Equity Security or Eligible Investment has not already been transferred to the Collateral Account and credited thereto, cause the transfer of such Collateral Debt Security, Equity Security or Eligible Investment to the Custodian to be held in and credited to the Collateral Account for the benefit of the Trustee in accordance with the terms of this Indenture. The security interest of the Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Debt Security, Equity Security or Eligible Investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Collateral Debt Security, Equity Security or Eligible Investment.

(c)                                  On the Closing Date, on each day thereafter, if any, that any Collateral is acquired or otherwise becomes subject to the lien of this Indenture and on the Effective Date, the Issuer represents and warrants to the Trustee as follows:

(1)                                  This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Collateral in favor of the Trustee on behalf and for the benefit of the Secured Parties, which security interest is prior to all other liens and security interests, and is enforceable as such as against creditors of and purchasers from the Issuer and, upon delivery of the Collateral Debt Securities and filing of the appropriate financing statements in the appropriate filing offices, the lien and security interest created by this Indenture shall be a perfected first priority security interest in favor of the Trustee for the benefit of the Secured Parties.

(2)                                  The Issuer owns and has good and marketable title to the Collateral free and clear of any liens, claims, encumbrances or defects of any nature whatsoever except for those which are being released on the Closing Date or on the date of purchase by the Issuer or those created pursuant to or contemplated under this Indenture and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on any Collateral Debt Security prior to the first payment date and owed by the Issuer to the seller of such Collateral Debt Security.

(3)                                  The Issuer has acquired its ownership in each such Collateral Debt Security, or will acquire in the case of any Collateral Debt Securities which the Issuer has on or before the Closing Date committed to purchase but which will not have settled on or before the Closing Date or any additional Collateral Debt Securities or Substitute Collateral Debt Securities acquired by the Issuer after the Closing Date, in good faith without notice of any adverse claim, except as described in clause (2) above.

(4)                                  The Issuer (a) has delivered each such Collateral Debt Security, or will deliver any Collateral Debt Securities which the Issuer has on or before the Closing Date committed to purchase but which will not have settled on or before the Closing Date or any additional Collateral Debt Securities or Substitute Collateral Debt Securities acquired by the Issuer after the Closing Date, to the Trustee and

(b) has not assigned, pledged, sold, granted a security interest in or otherwise encumbered any interest in such Collateral Debt Security other than interests granted pursuant to this Indenture.

(5)                                  The Issuer has full right to grant all security interests granted herein.

(6)                                  All Collateral is comprised of either “securities”, “instruments”, “tangible chattel paper”, “accounts”, “security entitlements” or “general intangibles”, in each case as defined in the applicable Uniform Commercial Code.

(7)                                  Each of the Accounts, and all subaccounts thereof, constitute securities accounts as defined in the applicable Uniform Commercial Code.

(8)                                  All items of the Collateral that constitute security entitlements have been and will have been credited to one of the securities accounts. The securities intermediary for each of the Accounts has agreed to treat all assets credited to the securities accounts as financial assets under the applicable Uniform Commercial Code.

(9)                                  Other than the security interest granted to the Trustee on behalf and for the benefit of the Secured Parties pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Trustee on behalf and for the benefit of the Secured Parties hereunder or that has been terminated. The Issuer is not aware of any judgment, Pension Benefit Guarantee Corporation lien or tax lien filings against it.

(10)                            The Issuer has caused or will have caused, within ten (10) days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee on behalf and for the benefit of the Secured Parties hereunder that constitutes chattel paper, instruments, accounts, securities entitlements or general intangibles under the applicable Uniform Commercial Code, if any.

(11)                            The Trustee or the Accountholder has in its possession all original copies of the instruments that constitute or evidence the Collateral, if any. The instruments, loan agreements and leases that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee on behalf and for the benefit of the Secured Parties. All financing statements filed or to be filed against the Issuer in favor of the Trustee on behalf and for the benefit of the Secured Parties in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Trustee on behalf and for the benefit of (A) itself and for the benefit of the Noteholders, (B) the Collateral Advisor and (C) each Hedge Counterparty.”

(12)                            The authoritative copy of any chattel paper that constitutes or evidences the Collateral, if any, has been communicated to the Trustee and has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee on behalf and for the benefit of the Secured Parties.

(13)                            The Issuer has received or will receive all consents and approvals required by the terms of the underlying loan agreement, indenture or other underlying documentation, if any, relating to the Collateral to the transfer to the Trustee on behalf and for the benefit of the Secured Parties of its interest and rights in the Collateral hereunder.

(14)                            The Issuer, the Accountholder and the Trustee have entered into the Account Control Agreement pursuant to which the Accountholder has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer.

(15)                            None of the Accounts is in the name of any person other than the Trustee, held on behalf and for the benefit of the Secured Parties. The Issuer has not consented to the Trustee or the Accountholder maintaining any of the Accounts to comply with entitlement orders or instructions of any Person other than the Trustee.

(16)                            Notwithstanding any other provision of this Indenture or any other related Transaction Document, the representations in this Section 3.3(c) shall be continuing and deemed to be updated on any day a new item of Collateral is acquired, and remain in full force and effect until such time as all obligations under this Indenture and the Notes have been finally and fully paid and performed and shall survive the termination of this Indenture for any other reason.

(17)                            The parties to this Indenture (i) shall not, without obtaining a Rating Agency Confirmation, waive any of the representations in this Section 3.3(c); (ii) shall provide each of the Rating Agencies with prompt written notice of any breach of the representations contained in this Section 3.3(c) upon becoming aware thereof; and (iii) shall not, without obtaining a Rating Agency Confirmation (as determined after any adjustment or withdrawal of the ratings following notice of such breach), waive a breach of any of the representations in this Section 3.3(c).

ARTICLE IV

SATISFACTION AND DISCHARGE

4.1.                            SATISFACTION AND DISCHARGE OF INDENTURE

This Indenture shall be discharged and shall cease to be of further effect with respect to the Collateral securing the Rated Notes and the Rated Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Rated Notes, (iii) rights of Rated Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights, obligations and immunities of the Collateral Advisor hereunder and under the Collateral Advisory Agreement and (vi) the rights of the Secured Parties as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)                                  either:

(1)                                  all Rated Notes theretofore authenticated and delivered (other than (A) Rated Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 and (B) Rated Notes for whose payment funds have theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(2)                                  all Rated Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity Date within one year, or (C) are to be called for redemption pursuant to Section 9.1 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Co-Issuers pursuant to Section 9.3 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States in an amount sufficient, according to the Priority of Payments as verified by a firm of nationally recognized Independent certified public accountants, to pay and discharge the entire indebtedness on all Rated Notes not theretofore delivered to the Trustee for cancellation, including all principal and interest (including Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount, Class E Cumulative Applicable Periodic Interest Shortfall Amount and Class F Cumulative Applicable Periodic Interest Shortfall Amount accrued to the date of such deposit) (in the case of Rated Notes which have become due and payable) or to the Stated Maturity Date or the Redemption Date, as the case may be; provided that (x) such obligations are entitled to the full faith and credit of the United States and (y) this subclause (2) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

(b)                                 the Issuer has paid or caused to be paid all other sums payable hereunder (including amounts payable pursuant to the Hedge Agreement, the Income Note Paying Agency Agreement, the Corporate Services Agreement, the Collateral Advisory Agreement and the Collateral Administration Agreement) and no other amounts will become due and payable by the Issuer; and

(c)                                  the Co-Issuers have delivered to the Trustee and the Initial Hedge Counterparty Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee and the Hedge Counterparty and, if applicable, the Rated Noteholders, as the case may be, under Sections 2.6, 4.1, 4.2, 5.9, 5.18, 6.7, 6.8, 7.1 and 7.3 shall survive.

4.2.                            APPLICATION OF TRUST MONEY

All funds deposited with the Trustee pursuant to Section 4.1 for the payment of principal of and interest on the Rated Notes and amounts payable pursuant to the Hedge Agreement, the Collateral Advisory Agreement, the Income Note Paying Agency Agreement, the Corporate Services Agreement and the Collateral Administration Agreement shall be held in trust and applied by it in accordance with the provisions of the Rated Notes and this Indenture, including the Priority of Payments, for the payment either directly or through any Note Paying Agent, as the Trustee may determine, to the Person entitled thereto of the respective amounts in respect of which such funds has been deposited with the Trustee; but such funds need not be segregated from other funds except to the extent required herein or required by law.

4.3.                            REPAYMENT OF FUNDS HELD BY NOTE PAYING AGENT

In connection with the satisfaction and discharge of this Indenture with respect to the Rated Notes, all funds then held by any Note Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 and in accordance with the Priority of Payments and thereupon such Note Paying Agent shall be released from all further liability with respect to such funds.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

5.1.                            EVENTS OF DEFAULT

Event of Default, is defined as any one of the following wherever used herein, means any one of the following events as set forth in Section 5.1(a) through (h) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                  a default for five (5) Business Days in the payment, when due and payable, of any interest on any Class A Note or Class B Note or, if there are no Class A Notes or Class B Notes Outstanding, on any Class C Note or, if there are no Class A Notes, Class B Notes or Class C Notes Outstanding, on any Class D Note or, if there are no Class A Notes, Class B Notes, Class C Notes or Class D Notes Outstanding, on any Class E Note or, if there are no Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes Outstanding, on any Class F Note;

(b)                                 a default in the payment of any principal, when due and payable of any Rated Note (or, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, the Administrator, any Note Paying Agent or the Note Registrar, such default continues for a period of five (5) Business Days);

(c)                                  the failure on any Payment Date to disburse amounts available in accordance with Section 11.1 (except as provided in Section 5.1(a) and (b) above) and a continuation of such failure for three (3) Business Days (or, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, the Administrator, any Note Paying Agent or the Note Registrar, such default continues for a period of five (5) Business Days);

(d)                                 on any Measurement Date, the Class A/B Principal Coverage Ratio is less than 100%;

(e)                                  either of the Co-Issuers or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(f)                                    a default in the performance, or breach, of any other covenant (it being understood that non-compliance with any of the Coverage Tests or the Collateral Quality Tests will not constitute a default or breach) or of any representation or warranty of either of the Co-Issuers under the Indenture of any representation or if any certificate or writing delivered pursuant thereto proves to be incorrect when made, which default or breach has a material adverse effect on the Rated Noteholders and continues for a period of thirty (30) days (or, in the case of a default, breach or failure of a representation or warranty regarding the Collateral, fifteen (15) days) of the earlier of knowledge by the Co-Issuers or the Collateral Advisor or notice to the Co-Issuers and the Collateral Advisor by the Trustee or to the Co-Issuers and the Collateral Advisor by the Holders of at least 25%, of the then Aggregate Outstanding Amount of the Rated Notes of any Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture;

(g)                                 the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property; ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days; or

(h)                                 the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action.

If either of the Co-Issuers shall obtain actual knowledge that an Event of Default shall have occurred and be continuing, such Co-Issuer shall (unless the Trustee shall have provided notice of such Event of Default pursuant to Section 6.2) promptly notify the Trustee, the Rated Noteholders, the Hedge Counterparty, the Collateral Advisor and each Rating Agency in writing of such Event of Default.

5.2.                            ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT

(a)                                  If an Event of Default occurs and is continuing, the Trustee may or, if so directed by the Holders of a Majority in aggregate principal amount of the Outstanding Notes of the Controlling Class, will declare the principal of and accrued interest on all Notes to be immediately due and payable (except that in the case of an Event of Default described in Section 5.1(g) or 5.1(h) above, such an acceleration will occur automatically).

(b)                                 Any Hedge Agreement existing on or after such acceleration may not be terminated by the Issuer unless and until liquidation of the Collateral has commenced and annulment of such acceleration may no longer be affected.

(c)                                  At any time after such acceleration of maturity has been made and before a judgment or decree for payment of the amount due has been obtained by the Trustee as hereinafter provided in this Section 5, the Trustee may reverse such acceleration and its consequences if the Trustee determines that:

(1)                                  the Issuer has paid or deposited with the Trustee funds sufficient to pay:

(i)                                     all overdue installments of principal of and interest on the Notes (including interest upon the Class C Cumulative Applicable Periodic Interest Shortfall Amount, the Class D Cumulative Applicable Periodic Interest Shortfall Amount, the Class E Cumulative Applicable Periodic Interest Shortfall Amount and the Class F Cumulative Applicable Periodic Interest Shortfall Amount, respectively, at the Applicable Periodic Interest Rate and, to the extent that payment of such interest is lawful, upon Defaulted Interest at the Applicable Periodic Interest Rate);

(ii)                                  any accrued and unpaid amounts (including termination payments, if any) payable by the Issuer pursuant to the Hedge Agreement;

(iii)                               all unpaid taxes and Administrative Expenses, any accrued and unpaid Senior Collateral Advisory Fee, and other sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)                                  the Trustee has determined that all Events of Default of which it has actual knowledge, other than the nonpayment of the principal of or interest on the Rated Notes that have become due solely by such acceleration, have been cured; and

(3)                                  the Hedge Agreement in effect immediately prior to such acceleration shall remain in effect,

provided that the Trustee shall have obtained (and shall be entitled to rely upon) a certification of an Independent accounting firm of national reputation as to the sufficiency of the amounts in Section 5.2(c)(1) above, which certification shall be conclusive evidence as to such sufficiency. In addition, the Trustee may, but is not required to, obtain, at the Issuer’s expense (and may rely upon), an Opinion of Counsel as to the matters in Sections 5.2(c)(2) and (3) above.

At any such time as the Trustee shall reverse such acceleration and its consequences, the Trustee shall preserve the Collateral in accordance with the provisions of Section 5.5; provided that, if the conditions for liquidation of the Collateral are satisfied pursuant to Section 5.5, the Rated Notes may be accelerated pursuant to Section 5.2(a), notwithstanding any previous reversal of acceleration pursuant to this Section 5.2(b).

No such reversal of acceleration shall affect any subsequent Default or impair any right consequent thereon.

5.3.                            COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE

The Co-Issuers covenant that if a Default shall occur in respect of the payment of any principal of or interest on any Class A-1 Note, the payment of principal of or interest on any Class A-2 Note (but with respect to interest, only after the Class A-1 Notes and all interest accrued thereon have been paid in full), the payment of principal of or interest on any Class B Note (but with respect to interest, only after the Class A Notes and all interest accrued thereon have been paid in full), the payment of principal of or interest on any Class C Note (but with respect to interest, only after the Class A Notes and Class B Notes and all interest accrued thereon have been paid in full) the payment of principal of or interest on any Class D Note (but with respect to interest, only after the Class A Notes, the Class B Notes and the Class C Notes and all interest accrued thereon have been paid in full), the payment of principal of or interest on any Class E Note (but with respect to interest, only after the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and all interest accrued thereon have been paid in full) or the payment of principal of or interest on any Class F Note (but with respect to interest, only after the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and all interest accrued thereon have been paid in full), the Co-Issuers will, upon demand of the Trustee or any affected Rated Noteholder, pay to the Trustee, for the benefit of the Holder of such Rated Note, the whole amount, if any, then due and payable on such Rated Note for principal and interest, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the Applicable Periodic Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and such Rated Noteholder and their respective agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may, and shall, upon the direction by a the Holders of Majority of the then Aggregate Outstanding Amount of the Notes of Controlling Class (and, if the action of the Issuer or the Co-Issuer pursuant to such direction would have a material adverse effect on the Hedge Counterparty, the Initial Hedge Counterparty), prosecute such Proceeding to judgment or final decree, and may enforce the same against the Co-Issuers or any other obligor upon the Rated Notes and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Collateral; provided that a Holder of a Rated Note may institute any proceeding if (i) such Holder previously has given to the Trustee written notice of an Event of Default, (ii) except in the case of a default in the payment of principal or interest, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class have made a written request upon the Trustee to institute such proceedings in its own name as Trustee and such Holders have offered the Trustee reasonable indemnity, (iii) the Trustee has, for thirty (30) days after receipt of notice, request and offer of such indemnity, failed to institute any such proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

The Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class may, in certain cases, waive any default with respect to such Notes, except (i) a default for more than five (5) Business Days in the payment, when due and payable, of any interest on any Note, (ii) a default in the payment of principal on any Note at its Stated Maturity Date or Redemption Date, (iii) the failure on any Payment Date to disburse amounts available in the Collection Account in accordance with Section 11.1 and continuation of such failure for a period of three (3) Business Days, (iv) certain events of bankruptcy or insolvency with respect to the Co-Issuers or (v) a default in respect of any provision of the Indenture that cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Rated Notes or Hedge Agreement under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Rated Notes or Hedge Agreement, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Rated Notes or Hedge Agreement shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)                                  to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Rated Notes or Hedge Agreement upon direction by a Majority of the Controlling Class, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Rated Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Rated Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(b)                                 unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Rated Notes, upon the direction of such Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)                                  to collect and receive any amounts or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Rated Noteholders and of the Trustee on behalf of the Rated Noteholders and the Trustee; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Rated Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Rated Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Rated Noteholder or the Initial Hedge Counterparty, any plan of reorganization, arrangement, adjustment or composition affecting the Rated Notes, the initial Hedge Agreement or the rights of any Holder thereof or the Initial Hedge Counterparty, or to authorize the Trustee to vote in respect of the claim of any Rated Noteholder or the Initial Hedge Counterparty in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders, the Trustee shall be held to represent, subject to Section 6.17, all the Secured Parties if applicable, pursuant to Section 6.17.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except in accordance with Section 5.5(a).

5.4.                              REMEDIES

(a)                                  If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that, in addition to the requirements of Section 5.5(a), the Trustee may, after giving notice to the Noteholders, the Collateral Advisor, the Initial Hedge Counterparty and each Rating Agency, and with the consent of the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class, and shall, upon written direction by the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(1)                                  institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral any amounts adjudged due;

(2)                                  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(3)                                  exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(4)                                  subject to Section 5.4(d) below, exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except in accordance with Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest on the Notes and amounts due to the Initial Hedge Counterparty, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)                                 If an Event of Default as described in Section 5.1(f) shall have occurred and be continuing, the Trustee may, and at the request of at least 25% of the Holders of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such proceeding; provided that (i) such request does not conflict with any provision in the Indenture, (ii) the Trustee determines that such action will not involve the Trustee incurring any liability (unless the Trustee is indemnified to its satisfaction against any such liability) and (iii) the Trustee may take other action deemed proper by the Trustee, that is not inconsistent with such direction.

(c)                                  Upon any sale of the Collateral, whether made under the power of sale hereby given or by virtue of judicial proceedings, the Placement Agents, any Hedge Counterparty, any Noteholder or Noteholders may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale of the Collateral, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase price, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Co-Issuers, the Trustee and the Noteholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)                                 Notwithstanding any other provision of this Indenture, the Trustee may not, prior to the date which is one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws (of any jurisdiction). Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

5.5.                              PRESERVATION OF COLLATERAL

(a)                                  If an Event of Default shall have occurred and be continuing when any Class of Rated Notes is Outstanding, the Trustee shall retain the Collateral securing the Rated Notes and the Hedge Agreement intact, collect and cause the collection of the proceeds thereof and make all payments and deposits and maintain all accounts in respect of the Collateral and the Rated Notes and the Hedge Agreement in accordance with Section 11.1 and the provisions of Sections 10, 12 and 13 unless:

(1)                                  the Trustee, pursuant to Section 5.5(c), determines (such determinations may be based upon a certificate from the Collateral Advisor) that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting reasonable expenses relating to such sale or liquidation) would be sufficient to discharge in full the Redemption Prices then due on the Rated Notes, any amounts required to be paid under the Hedge Agreement, all unpaid Administrative Expenses and any accrued and unpaid Senior Collateral Advisory Fee (to the extent not waived by the Collateral Advisor) and the Holders of a Majority of the then Aggregate Outstanding Amount of Notes of the Controlling Class agrees with such determination; or

(2)                                  the Holders of at least 66 2/3% of the Aggregate Outstanding Amount of the Rated Notes of the Controlling Class (and, unless it will be paid in full all amounts owing to it by the Issuer, the Initial Hedge Counterparty), subject to the provisions hereof, and subject to the Trustee determining that such action will not involve the Trustee incurring any liability, (unless the Trustee is indemnified to its satisfaction against any such liability) direct the sale and liquidation of the Collateral.

For purposes of Section 5.5(a)(2), if the Initial Hedge Counterparty shall fail to vote to direct the sale and liquidation of the Collateral within three Business Days after written notice from the Issuer or the Trustee requesting a vote pursuant to such Section 5.5(a)(2), the Initial Hedge Counterparty shall not be entitled to participate in the vote requested by such notice. The Trustee shall give written notice of the retention of the Collateral to the Issuer with a copy to the Co-Issuer, each Holder of the Controlling Class of Notes and the Initial Hedge Counterparty. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause Section 5.5(a)(1) or (2) exist.

(b)                                 Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Rated Notes if prohibited by applicable law.

(c)                                  In determining whether the condition specified in Section 5.5(a)(1) exists, the Trustee shall obtain bid prices with respect to each security contained in the Collateral from two nationally recognized dealers (or if it is unable in good faith to obtain such bid prices from two nationally recognized dealers, one nationally recognized dealer), as specified by the Collateral Advisor in writing, which are Independent from each other and the Collateral Advisor, at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Pledged Securities and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(1) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation.

The Trustee shall deliver to the Noteholders, the Initial Hedge Counterparty, the Rating Agencies and the Co-Issuers a report stating the results of any determination required pursuant to Section 5.5(a)(1) no later than ten (10) days after making such determination but in any event prior to the sale or liquidation of the Collateral. The Trustee shall make the determinations required by Section 5.5(a)(1) within thirty (30) days after an Event of Default and at the request of the Holders of a Majority of the then Aggregate Outstanding

Amount of the Notes of the Controlling Class at any time during which the Trustee retains the Collateral pursuant to Section 5.5(a)(1). In the case of each calculation made by the Trustee pursuant to Section 5.5(a)(1), the Trustee shall obtain a letter of an Independent certified public accountant confirming the accuracy of the computations of the Trustee and certifying their conformity to the requirements of this Indenture. In determining whether the Holders of the requisite percentage of any Class of Rated Notes or the requisite percentage of Income Noteholders have given any direction or notice or have agreed pursuant to Section 5.5(a), any Holder of a Rated Note of a Class or Income Notes who is also a Holder of Rated Notes of another Class or of Income Notes or any Affiliate of any such Holder shall be counted as a Holder of each such Rated Note and/or Income Note for all purposes.

(d)                                 If an Event of Default shall have occurred and be continuing at a time when no Rated Note is Outstanding, the Trustee shall retain the Collateral securing the Hedge Agreements and the Rated Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Rated Notes in accordance with Section 11.1 and the provisions of Section 10 and Section 12 unless a Majority of the Income Noteholders direct the sale and liquidation of the Collateral.

5.6.                              TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION

All rights of action and of asserting claims under this Indenture, or under any of the Rated Notes, may be enforced by the Trustee without the possession of any of Hedge Agreements or the Rated Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys and counsel, shall be for the benefit of the Secured Parties and shall be applied as set forth in Section 5.7.

5.7.                              APPLICATION OF FUNDS COLLECTED

Any funds collected by the Trustee with respect to the Hedge Agreements or the Rated Notes pursuant to this Section 5 and any funds that may then be held or thereafter received by the Trustee with respect to the Hedge Agreements or the Rated Notes hereunder shall be applied subject to Section 13.1 and in accordance with the provisions of Section 11.1(c), at the date or dates fixed by the Trustee.

5.8.                              LIMITATION ON SUITS

Only the Trustee may pursue remedies available hereunder and no Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or its Note or otherwise, for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                  such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)                                 except in the case of a default in the payment of principal or interest, the Holders or Holders of at least 25% of the then Aggregate Outstanding Amount of the Rated Notes of the Controlling Class shall have made a written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(c)                                  the Trustee for thirty (30) days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d)                                 no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class;

it being understood and intended that no one or more Holders of Rated Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class. In addition, any action taken by any one or more of the Holders of Notes shall be subject to and in accordance with Sections 13.1 and 11.1(d).

Notwithstanding any other provisions of this Indenture but subject to Section 5.8(d), if the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Notes of the Controlling Class, each representing less than a Majority of the then Aggregate Outstanding Amount of Notes of this Controlling Class, the Trustee shall follow the instructions of the group representing the higher percentage of aggregate principal amount of Outstanding Notes of the Controlling Class.

5.9.                              UNCONDITIONAL RIGHTS OF RATED NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST

Notwithstanding any other provision in this Indenture (other than Section 2.6(i)), the Holder of any Rated Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (if any) on such Rated Note as such principal and/or interest become due and payable in accordance with Sections 13.1 and 11.1(c) and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes shall have no right to institute proceedings for the enforcement of any such payment until such time as no Class of Rated Note that is senior to such Class of them remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

5.10.                        RESTORATION OF RIGHTS AND REMEDIES

If the Trustee or any Rated Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Rated Noteholder, then and in every such case the Co-Issuers, the Trustee and the Rated Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such Proceeding had been instituted.

5.11.                        RIGHTS AND REMEDIES CUMULATIVE

No right or remedy herein conferred upon or reserved to the Trustee or to the Rated Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.12.                        DELAY OR OMISSION NOT WAIVER

No delay or omission of the Trustee or any Rated Noteholder or the Initial Hedge Counterparty to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 5 or by law to the Trustee, the Rated Noteholders or the Initial Hedge Counterparty may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Rated Noteholders or the Initial Hedge Counterparty, as the case may be.

5.13.                        CONTROL BY CONTROLLING CLASS

Notwithstanding any other provision of this Indenture (but subject to the proviso in the definition of “Outstanding” in Section 1.1(a)), the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or of any sale of the Collateral, in whole or in part, provided that:

(a)                                  such direction shall not conflict with any rule of law or with this Indenture;

(b)                                 the Trustee may take any other action deemed proper by it that is not inconsistent with such direction; provided that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received an indemnity reasonably satisfactory to it against such liability as set forth below);

(c)                                  the Trustee shall have been provided with an indemnity reasonably satisfactory to it; and

(d)                                 any direction to the Trustee to undertake a Sale of the Collateral shall be made only pursuant to, and in accordance with, Sections 5.4 and 5.5.

5.14.                        WAIVER OF PAST DEFAULTS

The Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class may, in certain cases waive any past Default and its consequences, except:

(a)                                  a Default for more than five (5) Business Days in the payment, when due and payable, of any interest on any Rated Note; or

(b)                                 a Default in the payment of principal on any Note at its Stated Maturity Date or Redemption Date; or

(c)                                  the failure on any Payment Date to disburse amounts available in the Collection Account in accordance with Section 11.1 and the continuation of such failure for a period of three (3) Business Days; or

(d)                                 a Default arising under Section 5.1(g) or 5.1(h); or

(e)                                  a Default in respect of any provision of this Indenture that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby.

In the case of any such waiver, (i) the Co-Issuers, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto, and (ii) the Trustee shall promptly give written notice of any such waiver to the Collateral Advisor and each Holder of Rated Notes. The Rating Agencies shall be notified by the Issuer of any such waiver.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

5.15.                        UNDERTAKING FOR COSTS

All parties to this Indenture agree, and each Holder of any Rated Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Rated Noteholder, or group of Rated Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Rated Noteholder for the enforcement of the payment of the principal of or interest on any Rated Note on or after the Stated Maturity Date expressed in such Rated Note (or, in the case of redemption, on or after the applicable Redemption Date).

5.16.                        WAIVER OF STAY OR EXTENSION LAWS

The Co-Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including but not limited to filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

5.17.                        SALE OF COLLATERAL

(a)                                  The power to effect any sale (a Sale) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b)                                 The Trustee may bid for and acquire any portion of the Collateral in connection with a public Sale thereof, by crediting all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7. The Rated Notes and the Hedge Agreement need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Rated Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)                                  If any portion of the Collateral consists of securities not registered under the Securities Act (Unregistered Securities), the Trustee may, but shall not be required to, seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained, with the consent of a Majority of the Controlling Class seek, a no-action position from the Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities. In no event will the Trustee be required to register Unregistered Securities under the Securities Act.

(d)                                 The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any funds.

5.18.                        ACTION ON THE RATED NOTES

The Trustee’s right to seek and recover judgment on the Rated Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Secured Parties shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE VI

THE TRUSTEE

6.1.                              CERTAIN DUTIES AND RESPONSIBILITIES

(a)                                  Except during the continuance of an Event of Default:

(1)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Issuer, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall promptly notify the Rated Noteholders and the Initial Hedge Counterparty.

(b)                                 In case an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  This Section 6.1(c) shall not be construed to limit the effect of Section 6.1(a);

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Co-Issuer in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Aggregate Outstanding Amount of the Controlling Class (or other Class if required or permitted by the terms hereof) relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(4)                                  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(1) net of the amounts specified in Section 6.8(a)(1), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to performance of its ordinary services, including under Section 5, under this Indenture; and

(5)                                  the Trustee shall not be liable to the Rated Noteholders for any action taken or omitted by it at the direction of the Issuer, the Co-Issuer, the Collateral Advisor and/or the Holders of the Rated Notes under the circumstances in which such direction is required or permitted by the terms of this Indenture.

(d)                                      For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(e), 5.1(f), 5.1(g) or 5.1(h) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or such a Default, as the case may be, is received by the Trustee at the Corporate Trust Office. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or such a Default, as the case may be, such reference shall be construed to refer only to such an Event of Default or such a Default, as the case may be, of which the Trustee is deemed to have notice as described in this Section 6.1(d).

(e)                                       Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.

(f)                                         The Trustee shall, upon receipt of reasonable (but no less than three Business Days’) prior written notice, permit any representative of a Holder of a Rated Note or the Initial Hedge Counterparty, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Rated Notes or the Hedge Agreement, to make copies and extracts therefrom (the reasonable out-of- pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Holder) and to discuss the Trustee’s actions, as such actions relate to the Trustee’s duties with respect to the Rated Notes or the Hedge Agreement, with the Trustee’s officers and employees responsible for carrying out the Trustee’s duties with respect to the Rated Notes; provided that under no circumstances shall the Initial Hedge Counterparty be permitted to review any documentation containing the names or other indicia of identity of any of the Noteholders unless any such information (including the number of shares held by such Noteholder) has been redacted from such documentation.

(g)                                      With respect to the security interests created hereunder, the Trustee acts as a fiduciary for the Rated Noteholders only, and serves as a collateral agent for the other Secured Parties.

6.2.                              NOTICE OF DEFAULT

Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after acceleration has been made pursuant to Section 5.2, the Trustee shall send to the Issuer, the Income Note Paying Agent, each Rating Agency (for so long as any Class of Rated Notes is Outstanding), the Collateral Advisor, the Initial Hedge Counterparty and to all Holders of Rated Notes, as their names and addresses appear on the Note Register, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

6.3.                              CERTAIN RIGHTS OF TRUSTEE

Except as otherwise provided in Sections 6.1 and 8:

(a)                                  the Trustee may rely and shall be protected in acting or refraining from acting in good faith and in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)                                  whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cashflows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)                                 as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Rated Noteholders pursuant to this Indenture, unless such Rated Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)                                    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of any Class, the Initial Hedge Counterparty or any Rating Agency shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers, to examine the books and records of the Co-Issuers or the Collateral Advisor relating to the Rated Notes and the Collateral, personally or by agent or attorney at a time acceptable to the Co-Issuers or the Collateral Advisor in their reasonable judgment during normal business hours; provided that the Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than any Affiliate of the Trustee) appointed and supervised, or attorney appointed, with due care by it hereunder;

(h)                                 the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuance of an Event of Default, prudently believes to be authorized or within its rights or powers hereunder;

(i)                                     nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify any report, certificate or information received from the Issuer or Collateral Advisor (unless and except to the extent otherwise expressly set forth herein or upon the request of the Initial Hedge Counterparty, a Rating Agency or a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class);

(j)                                     the Trustee shall not be responsible or liable for the actions or omissions of, or any inaccuracies in the records of, any non-Affiliated custodian, clearing agency, common depository, Euroclear or Clearstream or for the acts or omissions of the Collateral Advisor or either Co-Issuer;

(k)                                  to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States (GAAP), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to 10.13 as to the application of GAAP in such connection, in any instance;

(1)                                  to the extent permitted by law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise; and

(m)                               the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

6.4.                            AUTHENTICATING AGENTS

If the Trustee so chooses the Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Rated Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Rated Notes. For all purposes of this Indenture, the authentication of Rated Notes by an Authenticating Agent pursuant to this Section 6.4 shall be deemed to be the authentication of Rated Notes “by the Trustee”.

Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor entity.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services (provided, however, that, so long as an Authenticating Agent is the Trustee, or an Affiliate thereof, such compensation shall be payable by the Trustee, rather than by the Issuer), and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.8. The provisions of Sections 2.8, 6.5 and 6.6 shall be applicable to any Authenticating Agent.

6.5.                            NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF RATED NOTES

The recitals contained herein and in the Rated Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Co-Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), of the Collateral or of the Rated Notes. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Rated Notes or the proceeds thereof or any amounts paid to the Co-Issuers pursuant to the provisions hereof.

6.6.                            MAY HOLD RATED NOTES

The Trustee, any Note Paying Agent, the Note Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Rated Notes and, may otherwise deal with the Co-Issuers or any of their Affiliates, with the same rights it would have if it were not Trustee, Note Paying Agent, Note Registrar or such other agent.

6.7.                            FUNDS HELD IN TRUST

Funds held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any funds received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

6.8.                            COMPENSATION AND REIMBURSEMENT

(a)                                  The Issuer agrees:

(1)                                to pay the Trustee on each Payment Date the Trustee Fee, the Income Note Paying Agent Fee and reasonable compensation for all other services, including custodial services, rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or in the enforcement of any provision hereof and expenses related to the maintenance and administration of the Collateral (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.2, 5.4, 5.5, 6.3(c), 6.3(k), 10.11 or 10.13, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith but only to the extent any such securities transaction charges have not been waived during a Due Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments);

(3)                                to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred by it without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses (including reasonable counsel fees) of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(4)                                to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.14.

(b)                                 The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from funds on deposit in the Expense Account pursuant to Section 11.1.

(c)                                  The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.8 until at least one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Rated Notes issued under this Indenture.

(d)                                 The amounts payable to the Trustee pursuant to Sections 6.8(a)(2) through (4) (other than amounts received by the Trustee from financial institutions under Section 6.8(a)(2) above) shall not, except as provided by Section 11.1(a)(23), exceed on any Payment Date the limitation described in Section 11.1(a)(1) for such Payment Date; provided that (A) the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action pursuant to Section 5.3 or 5.4 for the enforcement of the lien of this Indenture for the benefit of the Secured Parties and (B) the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of the Secured Parties in the manner set forth in Section 5.4.

The Trustee shall, subject to the Priority of Payments, receive amounts pursuant to this Section 6.8 and Section 11.1 only to the extent that the payment thereof will not result in an Event of Default and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.10, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder and hereby agrees not to cause the filing of a petition in bankruptcy against the Co-Issuers for the nonpayment to the Trustee of any amounts provided by this Section 6.8 until at least one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all Rated Notes issued under this Indenture. No direction by the Holders of a Majority of the then Aggregate Outstanding Amount of the

Notes of the Controlling Class shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

The indemnifications in favor of the Trustee in this Section 6.8 shall (i) survive any resignation or removal of any Person acting as Trustee (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to, such resignation or removal) and (ii) apply to the Trustee in its capacities as Custodian, Note Paying Agent, Rated Note Calculation Agent and Authenticating Agent.

6.9.                            CORPORATE TRUSTEE REQUIRED; ELIGIBILITY

There shall at all times be a Trustee hereunder which shall be a bank, corporation or trust company organized and doing business under the laws of the United States or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$250,000,000, subject to supervision or examination by federal or state banking authorities, having a rating of at least “BBB+” by S&P and having an office within the United States. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 6.

6.10.                      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR

(a)                                  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b)                                 The Trustee may resign at any time by giving 90 days prior written notice thereof to the Co-Issuers, the Rated Noteholders, the Initial Hedge Counterparty, the Collateral Advisor and each Rating Agency. Upon receiving such notice of resignation, or if the Trustee is removed or becomes incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Issuer shall (after consultation with the Collateral Advisor) promptly propose a successor trustee for approval by the Holders of 66 2/3% of the then Aggregate Outstanding Amount of the Notes of each Class of Rated Notes. A proposed successor trustee approved in accordance with the preceding sentence shall be appointed by the Co-Issuers as successor trustee by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to each Rated Noteholder. If no successor trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder of a Rated Note or the Initial Hedge Counterparty on behalf of itself and all others similarly situated, subject to Section 5.15, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee may be removed at any time by an Act of the Holders of at least 66 2/3% of the then Aggregate Outstanding Amount of the Notes of each Class of Rated Notes delivered to the Trustee and to the Co-Issuers.

(d)                                 If at any time:

(1)                             the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by any Holder; or

(2)                             the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (subject to Section 6.10(a)), (A) the Co-Issuers, by Issuer Order shall remove the Trustee, or (B) subject to Section 5.15, any Holder or the Initial Hedge Counterparty may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to each Rating Agency, the Initial Hedge Counterparty, the Collateral Advisor and the Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

6.11.                      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee (with copies to the Initial Hedge Counterparty and the Collateral Advisor) an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any other act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of the then Aggregate Outstanding Amount of the Notes of any Class of Notes, the Initial Hedge Counterparty or the successor Trustee, such retiring Trustee shall, upon payment of its charges, fees, indemnities and expenses then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and funds held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.8(d). Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless (a) at the time of such acceptance such successor shall be qualified and eligible under Section 6.9 and the other provisions of this Section 6 and (b) a Rating Agency Confirmation shall have been obtained with respect to the appointment of such successor Trustee shall have been satisfied. No appointment of a successor Trustee shall become effective if the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of the Controlling Class objects to such appointment; and no appointment of a successor Trustee shall become effective until the date ten days after notice of such appointment has been given to each Rated Noteholder and each Rating Agency.

6.12.                      MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such Person shall be otherwise qualified and eligible under this Section 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The successor Trustee will notify each Rating Agency of any such merger, conversion or consolidation. In case any of the Rated Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Rated Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Rated Notes.

6.13.                      CO-TRUSTEES

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have power to appoint one or more Persons to act as Co-trustee, jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 and to make such claims and enforce such rights of action on behalf of the Holders of the Rated Notes subject to the other provisions of this Section 6.13.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a Co-trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment.

Should any written instrument from the Co-Issuers be required by any Co-trustee so appointed for more fully confirming to such Co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay (subject to the Priority of Payments) for any reasonable fees and expenses in connection with such appointment.

Every Co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)                                  the Rated Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, funds and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)                                 the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a Co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such Co-trustee jointly, as shall be provided in the instrument appointing such Co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a Co-trustee;

(c)                                  the Trustee at any time, by an instrument in writing executed by it, may accept the resignation of or remove any Co-trustee appointed under this Section 6.13. A successor to any Co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.13;

(d)                                 no Co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other Co-trustee hereunder;

(e)                                  the Trustee shall not be liable by reason of any act or omission of a Co-trustee;

(f)                                    any Act of Rated Noteholders delivered to the Trustee shall be deemed to have been delivered to each Co-trustee; and

(g)                                 each Co-trustee hereunder shall at the time of such acceptance satisfy the qualification required of a Trustee under Section 6.9 and the other provisions of this Section 6.

6.14.                      CERTAIN DUTIES RELATED TO DELAYED PAYMENT OF PROCEEDS; OTHER NOTICES

In the event that the Trustee shall not have received a payment with respect to any Pledged Security within two Business Days after its Due Date, the Trustee shall (i) notify the Issuer and Collateral Advisor in writing and (ii) promptly request the issuer of such Pledged Security, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of Section 6.1(c)(4), shall, subject to the restrictions on the sale of Collateral Debt Securities set forth in Section 12.1, take such action as the Collateral Advisor shall direct in writing. Any such action shall be without prejudice to any right to claim a Default under this Indenture. The Trustee will promptly notify the Issuer if the Collateral Advisor has determined that (i) any Collateral Debt Security has become a Defaulted Security, a Deferred Interest PIK Bond, a Credit Risk Security or a Written Down Security or (ii) the Trustee has received an Equity Security in connection with any Collateral Debt Security.

6.15.                      REPRESENTATIONS AND WARRANTIES OF THE BANK

(a)                                  Organization. The Bank has been duly organized and is validly existing as a national banking association under the laws of the United States and has the power to conduct its business and affairs as a trustee.

(b)                                 Authorization; Binding Obligations. The Bank has the power and authority to perform the duties and obligations of Trustee, Note Registrar and Note Transfer Agent or any other capacity to which it is appointed under this Indenture. The Bank has taken all necessary action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly executed and delivered by the Bank. Upon execution and delivery by the Co-Issuers, this Indenture will constitute the legal, valid and binding obligation of the Bank enforceable in accordance with its terms.

(c)                                  Eligibility. The Bank is eligible under Section 6.9 to serve as Trustee hereunder.

(d)                                 No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any agreement to which the Bank is a party or by which it or any of its property is bound.

(e)                                  No Proceedings. There are no proceedings pending, or to the best knowledge of the Bank, threatened against the Bank before any federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, that could have a material adverse effect on the Collateral or any action taken or to be taken by the Bank under this Indenture.

6.16.                      EXCHANGE OFFERS, PROPOSED AMENDMENTS ETC.

The Collateral Advisor may, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, take any of the following actions with respect to a Collateral Debt Security or Equity Security as to which an Offer has been made or as to which any consent, waiver, vote or exercise has been requested: (i) exchange such instrument for other securities or a mixture of securities and other consideration pursuant to such Offer (and in making a determination whether or not to exchange any security, none of the restrictions set forth in Section 12 shall be applicable); and (ii) give consent, grant waiver, vote or exercise any or all other rights or remedies with respect to any such Collateral Debt Security or Equity Security. In the event that the Trustee does not receive instruction from the Collateral Advisor, the Trustee shall have no obligation to take action with respect to such exchange or such request for consent, waiver, vote or exercise. In the event that the Trustee receives written notice of any proposed amendment, consent or waiver under the Underlying Instruments of any Collateral Debt Securities (before or after any default), the Trustee shall promptly deliver copies of such notice to the Issuer and the Collateral Advisor. The Collateral Advisor may, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, with respect to a Collateral Debt Security as to which a consent or waiver under the Underlying Instruments of such Collateral Debt Security (before or after any default) has been proposed, give consent, grant waiver, vote or exercise any or all other rights or remedies with respect to any such Collateral Debt Security only in accordance with such Issuer Order. In the absence of any instruction from the Collateral Advisor, the Trustee shall not engage in any vote with respect to such Collateral Debt Security.

6.17.                      FIDUCIARY FOR RATED NOTEHOLDERS ONLY; AGENT FOR OTHER SECURED PARTIES

With respect to the security interests created hereunder, the pledge of any portion of the Collateral to the Trustee is to the Trustee as representative of the Rated Noteholders and agent for other Secured Parties. In furtherance of the foregoing, the possession by the Trustee of any portion of the Collateral and the endorsement to or registration in the name of the Trustee of any portion of the Collateral (including without limitation as entitlement holder of the Collateral Account) are all undertaken by the Trustee in its capacity as representative of the Rated Noteholders and as agent for the other Secured Parties. The Trustee shall not by reason of this Indenture be deemed to be acting as fiduciary for the Initial Hedge Counterparty or the Collateral Advisor, provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

6.18.                      WITHHOLDING

If any withholding tax is imposed on the Issuer’s payment (or allocations of income) under the Rated Notes to any Rated Noteholder, such tax shall reduce the amount otherwise distributable to such

Rated Noteholder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Rated Noteholder sufficient funds for the payment of any tax that is required to be withheld or deducted by the Issuer (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Rated Noteholder shall be treated as Cash distributed to such Rated Noteholder at the time it is withheld by the Trustee and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.18. If any Rated Noteholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Rated Noteholder in making such claim so long as such Rated Noteholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Income Notes.

ARTICLE VII

COVENANTS

7.1.                            PAYMENT OF PRINCIPAL AND INTEREST

The Co-Issuers will duly and punctually pay all principal (including the Class C Cumulative Periodic Interest Shortfall Amount, the Class D Cumulative Periodic Interest Shortfall Amount, the Class E Cumulative Periodic Interest Shortfall Amount and the Class F Cumulative Periodic Interest Shortfall Amount), interest (including Defaulted Interest and interest thereon, if any) in accordance with the terms of the Rated Notes and this Indenture and amounts due under the Hedge Agreement in accordance with this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Rated Noteholder of principal and/or interest shall be considered as having been paid by the Co-Issuers to such Rated Noteholder for all purposes of this Indenture.

The Trustee shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Rated Noteholder and each Rating Agency of any such withholding requirement no later than ten days prior to the date of the payment from which amounts are required to be withheld; provided that despite the failure of the Trustee to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Co-Issuers as provided above.

7.2.                            MAINTENANCE OF OFFICE OR AGENCY

The Co-Issuers hereby appoint the Trustee as Note Paying Agent for the payment of principal of and interest on the Rated Notes. Rated Notes may be surrendered for registration of transfer or exchange at the Corporate Trust Office. The Issuer hereby appoints NCB Stockbroker Limited, 3 George’s Dock, Dublin 1, Ireland, as offshore Note Paying Agent and as the Issuer’s agent where notices and demands to or upon the Issuer in respect of any Rated Notes listed on the Irish Stock Exchange may be served and where such Rated Notes may be surrendered for registration of transfer or exchange.

The Co-Issuers may at any time and from time to time, terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (A) the Co-Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of the Rated Notes and this Indenture may be served, (B) no Note Paying Agent shall be appointed in a jurisdiction which subjects payments on the Rated Notes to withholding tax and (C) the Co-Issuers may not terminate the appointment of any Note Paying Agent without the consent of each Income Noteholder. The Co-Issuers shall give prompt written notice to the Trustee and each Rating Agency and the Rated Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at and notices and demands may be served on the Co-Issuers and Rated Notes may be presented and surrendered for payment to the Note Paying Agent at its office in Illinois (and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands).

For so long as any Class of Rated Notes is listed on the Irish Stock Exchange and such exchange shall so require, the Co-Issuers shall maintain a listing agent, a paying agent and an agent where notices and demands to or upon the Co-Issuers in respect of any Rated Notes listed on the Irish Stock Exchange may be served and where such Rated Notes may be surrendered for registration of transfer or exchange.

7.3.                            FUNDS FOR RATED NOTE PAYMENTS TO BE HELD IN TRUST

All payments of amounts due and payable with respect to any Rated Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Co-Issuers by the Trustee or a Note Paying Agent with respect to payments on the Rated Notes.

When the Co-Issuers shall have a Note Paying Agent that is not also the Note Registrar, they shall direct the Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Note Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Rated Notes held by each such Holder.

The initial Note Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee and the Rating Agencies; provided that so long as any Class of Rated Notes is rated by the Rating Agencies and with respect to any additional or successor Note Paying Agent for the Rated Notes, (a) the Note Paying Agent for the Rated Notes has a rating of not less than “AA-” and not less than “A-1+” by S&P or (b) a Rating Agency Confirmation from S&P shall have been obtained with respect to the appointment of such Note Paying Agent. In the event that (i) the Co-Issuers have actual knowledge that such successor Note Paying Agent ceases to have a rating of at least “AA-” and of “A-1+” by S&P or (ii) a Rating Agency Confirmation from S&P shall not have been obtained with respect to the appointment of such Note Paying Agent, the Co-Issuers shall promptly remove such Note Paying Agent and appoint a successor Note Paying Agent. The Co-Issuers shall not appoint any Note Paying Agent (other than an initial Note Paying Agent) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Note Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Note Paying Agent shall agree with the Trustee (and if the Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Note Paying Agent will:

(a)                                  allocate all sums received for payment to the Holders of Rated Notes for which it acts as Note Paying Agent on each Payment Date and Redemption Date among such Holders in the proportion specified in the instructions set forth in the applicable Note Valuation Report or Redemption Date Statement or as otherwise provided herein, in each case to the extent permitted by applicable law;

(b)                                 hold all amounts held by it for the payment of amounts due with respect to the Rated Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)                                  if such Note Paying Agent is not the Trustee, immediately resign as a Note Paying Agent and forthwith pay to the Trustee all amounts held by it in trust for the payment of Rated Notes if at any time it ceases to meet the standards set forth above required to be met by a Note Paying Agent at the time of its appointment;

(d)                                 if such Note Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Rated Notes) in the making of any payment required to be made; and

(e)                                  if such Note Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts so held in trust by such Note Paying Agent.

If the Co-Issuers shall have appointed a Note Paying Agent other than the Trustee, the Trustee shall deposit on or prior to the Business Day next preceding each Payment Date or Redemption Date, as the case may be, with such Note Paying Agent, if necessary, an aggregate amount sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Collection Account, as the case may be), such amount to be held in trust for the benefit of the Persons entitled thereto. Any funds deposited with a Note Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Rated Notes with respect to which such deposit was made shall be paid over by such Note Paying Agent to the Trustee for application in accordance with Section 11.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Note Paying Agent to pay, to the Trustee all amounts held in trust by such Note Paying Agent, such amounts to be held by the Trustee upon the same trusts as those upon which such amounts were held by such Note Paying Agent; and, upon such payment by any Note Paying Agent to the Trustee, such Note Paying Agent shall be released from all further liability with respect to such amounts.

Except as otherwise required by applicable law, any funds deposited with the Trustee or any Note Paying Agent in trust for the payment of the principal of or interest on any Rated Note and remaining unclaimed for two years after the same has become due and payable shall be paid to the Co-Issuers on Issuer Request; and the Holder of such Rated Note shall thereafter, as an unsecured general creditor, look only to the Issuer or the Co-Issuer for payment of such amounts and all liability of the Trustee or such Note Paying Agent with respect to such trust funds (but only to the extent of the amounts so paid to the Co-Issuers) shall thereupon cease. The Trustee or such Note Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Co-Issuers, any reasonable means of notification of such release of payment, including mailing notice of such release to Holders whose Rated Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of any Note Paying Agent, at the last address of record of each such Holder.

7.4.                            EXISTENCE OF CO-ISSUERS

The Issuer and the Co-Issuer shall maintain in full force and effect their existence and rights as an exempted company incorporated and registered under the laws of the Cayman Islands and as a corporation incorporated under the laws of the State of Delaware, respectively, and shall obtain and preserve their qualification to do business in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Rated Notes or any of the Collateral.

The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including holding regular board of directors’ and shareholders’, or other similar, meetings) or registrations are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. At least one director of the Issuer and of the Co-Issuer shall be Independent of other parties to the Transaction Documents. Without limiting the foregoing, (a) the Issuer shall not have any subsidiaries (other than the Co-Issuer and any Tax Subsidiary), (b) the Co-Issuer shall not have any subsidiaries and (c) the Issuer and the Co-Issuer shall not (i) have any employees, (ii) engage in any transaction with any shareholder that would constitute a conflict of interest or (iii) pay dividends, provided that the foregoing shall not prohibit the Issuer from entering into the transactions contemplated by the Corporate Services Agreement with the Administrator.

7.5.                            PROTECTION OF COLLATERAL

(a)                                 The Issuer shall from time to time, execute and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(1)                                 Grant more effectively all or any portion of the Collateral;

(2)                                 maintain, preserve and perfect the lien (and the first priority nature thereof) of this Indenture or to carry out more effectively the purposes hereof;

(3)                                 perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations);

(4)                                 enforce any of the Pledged Securities or other instruments or property included in the Collateral;

(5)                                 preserve and defend title to the Collateral and the rights therein of the Trustee, the Initial Hedge Counterparty and the Holders of the Rated Notes against the claims of all Persons and parties; or

(6)                                 pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument delivered to it pursuant to this Section 7.5, and the Trustee, as agent of the Issuer, agrees to file such continuation statements as are necessary to maintain perfection of the Collateral perfected by the filing of Financing Statements, provided that the Issuer retains ultimate responsibility to maintain the perfection of the Collateral perfected by the filing of Financing Statements and any failure of the Trustee to file continuation statements pursuant to this undertaking shall not result in any liability of the Trustee and the Trustee shall be entitled to indemnification pursuant to Section 6.8(a) with respect to any claim, loss, liability or expense incurred by the Trustee with respect to the filing of such continuation statements. The Trustee agrees that it will from time to time, at the direction of any Secured Party, execute and cause to be filed Financing Statements and continuation statements. The Issuer shall otherwise cause the perfection and priority of the security interest in the Collateral and the maintenance of such security interest at all times. Notwithstanding anything to the contrary herein, the right of a Secured Party to provide direction to the Trustee shall not impose upon the Trustee, as Secured Party, any obligation to provide any such direction. The Issuer agrees that a carbon, photographic, photostatic or other reproduction of this Indenture or of a Financing Statement is sufficient as an Indenture or a Financing Statement as the case may be.

(b)                                The Trustee shall not (i) except in accordance with Section 10.11(a) or (b), as applicable, remove any portion of the Collateral that consists of Cash or is evidenced by an Instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.6 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c), if no Opinion of Counsel has yet been delivered pursuant to Section 7.6) or (B) from the possession of the Person who held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of book-entry securities to be recorded on the books of a Person (A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c)                                 The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Securities that secure the Rated Notes; provided that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts or adequate reserves have been made or the failure of which to pay or discharge could not reasonably be expected to have a material adverse effect upon the ability of the Issuer to timely and fully perform any of its payment or other material obligations under this Indenture or upon the interests of the Rated Noteholders in the Collateral.

(d)                                The Issuer shall enforce all of its material rights and remedies under the Transaction Documents to which it is a party.

(e)                                 Without at least thirty (30) days’ prior written notice to the Trustee, the Issuer shall not change its name, or the name under which it does business, from the name shown on the signature pages hereto.

7.6.                            OPINIONS AS TO COLLATERAL

On or before September 15 in each calendar year, commencing in 2006, the Issuer shall furnish to the Trustee and each Rating Agency (with copies to the Initial Hedge Counterparty) an Opinion of Counsel (which shall include assumptions and qualifications substantially similar to those set forth in Exhibit E-1) stating that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Collateral remains a valid and perfected first priority lien and describing the manner in which such security interest shall remain perfected.

7.7.                            PERFORMANCE OF OBLIGATIONS

(a)                                 The Trustee shall notify the Issuer, the Initial Hedge Counterparty and each Rated Noteholder of any request for an amendment, waiver or supplement to any Underlying Instrument included in the Collateral or of any other notice of a vote in respect of any Collateral Debt Security included in the Collateral. The Issuer shall not enter into any such amendment, waiver or supplement; provided that, notwithstanding anything in this Section 7.7(a) to the contrary, the Issuer may enter into any amendment or waiver of or supplement to any such Underlying Instrument if such amendment, supplement or waiver:

(1)                                 is required by the provisions of any Underlying Instrument or by applicable law (other than pursuant to an Underlying Instrument);

(2)                                 is necessary to cure any ambiguity, inconsistency or formal defect or omission in such Underlying Instrument; or

(3)                                 (x) is deemed necessary by the Issuer or the Collateral Advisor and does not materially and adversely affect the Secured Parties or (y) is effected pursuant to Section 6.16.

The Issuer shall be entitled to rely on an Opinion of Counsel as to material adverse effect and as to whether the entry into an amendment, supplement or waiver is permitted pursuant to this Indenture.

(b)                                The Issuer or the Co-Issuer may, with the prior written consent of the Holders of a Majority of the then Aggregate Outstanding Amount of the Notes of each Class of Rated Notes and the Holders of not less than 66 2/3% of the aggregate principal amount of the Outstanding Income Notes and the Initial Hedge Counterparty, contract with other Persons, including the Collateral Administrator, the Collateral Advisor and the Bank, for the performance of actions and obligations to be performed by the Issuer or the Co-Issuer hereunder by such Persons. Notwithstanding any such arrangement, the Issuer or the Co-Issuer, as the case may be, shall remain liable for all such actions and obligations. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer or the Co-Issuer, as the case may be; and the Issuer or Co-Issuer, as the case may be, will punctually perform, and use its best efforts to cause such other Person to perform, all of their obligations and agreements contained in related agreement.

(c)                                 The Co-Issuers shall treat all acquisitions of Collateral Debt Securities as a “purchase” for tax, accounting and reporting purposes.

(d)                                Each of the Co-Issuers shall file, or cause to be filed, any tax returns, including information tax returns, required by any governmental authority.

(e)                                 In the event that (i) the ownership of a Collateral Debt Security or property acquired in respect of a Collateral Debt Security would result in the Issuer being or becoming subject to U.S. tax on a net income basis or being or becoming subject to the U.S. branch profits tax (in either case, such Collateral Debt Security becoming a “Taxed Collateral Debt Security” and such property becoming a “Taxed Property”), and (ii) the Issuer does not sell or otherwise dispose of all or a portion of such Taxed Collateral Debt Security or Taxed Property in accordance with the provisions of the Indenture, the Collateral Advisor on behalf of the Issuer shall, prior to such Collateral Debt Security becoming a Taxed Collateral Debt Security or such property becoming a Taxed Property, (a) set up a special purpose subsidiary meeting S&P’s then current published criteria for bankruptcy remote special purpose entities (a “Tax Subsidiary”) to receive and hold any such Taxed Collateral Debt Security or Taxed Property or transfer such Taxed Collateral Debt Security or Taxed Property to the Tax Subsidiary or (b) contribute such taxed Collateral Debt Security or Taxed Property to a REMIC or other pass-through entity, unless the Issuer has received an opinion of nationally recognized counsel to the effect that the Issuer can hold such Taxed Collateral Debt Security directly without causing the Issuer to be treated as engaged in a trade or business in the United States for United States federal income tax purposes. The Issuer shall cause the purposes and permitted activities of any such Tax Subsidiary to be restricted solely to the acquisition, holding and disposition of such Taxed Collateral Debt Security or Taxed Property and shall require such subsidiary to distribute 100% of the proceeds of any sale of such Taxed Collateral Debt Security or Taxed Property, net of any tax liabilities, to the Issuer.

7.8.                            NEGATIVE COVENANTS

(a)                                 The Issuer will not and, with respect to Section 7.8(a)(3), (4), (5) and (9), the Co-Issuer will not:

(1)                                 intentionally operate so as to be subject to U.S. federal income taxes on its net income;

(2)                                 sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by this Indenture;

(3)                                 claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest (or any other amount) payable in respect of the Rated Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Rated Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(4)                                 (A) incur or assume or guarantee any indebtedness, other than the Rated Notes and this Indenture and the transactions contemplated hereby; (B) issue any additional class of securities other than the Income Notes; or (C) issue any additional shares of stock;

(5)                                 (A) take any action that would impair the validity or effectiveness of this Indenture or any Grant hereunder or the lien of this Indenture, amend hypothecate, subordinate, terminate, discharge or release any Person from any covenants or obligations with respect to this Indenture or the Rated Notes, except as may be permitted hereby, (B) create or extend any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) on or to the Collateral or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would cause the lien of this Indenture not to constitute a valid first priority security interest in the Collateral;

(6)                                 use any of the proceeds of the Rated Notes issued hereunder (A) to extend “purpose credit” within the meaning given to such term in Regulation U or (B) to purchase or otherwise acquire any Margin Stock;

(7)                                 permit the aggregate book value of all Margin Stock held by the Issuer on any date to exceed the net worth of the Issuer on such date (excluding any unrealized gains and losses) on such date;

(8)                                 dissolve or liquidate in whole or in part, except as permitted hereunder; or

(9)                                 except for any agreements involving the purchase and sale of Collateral Debt Securities having customary purchase or sale terms and documents with customary loan trading documentation (but not excepting the Hedge Agreement), enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions with respect to the Issuer, nor shall the Issuer amend any such “non-petition” or “limited recourse” provisions without first obtaining Rating Agency Confirmation from S&P.

(b)                                Except as permitted by this Indenture, the Issuer will not do business under any other name other than the name set forth in the Articles and neither the Issuer nor the Trustee shall acquire any Collateral after the Closing Date, sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral.

(c)                                 The Co-Issuer will not invest any of its assets in “securities” (as such term is defined in the Investment Company Act), and will keep all of its assets in Cash.

7.9.                            STATEMENT AS TO COMPLIANCE

On or before September 15 in each calendar year commencing in 2006, or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee, the Income Note Paying Agent, each Rated Noteholder making a written request therefor, the Irish Paying Agent, the Initial Hedge Counterparty, the Collateral Advisor and each Rating Agency a certificate of the Issuer stating, as to each signer thereof; that:

(a)                                 the Officer executing such certificate has conducted a review of the activities of the Issuer and of the Issuer’s performance under this Indenture during the 12-month period ending on December 31 of such year (or from the Closing Date until December 31, 2005, in the case of the first such certificate) based on reports and other information delivered to such Officer by the Trustee, the Collateral Advisor and the Collateral Administrator

and a review of the Accountant’s Reports prepared pursuant to Section 10.10 and such other materials as such Officer deems appropriate; and

(b)                                to the best of knowledge of the Issuer, based on such review, the Issuer has fulfilled all of its material obligations under this Indenture throughout the period, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such Officer and the nature and status thereof, including actions undertaken to remedy the same.

7.10.                      CO-ISSUERS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS

(a)                                 The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law and unless:

(1)                                 the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall be an exempted limited liability company organized and existing under the laws of the Cayman Islands or such other jurisdiction outside the United States as may be approved by a Majority of each Class and the Initial Hedge Counterparty, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the Initial Hedge Counterparty and each Rated Noteholder, the due and punctual payment of the principal of and interest on all Rated Notes and the performance of every covenant of this Indenture and the Hedge Agreement on the part of the Issuer to be performed or observed, all as provided herein;

(2)                                 each Rating Agency and the Initial Hedge Counterparty shall have received written notification from the Issuer of such consolidation, merger, transfer or conveyance and the identity of the surviving entity and a Rating Agency Confirmation shall have been obtained with respect to the consummation of such transaction;

(3)                                 if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(4)                                 if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have delivered to the Trustee, the Initial Hedge Counterparty and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and (if applicable) in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(a)(1) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral; (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing all of the Rated Notes; (C) such Person has received an Opinion of Counsel to the effect that such Person will not be subject to net income tax or be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes and such other matters as the Trustee, the Initial Hedge Counterparty or any Rated Noteholder may reasonably require;

(5)                                 immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(6)                                 the Issuer shall have delivered to the Trustee, the Initial Hedge Counterparty and each Rated Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Section 7, that all conditions precedent in this Section 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to any Rated Noteholder or the Initial Hedge Counterparty; and

(7)                                 the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act.

(b)                                The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless:

(1)                                 the Co-Issuer shall be the surviving corporation, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all Rated Notes and the performance of every covenant of this Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

(2)                                 each Rating Agency shall have received written notification from the Co-Issuer of such consolidation, merger, transfer or conveyance and the identity of the surviving entity and a Rating Agency Confirmation shall have been obtained with respect to the consummation of such transaction;

(3)                                 if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(4)                                 if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have delivered to the Trustee and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and (if applicable) in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(b)(1) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such other matters as the Trustee or any Rated Noteholder may reasonably require;

(5)                                 immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(6)                                 the Co-Issuer shall have delivered to the Trustee and each Rated Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section 7 and that all conditions precedent in this Section 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to any Rated Noteholder;

(7)                                 after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act; and

(8)                                 after giving effect to such transaction, the outstanding stock of the Co-Issuer will not be beneficially owned by any Person other than the Issuer.

7.11.                      SUCCESSOR SUBSTITUTED

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or, the Person to which such transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation or covenant of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Rated Notes and from its obligations under this Indenture.

7.12.                      NO OTHER BUSINESS

The Issuer shall not engage in any business or activity other than (i) issuing and selling the Rated Notes pursuant to this Indenture, (ii) issuing and selling the Income Notes in accordance with the Income Note Paying Agency Agreement (iii) issuing the Ordinary Shares pursuant to the Issuer Charter, (iv) acquiring, pledging, holding and disposing of, solely for its own account, Collateral Debt Securities, Eligible Investments and other Collateral described in clauses (a) to (e) of the granting clauses hereof, (vi) holding the capital stock of the Co-Issuer and (vi) such other activities that are incidental thereto and connected therewith. The Co-Issuer shall not engage in any business or activity other than issuing and selling the Rated Notes pursuant to this Indenture and such other activities incidental thereto or connected therewith. The Issuer shall not hold itself out as a derivatives dealer willing to enter into either side of, or to offer to enter into, assume, offset, assign or otherwise terminate positions in (i) interest rate, currency, equity or commodity swaps or caps or (ii) derivative financial instruments (including options, forward contracts, short positions and similar instruments) in any commodity, currency, share of stock, partnership or trust, note, bond, debenture or other evidence of indebtedness, swap or cap. The foregoing shall not limit the ability of the Issuer to enter into Hedge Agreements. Furthermore, the Issuer shall not hold itself out, whether through advertising or otherwise, as a bank, insurance company or finance company, or as originating loans, lending funds, making a market in loans or other assets or selling loans or other assets to customers. The Issuer will not amend the Issuer Charter and the Co-Issuer will not amend its Certificate of Incorporation or By-Laws, if such amendment would result in the rating (including any private or confidential rating) of any Class of Rated Notes being reduced or withdrawn. The Issuer shall not engage in any business or activity or hold any asset that would cause the Issuer to be engaged in a U.S. trade or business for U.S. federal income tax purposes, except as the result of ownership of Equity Securities or securities received in an Offer in accordance with the provisions of this Indenture.

7.13.                      CHANGE OR WITHDRAWAL OF RATING

The Issuer shall promptly notify the Trustee in writing and upon receipt of such notice the Trustee shall promptly notify the Rated Noteholders and the Initial Hedge Counterparty if at any time the rating of any Class of Rated Notes has been, or is known will be, changed or withdrawn.

7.14.                      REPORTING

At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or Beneficial Owner of a Rated Note or Income Note, the Co-Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or Beneficial Owner, to a prospective purchaser of such Rated Note or Income Note designated by such Holder or Beneficial Owner or to the Trustee for delivery to such Holder or Beneficial Owner or a prospective purchaser designated by such Holder or Beneficial Owner, as the case may be, in order to permit compliance by such Holder or Beneficial Owner with Rule 144A in connection with the resale of such Rated Note or Income Note by such Holder or Beneficial Owner.

7.15.                      RATED NOTE CALCULATION AGENT

(a)                                 The Issuer hereby agrees that for so long as any of the Rated Notes remain Outstanding the Issuer will at all times cause there to be an agent appointed to calculate LIBOR in respect of each Interest Period in accordance with the terms of Schedule B (the Rated Note Calculation Agent), which agent shall be a financial institution, subject to supervision or examination by federal or state authority, having a rating of at least “BBB+” by S&P and having an office within the United States. Whenever the Note Calculation Agent is required to act or exercise judgment, it will do so in good faith and in a commercially reasonable manner. The Issuer has initially appointed the Trustee as Rated Note Calculation Agent for purposes of determining LIBOR for each Interest Period. If the Rated Note Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, the Issuer (after consultation with the Collateral Advisor) will propose a leading bank which is engaged in transactions in Dollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Co-Issuers or any of their Affiliates as a replacement Rated Note Calculation Agent for approval by Holders of not less than 66 2/3% of the aggregate principal amount of the Outstanding Income Notes. The Rated Note Calculation Agent may not resign its duties without a successor having been duly appointed.

(b)                                As soon as possible after 11:00 a.m. (London time) on each LIBOR Calculation Date, but in no event later than 11:00 a.m. (New York time) on the London Banking Day immediately following each LIBOR Calculation Date, the Rated Note Calculation Agent will calculate LIBOR for the next Interest Period and the Periodic Interest payable for such Interest Period in respect of the Outstanding Rated Notes, rounded to the nearest cent, with half a cent being rounded upward, on the related Payment Date to be given to the Co-Issuers, the Trustee, the Collateral Advisor, the Depositary, Euroclear, Clearstream, the Note Paying Agent and the Irish Paying Agent. The Rated Note Calculation Agent will also specify to the Co-Issuers and the Collateral Advisor the quotations upon which the Applicable Periodic Interest Rate for each Class of Rated Notes is based, and in any event the Rated Note Calculation Agent must notify the Co-Issuers and the Collateral Advisor before 5:00 p.m. (New York time) on each applicable LIBOR Calculation Date if it has not determined and is not in the process of determining LIBOR with respect to the Rated Notes and the Periodic Interest with respect to each Class of Rated Notes, together with its reasons for the delay. The Irish Paying Agent also will cause the Applicable Periodic Interest Rate for each Interest Period for each Class of Rated Notes listed on the Irish Stock Exchange, the amount of interest payable in respect of each Class of Rated Notes listed on the Irish Stock Exchange and each Payment Date to be delivered to the Company Announcements Office of the Irish Stock Exchange as soon as possible after the Irish Paying Agent has received notice from the Rated Note Calculation Agent of such Applicable Periodic Interest Rates and amounts.

7.16.                      LISTING

The Issuer will use its commercially reasonable efforts to obtain and maintain the listing of each Class of Rated Notes on the Irish Stock Exchange.

7.17.                      AMENDMENT OF CERTAIN DOCUMENTS

The Issuer will not agree to any amendment to or modification of the Corporate Services Agreement, the Collateral Advisory Agreement, the Account Control Agreement or the Hedge Agreement at any time without obtaining Rating Agency Confirmation with respect to any such modification and will not amend, modify or waive any “non-petition” or “limited recourse” provisions of any Transaction Document to which it is a party without obtaining a Rating Agency Confirmation with respect to such modification. The Trustee shall provide each of the Initial Hedge Counterparty, the Holders of Rated Notes of the Controlling Class, the Collateral Advisor and the Rating Agencies with a copy of any such amendment or modification within 10 Business Days before effecting such amendment or modification. Prior to entering into any waiver in respect of the any of the foregoing agreements, the Issuer will provide to each Rating Agency and the Trustee with written notice of such waiver.

7.18.                      PURCHASE OF COLLATERAL; INFORMATION REGARDING COLLATERAL; RATING CONFIRMATION

(a)                                 The Issuer will use reasonable efforts to purchase or enter into agreements to purchase, on or before the Effective Date, Collateral Debt Securities having an aggregate Principal Balance, together with the aggregate Principal Balance of all Eligible Investments purchased with Collateral Principal Collections, of not less than U.S.$500,000,000 (assuming, for these purposes, settlement (in accordance with customary settlement procedures in the relevant markets) of all agreements entered into by the Issuer to acquire Collateral Debt Securities scheduled to settle on or following the Effective Date).

(b)                                The Issuer (or the Collateral Advisor on behalf of the Issuer) shall cause to be delivered to the Trustee on the Effective Date an amended Schedule A listing all Collateral Debt Securities purchased on or before the Effective Date, which schedule will supersede any prior Schedule A delivered to the Trustee.

(c)                                 On or before the Effective Date, the Issuer (or the Collateral Advisor on its behalf) shall deliver an Officer’s certificate to the Trustee, the Holders of Rated Notes of the Controlling Class, the Initial Hedge Counterparty and each Rating Agency (in addition to any such Officer’s Certificate, the information set forth in such Officer’s Certificate shall also be provided to S&P in a form that complies with and includes the information required by S&P’s Preferred Format) demonstrating compliance by the Issuer with its obligations under Section 7.18(a) and satisfaction of each applicable Collateral Quality Test (with the exception of S&P’s CDO Monitor Test), and Coverage Test or, if on the Effective Date, the Issuer shall be in default in the performance of its obligations under this Section 7.18 or any of the Collateral Quality Tests (with the exception of S&P’s CDO Monitor Test) or the specified Coverage Tests shall fail to be satisfied, the Issuer (or the Collateral Advisor on its behalf) shall deliver an Officer’s certificate to the Trustee, the Holders of Rated Notes of the Controlling Class, the Initial Hedge Counterparty and each Rating Agency specifying the details of such default or failure; provided that the failure to satisfy any of the Collateral Quality Tests or Coverage Tests does not constitute an Event of Default but such failure may result in a Rating Confirmation Failure.

(d)                                No later than fifteen (15) Business Days after the Effective Date, the Issuer (or the Collateral Advisor on its behalf) shall deliver or cause to be delivered to the Trustee an accountant’s certificate (the Accountant’s Certificate) (i) confirming the information with respect to each Collateral Debt Security set forth on the amended schedule delivered pursuant to Section 7.18(b) as of the Effective Date, and the information provided by the

Issuer with respect to every other asset included in the Collateral, (ii) certifying as of the Effective Date the procedures applied and their associated findings with respect to the Coverage Tests and the Collateral Quality Tests and (iii) specifying the procedures undertaken to review data and computations relating to the foregoing clause (ii) held by the Issuer on the Effective Date.

(e)                                 The Issuer (or the Collateral Advisor on its behalf) shall request in writing that each of the Rating Agencies confirm in writing (a Rating Confirmation), within thirty (30) Business Days after the Effective Date, the ratings (including any private or confidential ratings) assigned by it on the Closing Date to the Rated Notes. In the event that the Issuer fails to obtain a Rating Confirmation within 30 days after the Effective Date (a Rating Confirmation Failure), Collateral Interest Collections and, to the extent Collateral Interest Collections are insufficient therefor, Collateral Principal Collections shall be applied on the first Payment Date and any succeeding Payment Dates, as applicable as provided in Section 11.1 to the extent necessary for each of the Rating Agencies to provide a Rating Confirmation.

(f)                                   No later than fifteen (15) Business Days following the Effective Date, the Trustee shall (i) run the S&P CDO Monitor and report to S&P whether or not the S&P CDO Monitor Test has been satisfied and (ii) report the S&P scenario default and break-even default rate for each Class of Notes.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

8.1.                            SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF RATED NOTEHOLDERS

Without the consent of the Holders of any Rated Notes, the Initial Hedge Counterparty (except as specified below) or the Income Noteholders, but with Rating Agency Confirmation for so long as any Class of Notes are rated as such time by any Rating Agency, the Co-Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time subject to the requirement provided below in this Section 8.1 with respect to the ratings of the Rated Notes and subject to Section 8.3, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for certain limited purposes including, inter alia, to:

(a)                                 evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Rated Notes pursuant to Section 7.10 or 7.11;

(b)                                add to the covenants of the Co-Issuers or the Trustee for the benefit of the Holders of all of the Rated Notes;

(c)                                 pledge any additional property to the Trustee;

(d)                                add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Rated Notes;

(e)                                 effect the appointment of a successor;

(f)                                   reduce the permitted minimum denomination of the Rated Notes;

(g)                                take any action necessary or advisable to prevent the Issuer, any Note Paying Agent or the Trustee from being subject to withholding or other taxes, fees or assessments, to prevent the Issuer (without adverse effect to the Issuer) from failing to qualify as a Qualified REIT Subsidiary or to prevent the Issuer from being treated as engaged in a U.S. trade or business or otherwise being subjected to U.S. federal, state or local income tax on a net income tax basis; provided that such action will not cause the Noteholders to experience any material change to the timing, character or source of income from the Notes and will not be considered a significant modification resulting in an exchange for purposes of section 1.1001-3 of the U.S. Treasury regulations;

(h)                                modify the restrictions on and procedures for resale and other transfer of the Rated Notes in accordance with any change in any applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any less restrictive exemption from registration under the Securities Act or the Investment Company Act (in addition to that provided under Section 3(c)(7) thereunder) or to remove restrictions on resale and transfer to the extent not required thereunder;

(i)                                    grant, convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the benefit of the Secured Parties;

(j)                                    correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this Indenture any additional property;

(k)                                 make any change required by the stock exchange on which any Class of Rated Note is listed, if any, in order to permit or maintain such listing;

(1)                                 correct, amend, cure any manifest error, inconsistency, defect or ambiguity or correct any typographical error in this Indenture;

(m)                              modify this Indenture to conform the terms herein to the terms set forth in the then current Offering Circular;

(n)                                modify any provision (other than in respect of a Reserved Matter), with respect to restrictions upon the Issuer’s rights to acquire and dispose of Collateral Debt Securities and other assets, that the Issuer or the Collateral Advisor determines to be necessary or desirable in order for the Issuer to maintain any desired exemption from registration of the Issuer under the Investment Company Act or of the Notes under the Securities Act;

(o)                                with the consent of the Collateral Advisor, modify the calculation of the Collateral Quality Tests and the definitions applicable thereto to correspond with published or written changes in the guidelines, methodology or standards established by the Rating Agencies;

(p)                                agree to any modification of the Indenture or any other Transaction Document (other than in respect of a Reserved Matter), which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee (based upon an opinion of counsel), such modification will not have a material adverse effect on the interests of Holders of any Class or Classes of Notes or the Initial Hedge Counterparty and which is of a formal, minor or technical nature or is to correct a manifest error.

In addition, the Trustee may, but is not obligated to, without the consent of the Rated Noteholders or of the Holders of any relevant Class or Classes of Rated Notes, agree to any modification of any other Transaction Document which is of a formal, minor or technical nature or is to correct a manifest error and which is, in the opinion of the Trustee, proper to make, in the opinion of the Trustee (based upon an opinion of counsel); provided such modification will not have a material adverse effect on the interests of the Initial Hedge Counterparty or the Holders of any Class or Classes of Notes. For so long as any Rated Notes are Outstanding, no such supplemental indenture shall be effective unless and until Rating Agency Confirmation has been received.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

No modification to the Indenture will be effective until the Collateral Advisor has received written notice of such amendment and, if such amendment affects the rights, obligations or compensation of the Collateral Advisor, the Collateral Advisor has consented in writing to the terms of the proposed amendment. In addition, the consent of any predecessor Collateral Advisor will be required to implement any such supplemental indenture that would change any provision of the Indenture entitling such predecessor Collateral Advisor to any fee or other amount payable to it under the Indenture or to reduce or delay the right of such predecessor to such payment.

Without obtaining the requisite consents of the applicable parties pursuant to this Section 8.1, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the interests of the Initial Hedge Counterparty, any Holder of Rated Notes or the Income Notes would be materially and adversely affected thereby. In determining whether or not the interests of any Holder of Rated Notes or Income Notes will be materially and adversely affected, the Trustee shall be entitled to rely upon an Opinion of Counsel as to whether the interests of any Holder of Rated Notes or of Income Notes would be materially and adversely affected by any such supplemental indenture (after giving notice of such change to the Income Note Paying Agent). The Collateral Advisor will not be bound by any supplemental indenture that affects the obligations of the Collateral Advisor unless the Collateral Advisor has consented thereto (which consent will not be unreasonably withheld). The Co-Issuers will not consent to any supplemental indenture that would have a material adverse effect on the Initial Hedge Counterparty without the consent of the Initial Hedge Counterparty.

At the cost of the Co-Issuers, the Trustee shall provide to the Rated Noteholders, the Income Note Paying Agent, the Initial Hedge Counterparty and each Rating Agency a copy of any proposed supplemental indenture at least 10 days prior to the execution thereof by the Trustee and, for so long as any Rated Notes are Outstanding, request a Rating Agency Confirmation from each Rating Agency with respect to such supplemental indenture. As soon as practicable after the execution by the Trustee and the Issuer of any such supplemental indenture, the Trustee shall provide to the Rated Noteholders, the Income Note Paying Agent, the Initial Hedge Counterparty and each Rating Agency a copy of the executed supplemental indenture. For so long as any Rated Notes are Outstanding and rated by either of the Rating Agencies, no supplemental indenture shall be effective unless and until a Rating Agency Confirmation from each Rating Agency has been received.

8.2.                            SUPPLEMENTAL INDENTURES WITH CONSENT OF RATED NOTEHOLDERS

Except as provided below, with the prior written consent of the Initial Hedge Counterparty (but only if the right of the Initial Hedge Counterparty to payments in accordance with the Priority of Payments is adversely affected), the Holders of not less than a majority of the aggregate principal amount of the Outstanding Rated Notes of each Class (in principal amount) adversely affected thereby and the written consent of Holders of not less than 66 2/3% of the aggregate principal amount of the Outstanding Income Notes (if materially and adversely affected thereby), the Trustee and the Co-Issuers may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture or modify in any manner the rights of the Holders of the Rated Notes of such Class or of the Income Notes or the Hedge Counterparty under the Indenture.

With the written consent of the Holders of not less than 75% of the then Aggregate Outstanding Amount of each adversely affected Class of Rated Notes and the written consent of 75% of the Holders of the aggregate principal amount of the Outstanding Income Notes if materially and adversely affected thereby (which consent shall be evidenced by an Officer’s certificate of the Issuer certifying that such consent has been obtained), Rating Agency Confirmation and the written consent of the Initial Hedge Counterparty (which shall be required only if the right of the Initial Hedge Counterparty to payments in accordance with the Priority of Payments is adversely affected), the Trustee and Co-Issuers may, subject to Section 8.3, enter into one or more indentures supplemental hereto in order to:

(a)                                 change the applicable Stated Maturity Date of the Rated Notes or scheduled redemption of the principal of or the due date of any installment of interest on the Rated Notes, reduce the principal amount thereof or the rate of interest thereon, or the Redemption Price with respect thereto, or change the earliest date on which Rated Notes may be redeemed, change the provisions of the Indenture relating to the application of proceeds of any Collateral to the payment of principal of or interest on the Rated Notes or change any place where, or the coin or currency in which, Rated Notes or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof (or, in the case of redemption, on or after the Redemption Date);

(b)                                reduce the percentage, in principal amount, of Holders of Rated Notes of each Class, or the percentage of Income Noteholders, whose consent is required for the authorization of any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences;

(c)                                 impair or adversely affect the Collateral other than as permitted by the Indenture;

(d)                                permit the creation of any security interest ranking prior to or on a parity with the security interest of the Indenture with respect to any part of the Collateral or terminate such security interest on any property at any time subject thereto (other than in accordance with the Indenture) or deprive the Holder of any Rated Note or the Initial Hedge Counterparty of the security afforded by the security interest of the Indenture;

(e)                                 reduce the percentage of the aggregate principal amount of Holders of Rated Notes of each Class whose consent is required to request the Trustee to preserve the Collateral or rescind the Trustee’s election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5;

(f)                                   modify any of the provisions of this Section 8.2, except to increase the percentage of the aggregate principal amount of Outstanding Rated Notes of each Class whose Holders’ consent is required for any such action or to provide that other provisions of the Indenture cannot be modified or waived without the written consent of the Holders of 75% of the then Aggregate Outstanding Amount of each affected Class of Rated Notes Outstanding or the Initial Hedge Counterparty;

(g)                                modify the definition of the term “Outstanding” or Section 11.1;

(h)                                modify any of the provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal of any Rated Note on any Payment Date or to affect the right of the Holders of Rated Notes or the Initial Hedge Counterparty to the benefit of any provisions for the redemption of such Rated Notes contained therein;

(i)                                    modify provisions related to the bankruptcy or insolvency of the Co-Issuers; or

(j)                                    modify provisions stating that the obligations of the Co-Issuers are joint and several limited recourse obligations of the Co-Issuers payable solely from the Collateral in accordance with the terms of the Indenture (Section 8.2(a) through (j) collectively, the Reserved Matters).

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Rated Noteholders, Income Note Paying Agent, the Initial Hedge Counterparty, the Collateral Advisor and each Rating Agency a copy of such proposed supplemental indenture (or a description of the substance thereof) and shall request Rating Agency Confirmation with respect to such supplemental indenture. If any Class of Rated Notes is then rated by any Rating Agency, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, Rating Agency Confirmation would not be received with respect to such supplemental indenture, unless each Holder of Rated Notes of each Class whose rating will be reduced or withdrawn has, after notice that the proposed supplemental indenture would result in such reduction or withdrawal of the rating of the Class of Rated Notes held by such Holder, consented to such supplemental indenture. Without having obtained the consent of the applicable parties pursuant to this Section 8.2, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the interests of the Initial Hedge Counterparty, any Holder of Rated Notes or of the Income Noteholders would be materially and adversely affected thereby. Unless notified by (i) the Holders of a Majority of the then Aggregate Outstanding Amount of any Class of Rated Notes that such Class will be materially and adversely affected or (ii) the Holders of a Majority of aggregate principal amount of the Income Notes that the Income Noteholders will be materially and adversely affected, the Trustee shall be entitled to rely upon an Opinion of Counsel as to whether the interests of any Holder of Rated Notes or of the Income Noteholders would be materially and adversely affected by any such supplemental indenture (after giving notice of such change to the Income Note Paying Agent).

It shall not be necessary for any Act of Rated Noteholders or any consent of Income Noteholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail or make available to the Rated Noteholders, the Income Note Paying Agent (for forwarding to the Income Noteholders), the Initial Hedge Counterparty, the Collateral Advisor and each Rating Agency a copy thereof. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. In addition, the Issuer shall cause to be delivered a copy of the executed supplemental indenture to the Repository for posting on the Repository in the manner described in Section 14.3.

8.3.                            EXECUTION OF SUPPLEMENTAL INDENTURES

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Section 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying in good faith upon an Opinion of Counsel, stating that the execution of such supplemental indenture is authorized, or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or indemnities under this Indenture or otherwise. Such supplemental indenture will not be binding on the Collateral Advisor to the extent that it reduces the rights or increases the obligations of the Collateral Advisor, unless such supplemental indenture is consented to in writing by the Collateral Advisor.

8.4.                            EFFECT OF SUPPLEMENTAL INDENTURES

Upon the execution of any supplemental indenture under this Section 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Rated Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

8.5.                            REFERENCE IN RATED NOTES TO SUPPLEMENTAL INDENTURES

Rated Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Section 8 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Rated Notes, so modified as to conform in the opinion of the Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Rated Notes.

ARTICLE IX

REDEMPTION OF RATED NOTES

9.1.                            REDEMPTION OF RATED NOTES

The Rated Notes will be subject to redemption in whole but not in part at their respective Redemption Prices, in each case, in accordance with the procedures, and subject to the satisfaction of the conditions, in Section 9.2 below, in the following circumstances:

(a)                                 on or after the Payment Date occurring in September 2010 and continuing until the Stated Maturity Date (the Call Period), at the direction of the Holders of not less than 66 2/3% of the aggregate principal amount of the Outstanding Income Notes (an Optional Redemption);

(b)                                on any Payment Date following the occurrence and during the continuation of a Tax Event, (i) at the direction of the Holders of not less than 66 2/3% of the aggregate principal amount of the Outstanding Income Notes or (ii) subject to the satisfaction of the Income Note Redemption Approval Condition, at the direction of the Holders of a Majority of the then Aggregate Outstanding Amount of the Controlling Class (such a redemption, a Tax Redemption); and

(c)                                 automatically and without any direction by any Person, (i) if the Notes have not been redeemed in full on or after the Payment Date occurring in September 2017, and (ii) if any of the conditions set forth in Sections 9.2(a) through (d) below have not been met or if the highest bidder fails to pay the purchase price within six (6) Business Days following such Payment Date, the Payment Date thereafter, unless the Notes are redeemed in full prior to the next Auction Date (such a redemption, an Auction Call Redemption).

9.2.                            REDEMPTION PROCEDURES; AUCTION

In connection with any Redemption, the Trustee and the Collateral Advisor will, in accordance with the procedures set forth in Schedule E (the Auction Procedures) and at the expense of the Issuer, conduct an auction (an Auction) of the Collateral Debt Securities included in the Collateral on a date (each such date, an Auction Date) occurring no later than ten (10) Business Days prior to any scheduled Redemption Date. Any of the Placement Agents, the Collateral Advisor, the Income Noteholders, the Trustee or their respective Affiliates may, but will not be required to, bid at the Auction.

(a)                                 Any Redemption will be subject to the satisfaction of each of the following conditions:

(1)                                 the related Auction has been conducted in accordance with the Auction Procedures;

(2)                                 the Trustee has received bids for the Collateral Debt Securities (or for each of the related Subpools) from at least two Qualified Bidders (including the winning Qualified Bidder) identified on a list of qualified bidders provided by the Collateral Advisor to the Trustee;

(3)                                 the Collateral Advisor certifies that the Highest Auction Price would result in the Sale Proceeds from the Collateral Debt Securities (or the related Subpools) for a purchase price (paid in cash) plus the Balance of all Eligible Investments and cash held by the Issuer plus any termination payments payable by a Hedge Counterparty to the Issuer (in excess of any amounts payable by the Issuer to a Hedge Counterparty) resulting from the termination of the Hedge Agreement pursuant to the Redemption being at least equal to the sum of (i) the aggregate Redemption Prices of the Notes plus (ii) any accrued but unpaid fees and expenses of the Issuer pursuant to Section 11.1(b)(1) and (17) through (19) (including any termination payments payable by the Issuer resulting from the termination of the Hedge Agreement pursuant to the Redemption) plus (iii) (a) in connection with a Tax Redemption at the direction of the Controlling Class and

(b) an Auction Call Redemption, any additional amounts necessary to satisfy the Income Note Redemption Approval Condition; and

(4)                                 the bidder(s) who offered the Highest Auction Price for the Collateral Debt Securities (or the related Subpools) enter(s) into a written agreement with the Issuer (which the Issuer will execute if the conditions set forth above and in the Indenture are satisfied, which execution will constitute certification by the Issuer that such conditions have been satisfied) that obligates the highest bidder(s) (or the highest bidder for each Subpool) to purchase all of the Collateral Debt Securities (or the relevant Subpool) and provides for payment in full (in Cash) of the purchase price to the Trustee on or prior to the sixth Business Day following the relevant Auction Date.

(b)                                In addition, any Optional Redemption requires the occurrence of the following:

(1)                                 at least four (4) Business Days before the scheduled Redemption Date, the Collateral Advisor has furnished to the Trustee evidence, in form satisfactory to the Trustee, that the Collateral Advisor on behalf of the Issuer has entered into a binding agreement or agreements with an institution or institutions (or guarantor or guarantors of the obligations): (A) with regard to which Rating Agency Confirmation has been received; or (B) whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating from Fitch, if rated by Fitch, of “F 1” and of at least “A-1” from S&P; and in each case, to sell, not later than the Business Day immediately preceding the scheduled Redemption Date, in immediately available funds, all or part of the Collateral Debt Securities at a purchase price (paid in Cash) which together with the Balance of all Eligible Investments and Cash held by the Issuer will be at least equal to the sum of (i) the aggregate Redemption Prices of the Notes plus (ii) any accrued but unpaid fees and expenses of the Issuer pursuant to Section 11.1(b)(1) and (17) through (19) (including any termination payments payable by the Issuer resulting from the termination of the Hedge Agreement pursuant to the Redemption); or

(2)                                 prior to selling any Collateral Debt Securities or any other collateral, the Collateral Advisor certifies that the expected proceeds from such sale will, in the aggregate, equal or exceed, in each case, the sum of (A) any amounts payable in connection with an Optional Redemption pursuant to Section 9.2 of the Notes plus (B) all expenses of such redemption and all other administrative fees and expenses payable on the related Redemption Date.

Provided that all of the conditions set forth in Section 9.2(a) through (d) have been met, the Trustee will sell and transfer the Collateral Debt Securities (or each related Subpool), without representation, warranty or recourse, to the bidder(s) who offered the Highest Auction Price for the Collateral Debt Securities (or the related Subpools) in accordance with and upon completion of the Auction Procedures. If any of the conditions set forth in Section 9.2(a) through (d) are not met, (i) the Redemption will not occur on the Payment Date following the relevant Auction Date, (ii) the Trustee will give notice of the withdrawal of the Redemption, (iii) subject to clause (iv) below, the Trustee will decline to consummate such sale and may not solicit any further bids or otherwise negotiate any further sale of Collateral Debt Securities in relation to such Auction and (iv) unless the Rated Notes are redeemed in full prior to the next succeeding Auction Date, the Trustee will conduct another Auction on the next succeeding Auction Date.

The Trustee will deposit the purchase price for the Collateral Debt Securities in the Collection Account, and the Rated Notes and, to the extent funds are available therefor, the Income Notes, will be redeemed on the Payment Date immediately following the relevant Auction Date in the order of priorities set forth in Section 11.1. Any Redemption will only be effected on a Payment Date. Installments of principal and interest due on or prior to a Redemption Date shall continue to be payable to the Holders of such Rated Notes as of the relevant Record Dates according to their terms.

9.3.                            RECORD DATE; NOTICE TO TRUSTEE OF REDEMPTION

(a)                                 The Issuer shall set the Redemption Date and the applicable Record Date and give notice thereof to the Trustee pursuant to Section 9.3(b) below and shall issue an Issuer Request to the Trustee for the provision of the information necessary for the Issuer to compile the Redemption Date Statement in accordance with Section 10.10(b).

(b)                                In the event of any Redemption, the Issuer shall, at least 45 days (but not more than 90 days) prior to the Redemption Date, notify the Trustee and the Initial Hedge Counterparty of such Redemption Date, the applicable Record Date, the principal amount of each Class of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes.

9.4.                            NOTICE OF REDEMPTION

Notice of Redemption will be given by first-class mail, postage prepaid, mailed not less than eight (8) Business Days prior to the applicable Redemption Date, to the Initial Hedge Counterparty, each Rating Agency and each Holder of Rated Notes at such Holder’s address in the Note Register maintained by the Note Registrar in accordance with the provisions of this Indenture and to the Collateral Advisor. Rated Notes called for Redemption must be surrendered at the office of any Note Paying Agent appointed pursuant to this Indenture in order to receive the Redemption Price. The Issuer will also deliver notice of Redemption to the Irish Paying Agent if and so long as any Class of Rated Notes to be redeemed is listed on the Irish Stock Exchange.

All notices of redemption shall state:

(a)                                  the applicable Redemption Date;

(b)                                 the applicable Record Date;

(c)                                  the Redemption Price;

(d)                                 that all the Notes of the relevant Class are being redeemed in full and that interest on the applicable principal amount of Notes shall cease to accrue on the date specified in the notice; and

(e)                                  the place or places where such Rated Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Note Paying Agent to be maintained as provided in Section 7.2.

Notice of redemption shall be given by the Co-Issuers or, at the Co-Issuers’ request, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

9.5.                            NOTICE OF WITHDRAWAL

With regard to an Optional Redemption or a Tax Redemption, any notice of redemption may be withdrawn by the Issuer up to the fourth Business Day prior to the Redemption Date by written notice to the Trustee and the Collateral Advisor only if the Collateral Advisor is unable to deliver such sale agreement or agreements or certifications, as the case may be, in form satisfactory to the Trustee. With regard to any Redemption, notice of any withdrawal pursuant to Section 9.2 shall be given by the Trustee to each Holder of Rated Notes at such Holder’s address in the Note Register maintained by the Note Registrar by overnight courier guaranteeing next day delivery (or second day delivery outside the United States) sent not later than the third Business Day prior to such Redemption Date. In addition, the Trustee will, if any Class of Rated Notes to have been redeemed is listed on the Irish Stock Exchange, deliver a notice of such withdrawal to the Irish Stock Exchange not less than three (3) Business Days prior to such Redemption Date.

9.6.                            RATED NOTES PAYABLE ON REDEMPTION DATE

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) such Rated Notes shall cease to bear interest. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Co-Issuers (i) such security or indemnity as may be required by them to save each of them harmless and (ii) an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Installments of interest on Rated Notes of a Class so to be redeemed whose Stated Maturity Date is on or prior to the Redemption Date shall be payable to the Holders of such Rated Notes, or one or more predecessor Rated Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.6(e).

If any Rated Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the Applicable Periodic Interest Rate for each successive Interest Period the Rated Note remains Outstanding.

9.7.                            SPECIAL AMORTIZATION

Amounts constituting Collateral Principal Collections that are Sale Proceeds not reinvested in Substitute Collateral Debt Securities during the applicable Sixty-Day Reinvestment Window (“Unreinvested Sale Proceeds”) shall, in each case, be applied to the payment of principal on the Notes on the next succeeding Payment Date in accordance with Section 11.1(b)(15)(iii)(B)(2) hereof. Amounts constituting Collateral Principal Collections that are (i) Collateral Principal Payments not reinvested in Substitute Collateral Debt Securities during the applicable Sixty-Day Reinvestment Window (“Unreinvested Collateral Principal Payments”), or (ii) Collateral Principal Payments for any CPP Asset Type that are below the Reinvestment Threshold Amount and as to which the Cash Release Conditions are satisfied (“Unaccumulated Collateral Principal Payments”) shall, in each case, be applied to the payment of principal on the Notes on the next succeeding Payment Date in accordance with Section 11.1(b)(15)(iii) hereof.

If on any Payment Date the Issuer is obligated to make payments of principal on the Notes pursuant to Section 11.1(b)(15)(iii), then such payments of principal shall be made:

(i)                                     pro rata to the respective Classes of the Rated Notes pursuant to Section 11.1(b)(15)(iii)(A) of the Priority of Principal Payments (a “Special Amortization”) if the Special Amortization Pro Rata Condition is satisfied, a Special Amortization Notice is delivered by the Collateral Advisor to the Issuer and the Trustee and certain other criteria specified in the Indenture are complied with; or

(ii)                                  sequentially to the respective Classes of the Rated Notes pursuant to Section 11.1(b)(15)(iii)(B) of the Priority of Principal Payments if the criteria for a Special Amortization are not satisfied or with respect to Collateral Principal Collections consisting of Unreinvested Sale Proceeds.

In order for amounts to be applied for a Special Amortization on any Payment Date, the Collateral Advisor is required to deliver, to each of the Trustee and each Rating Agency, advance written notice (which may be included in the related Note Report) (each, a “Special Amortization Notice”) specifying the identity and principal amount of each Class of Rated Notes to be paid pursuant to such Special Amortization and (i) in the case of Unreinvested Collateral Principal Payments, that the Collateral Advisor has been unable to identify for purchase by the Issuer Substitute Collateral Debt Securities that comply with the Reinvestment Criteria and the other applicable requirements of the Indenture, and (ii) in the case of Unaccumulated Collateral Principal Payments, that the Collateral Advisor has determined that identification of Substitute Collateral Debt Securities of the required CPP Asset Type for purchase by the Issuer, assuming that such Collateral Principal Payments were to accumulate to the level of the Reinvestment Trigger Amount, would not be practicable, that the Cash Release Conditions are satisfied and that all other Indenture requirements for such Special Amortization are complied with.

On each Payment Date on which a Special Amortization occurs, each related Hedge Agreement will be terminated in part in accordance with the terms and conditions thereof, including compliance with any applicable requirement that the Issuer receive Rating Agency Confirmation from S&P, and any amounts due and payable pursuant to such Hedge Agreement in connection with such termination thereof will be paid on such Payment Date in accordance with the terms thereof subject to this Indenture.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

10.1.                      COLLECTION OF FUNDS

(a)                                 Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all funds and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Securities, in accordance with the terms and conditions of such Pledged Securities. The Trustee shall segregate and hold all such funds and property received by it in trust for the Secured Parties and shall apply such funds as provided in this Indenture.

(b)                                Each of the parties hereto hereby agrees to cause the Custodian or any other Securities Intermediary that holds any funds or other property for the Issuer or the Co-Issuer in an Account to agree with the parties hereto that (1) each Account is a Securities Account in respect of which the Trustee is the Entitlement Holder, (2) each Account is held by a financial institution that has a combined capital and surplus of at least U.S.$250,000,000 and being subject to supervision or examination by federal or state banking authority, (3) the Cash, Securities and other property credited to any Account is to be treated as a

Financial Asset under Article 8 of the UCC and (4) the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) for that purpose will be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Issuer unless such Financial Asset has also been Indorsed in blank or to the Custodian or other Securities Intermediary that holds such Financial Asset in such Account. Each Account shall be held and maintained at an office located in Chicago, Illinois.

10.2.                      GENERAL PROVISIONS APPLICABLE TO ACCOUNTS

The Payment Account, Collateral Account, Uninvested Proceeds Account, Collection Account (including each Collateral Sub-Account therein), Expense Reserve Account, each Hedge Counterparty Collateral Account and Interest Reserve Account shall remain at all times with a financial institution having a long-term debt rating of at least “BBB+” by S&P.

(a)                                 The Trustee agrees to give the Issuer prompt notice (with a copy to the Hedge Counterparty, the Collateral Advisor, each Rating Agency and the Income Note Paying Agent) if any Account or any funds on deposit therein, or otherwise standing to the credit of any Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(b)                                The Collateral Advisor shall direct the Trustee to invest and reinvest any funds on deposit in any of the Accounts (other than the Payment Account). In the event that the Collateral Advisor has not delivered investment instructions to the Trustee or after the occurrence of an Event of Default, the Trustee shall invest and reinvest any funds on deposit in any Account (other than the Payment Account) as fully as practicable in investments described in clause (iii) of the definition of Eligible Investments maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next Payment Date. With respect to each Account, all interest and other income from Eligible Investments purchased with funds on deposit in such Account shall be deposited in such Account, any gain realized from such investments shall be credited to such Account, and any loss resulting from such investments shall be charged to such Account. Any gain or loss with respect to an Eligible Investment shall be allocated in such a manner as to increase or decrease, respectively, Collateral Principal Collections and/or Collateral Interest Collections in the proportion that the amount of Collateral Principal Collections and/or Collateral Interest Collections used to acquire such Eligible Investment bears to the purchase price thereof. The Trustee shall not in any way be held liable by reason of any insufficiency of any such Account resulting from any loss relating to any such investment. Nothing herein shall be deemed to relieve the Bank or its Affiliates from any duties or liabilities with respect to investments in obligations of the Bank or any Affiliate thereof.

(c)                                 All funds deposited from time to time in the Collection Account, the Expense Reserve Account or the Interest Reserve Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided.

10.3.                      COLLATERAL ACCOUNT

The Trustee shall, prior to the Closing Date, cause the Custodian to establish a Securities Account which shall be designated as the “Collateral Account”, which shall be in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties and into which the Trustee shall from time to time deposit Collateral. All Collateral from time to time deposited in, or otherwise standing to the credit of, the Collateral Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Collateral Account other than in accordance with the Priority of Payments.

10.4.                      UNINVESTED PROCEEDS ACCOUNT

The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Uninvested Proceeds Account”, which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, into which the Trustee shall deposit all Uninvested Proceeds (other than the organizational and structuring fees and expenses of the Co-Issuers (including, without limitation, the legal fees and expenses of counsel to the Co-Issuers, the Placement Agents and the Collateral Advisor), the expenses of offering the Rated Notes and the Income Notes and amounts deposited in the Expense Reserve Account on such date). On or prior to the Effective Date, the Collateral Advisor on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, apply funds in the Uninvested Proceeds Account to purchase additional Collateral Debt Securities and, pending such investment in additional Collateral Debt Securities, such funds will be invested in Eligible Investments, as directed by the Collateral Advisor, with stated maturities no later than the Business Day immediately preceding the next Payment Date. The Trustee shall transfer any Uninvested Proceeds remaining on deposit in the Uninvested Proceeds Account on the Effective Date to the Collection Account to be treated as Collateral Principal Collections on the first Payment Date and distributed in accordance with the Priority of Payments.

10.5.                      COLLECTION ACCOUNT AND CPP SUB-ACCOUNTS

(a)                                 Collection Account

(1)                                 The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Collection Account”, which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. The Trustee shall cause to be established two sub-accounts of the Collection Account. The Trustee shall deposit Collateral Principal Collections into one sub-account (the Collateral Principal Collections Sub-Account) and Collateral Interest Collections into the other sub-account. The Trustee shall cause to be established within the Collateral Principal Collections Sub-Account seven further sub-accounts, six of which shall constitute the “CPP Sub-Accounts”. At the direction of the Issuer (or the Collateral Advisor on behalf of the Issuer), the Trustee shall invest all funds on deposit in the Collection Account (including the Collateral Principal Collection Sub-Account and each CPP Sub-Account) in Eligible Investments or Substitute Collateral Debt Securities in accordance with the requirements and limitations contained in Section 12.1(c).

(2)                                 The Trustee, within one Business Day after receipt of any Distribution or other proceeds that are not Cash shall so notify the Issuer and the Issuer shall sell such Distribution or other proceeds for Cash in accordance with Section 12.1.

(3)                                 The Trustee shall transfer to the Payment Account for application pursuant to Section 11.1(a) and in accordance with the calculations and the instructions contained in the Note Valuation Report prepared by the Issuer pursuant to

Section 10.10(a), on or prior to the Business Day prior to each Payment Date, funds on deposit in the Collection Account (including reinvestment income) other than Collections received after the end of the Due Period with respect to such Payment Date.

(4)                                 The Trustee shall withdraw and apply amounts on deposit in the Collection Account in accordance with any Redemption Date Statement delivered to the Trustee in connection with the redemption of Rated Notes pursuant to Section 9.1.

(b)                                CPP Sub-Accounts. The Trustee shall, prior to the Closing Date, cause to be established, within the Collateral Principal Collections Sub-Account (and as sub-sub-accounts of the Collection Account) six Securities Accounts to be designated each individually as a “CPP Sub-Account” and all collectively as the “CPP Sub-Accounts”. Each CPP Sub-Account shall be established in the name of the Trustee as Entitlement Holder and held in trust for the benefit of the Secured Parties. Each CPP Sub-Account shall contain Collateral Principal Payments received from time to time with respect to the Collateral Debt Securities of one particular CPP Asset Type. The CPP Sub-Accounts shall be named respectively as follows: (i) “CPP Sub-Account — REIT Debt Securities- Fixed Rate”, (ii) “CPP Sub-Account — REIT Debt Securities - Floating Rate”, (iii) “CPP Sub-Account — CMBS Securities - Fixed Rate”, (iv) “CPP Sub-Account — CMBS Securities — Floating Rate”, (v) “CPP Sub-Account — Real Estate CDO Securities - Fixed Rate”, and (vi) “CPP Sub-Account — Real Estate CDO Securities - Floating Rate”. During the Reinvestment Period, the Trustee will deposit the Collateral Principal Payments received by it with respect to all Collateral Debt Securities of a particular CPP Asset Type into the CPP Sub-Account for such CPP Asset Type.

10.6.                      EXPENSE RESERVE ACCOUNT

The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Expense Reserve Account”, which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise standing to the credit of, the Expense Reserve Account shall be held in trust by the Trustee for the benefit of the Secured Parties. On the Closing Date, the Trustee shall deposit into the Expense Reserve Account an amount equal to U.S.$25,000 together with an amount sufficient to pay any outstanding fees and expenses of the Issuer in relation to the offering of the Rated Notes and the Income Notes which are not paid on the Closing Date. At the direction of the Issuer (or the Collateral Advisor on behalf of the Issuer), the Trustee shall invest all funds on deposit in the Expense Reserve Account in Eligible Investments. Any amounts held in the Expense Reserve Account in excess of U.S.$25,000 on the day which is 60 days following the Closing Date (or, if such day is not a Business Day, the next following Business Day) shall be transferred by the Trustee into the Uninvested Proceeds Account. Thereafter, the Trustee shall transfer to the Expense Reserve Account from the Payment Account amounts required to be deposited therein pursuant to Section 11.1(a) and in accordance with the calculations and the instruction contained in the Note Valuation Report prepared by the Issuer pursuant to Section 10.10(a). Except as provided in Section 11.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Reserve Account shall be to pay (on any day other than a Payment Date) accrued and unpaid Administrative Expenses of the Co-Issuers; provided that the Trustee shall deposit all amounts remaining on deposit in the Expense Reserve Account at the time when substantially all of the Issuer’s assets have been sold or otherwise disposed of into the Collections Account for application as Collateral Interest Collections on the immediately succeeding Payment Date.

10.7.                      INTEREST RESERVE ACCOUNT

The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Interest Reserve Account”, which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise standing to the credit of, the Interest Reserve Account shall be held in trust by the Trustee for the benefit of the Secured Parties. At the direction of the Issuer (or the Collateral Advisor on behalf of the Issuer), the Trustee shall invest all funds on deposit in the Interest Reserve Account in Eligible Investments. On each Payment Date, in accordance with the Priority of Payments, the Trustee will deposit the Interest Reserve Amount, if any, into the Interest Reserve Account. The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Interest Reserve Account shall be to deposit into the Payment Account, on the Business Day prior to each Payment Date, the Balance of the Interest Reserve Account (including reinvestment income) for distribution as Collateral Interest Collections in accordance with the Priority of Payments on the related Payment Date.

10.8.                      PAYMENT ACCOUNT

The Trustee shall, prior to the Closing Date, establish a Securities Account which shall be designated as the “Payment Account”, which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise standing to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Secured Parties. Except as provided in Section 11.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Payment Account shall be to pay the interest on and the principal of the Rated Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses and other amounts specified therein, each in accordance with the Priority of Payments. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments.

10.9.                      REPORTS BY TRUSTEE

The Trustee shall supply, in a timely fashion to each Rating Agency (so long as any Rated Notes are rated by such Rating Agency), the Initial Hedge Counterparty, the Holders of Rated Notes of the Controlling Class, the Collateral Advisor, the Income Note Paying Agent, the Placement Agents and the Issuer any information regularly maintained by the Trustee that each such Person may from time to time request with respect to the Pledged Securities or the Accounts reasonably needed to complete the Note Valuation Report or to provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.10.

The Trustee shall forward to the Collateral Advisor, the Holders of Rated Notes of the Controlling Class, or upon request therefor, any Holder of a Rated Note shown on the Note Register, the Placement Agents, the Initial Hedge Counterparty or the Income Note Paying Agent, copies of notices and other writings received by it from the issuer of any Collateral Debt Security or from any Clearing Agency with respect to any Collateral Debt Security advising the holders of such security of any rights that the holders might have with respect thereto (including notices of calls and redemptions of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer; provided that the Trustee shall not disclose any unpublished S&P Rating assigned by S&P with respect to any Collateral Debt Security without the prior consent of S&P.

So long as any Class of Rated Notes is listed on the Irish Stock Exchange, the Irish Paying Agent shall notify the Irish Stock Exchange not later than the Business Day preceding each Payment Date of the amount of principal payments to be made on the Rated Notes of each Class on such Payment Date, any Class C Cumulative Periodic Interest Shortfall Amount, any Class D Cumulative Periodic Interest Shortfall Amount, any Class E Cumulative Periodic Interest Shortfall Amount, any Class F Cumulative Periodic Interest Shortfall Amount and the Aggregate Outstanding Amount of the Rated Notes of each Class and as a percentage of the original Aggregate Outstanding Amount of the Rated Notes of such Class after giving effect to the principal payments, if any, on such Payment Date.

As promptly as possible following the delivery of each Note Valuation Report to the Trustee pursuant to Section 10.10(a) or (b), as applicable, the Issuer shall cause a copy of such report to be delivered the Repository for posting on the Repository in the manner described in Section 14.3. In connection therewith, each of the Co-Issuers acknowledges and agrees that each Note Valuation Report shall be posted to the Repository for use in the manner described in the section headed “Terms of Use” on the Repository.

10.10.                ACCOUNTINGS

(a)                                 Payment Date Accounting. The Issuer shall, not later than the related Payment Date and after the reconciliation process described in this Section 10.10, render an accounting (a Note Valuation Report), determined as of each Calculation Date, and deliver the Note Valuation Report to each Rating Agency, the Trustee and the Collateral Advisor and make available via the Trustee’s internet website, initially located at www.cdotrustee.net to the Trustee, the Irish Paying Agent, the Initial Hedge Counterparty, the Income Note Paying Agent, each Note Transfer Agent, the Placement Agents and, upon written request therefor, any Holder of a Rated Note shown on the Note Register. The Note Valuation Report shall contain the following information (which shall, in the case of any Note Valuation Report delivered to S&P, be presented in a form that complies with and includes the information required by S&P’s Preferred Format) determined, unless otherwise specified below, as of the related Calculation Date:

(1)                                 the calculation showing compliance with each of the Coverage Tests, accompanied by a list setting forth the applicable maximum or minimum value, percentage or ratio which must be maintained pursuant to this Agreement with respect to each of the Coverage Tests and a list setting forth the results of the calculation of each of the Coverage Tests with respect to the Collateral Debt Securities, the calculation showing whether the S&P CDO Monitor Test is satisfied (including the weighted average rating, the default measure, variability measure and correlation measure, the scenario default rate and/or such other information required to be computed with respect to the S&P CDO Monitor Test), and the calculation showing the Fitch Weighted Average Rating Factor, the Weighted Average Fixed Rate Coupon, the Weighted Average Spread, the Weighted Average Life and the S&P Weighted Average Recovery Rate;

(2)                                 the estimated remaining Average Life of each of the Collateral Debt Securities;

(3)                                 the Applicable Periodic Interest Rate in respect of each Class of Notes and the amount of Periodic Interest payable to the Holders of the Notes for such Payment Date (in the aggregate and by Class);

(4)                                 the amount (if any) payable to each Hedge Counterparty pursuant to the related Hedge Agreement;

(5)                                 the amount (if any) payable by each Hedge Counterparty pursuant to the related Hedge Agreement:

(6)                                 the Aggregate Fees and Expenses payable on the next Payment Date on an itemized basis;

(7)                                 the Aggregate Fees and Expenses paid during a period of twelve (12) months ending on the next Payment Date on an itemized basis;

(8)                                 for the Collection Account:

(i)                                   the Balance on deposit in the Collection Account, the Collateral Principal Collections Sub-Account and each of the respective CPP Sub-Accounts at the end of the related Due Period;

(ii)                                the nature and source of any Collections in the Collection Account, the Collateral Principal Collections Sub-Account and each of the respective CPP Sub-Accounts, including Collections received since the date of the last Note Valuation Report;

(iii)                             the amounts payable from the Collection Account in accordance with the priority set forth in Section 11.1 on the next Payment Date; and

(iv)                            the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date;

(v)                               the Balance on deposit in the Collateral Principal Collections Sub-Account and each of the respective CPP Sub-Accounts.

(9)                                 for the Interest Reserve Account:

(i)                                   the balance on deposit in the Interest Reserve Account at the end of the related Due Period;

(ii)                                the amount payable from the Interest Reserve Account pursuant to the Priority of Payments on the next Payment Date;

(iii)                             the Interest Reserve Amount to be paid into the Interest Reserve Account on the next Payment Date; and

(iv)                            the Balance remaining in the Interest Reserve Account immediately after all payments and deposits to be made on such Payment Date;

(10)                           for the Expense Reserve Account:

(i)                                   the amount to be paid into the Expense Reserve Account on the next Payment Date; and

(ii)                                the Balance remaining in the Expense Reserve Account immediately after all payments and deposits to be made on such Payment Date;

(11)                           the Hedge Receipt Amount or the Hedge Payment Amount for the related Payment Date, and for each Hedge Agreement, the outstanding notional amount of such Hedge Agreement and the amounts, if any, scheduled to be received or paid, as the case may be, by the Issuer pursuant to such Hedge Agreement for the related Payment Date, separately stating the portion payable in accordance with Section 11.1;

(12)                           the amount of Income Note Excess Funds on the related Payment Date;

(13)                           the amount of the Senior Collateral Advisory Fee and the amount of the Subordinate Collateral Advisory Fee;

(14)                           such other information as the Collateral Advisor, the Placement Agents, the Trustee, S&P, Fitch or any Hedge Counterparty may reasonably request;

(15)                           with respect to each Collateral Debt Security, the Principal Balance, the annual coupon rate or spread to the relevant floating rate index, the frequency of coupon payments, the amount of principal payments received, the maturity date, the issuer, the country in which the issuer is incorporated or organized, the S&P Industry Classification Group, the Fitch Industry Classification Group, the S&P Recovery Rate, the S&P Rating and the Fitch Rating (provided that if any Fitch Rating for any Collateral Debt Security is an “estimated” or “shadow” rating, such rating shall be identified as “estimated” or “shadow rated”, shall be disclosed with an asterisk in the place of the applicable estimated or shadow rating and shall include the date as of which such rating was first provided by Fitch to the Issuer); and any S&P Rating which is determined from an implied rating, a credit estimate, a confidential rating or another non-public rating, shall not be distinguished and shall either (i) be reported in a single column with the public ratings of S&P (without distinguishing the source) or (ii) be reported in a separate column labeled “Non-public and Implied S&P Rating.”

(16)                           the Principal Balance, the maturity date, the S&P Rating, the Fitch Rating and the issuer of each Eligible Investment included in the Collateral;

(17)                           (A) the identity and Principal Balance of each Collateral Debt Security that became a Credit Risk Security, a Defaulted Security, an Equity Security, a Written Down Security, a Withholding Tax Security, a Deferred Interest PIK Bond, (B) the date, as provided by the Collateral Advisor, on which any Collateral Debt Security became a Credit Risk Security, a Defaulted Security, an Equity Security, a Written Down Security or a Withholding Tax Security, (C) the date by which the Issuer or the Collateral Advisor is required to declare its intention to sell or to hold such Collateral Debt Security, (D) whether the Collateral Advisor has directed the Issuer to sell or not to sell such Collateral Debt Security, and (E) the date by which any such sale must occur;

(18)                           the identity of each Collateral Debt Security that was upgraded or downgraded or placed on watch for upgrade or downgrade by any Rating Agency since the date of the last Note Valuation Report;

(19)                           the Principal Balance and identity of each Collateral Debt Security that was released for sale indicating the reason for such sale and the amount and identity of each Collateral Debt Security that was granted since the date of the last Note Valuation Report;

(20)                           the identity and Principal Balance of each Collateral Debt Security that was a Credit Risk Security, a Defaulted Security, an Equity Security, a Written Down Security, a Withholding Tax Security or a Deferred Interest PIK Bond;

(21)                           the purchase price of each Pledged Security granted and the sale price of each Pledged Security subject to a sale since the date of the last Note Valuation Report; and whether such Pledged Security is a Collateral Debt Security, an Eligible Investment or proceeds in the Collection Account;

(22)                           the amount of Purchased Accrued Interest;

(23)                           a description of any transactions with the Collateral Advisor, the Issuer, the Collateral Administrator and the Trustee and any Affiliates thereof;

(24)                           the Class A Note Break-Even Default Rate, the Class B Note Break-Even Default Rate, the Class C Note Break-Even Default Rate, the Class D Note Break-Even Default Rate, the Class E Note Break-Even Default Rate and the Class F Note Break-Even Default Rate;

(25)                           the Class A Note Default Differential, the Class B Note Default Differential, the Class C Note Default Differential, the Class D Note Default Differential, the Class E Note Default Differential and the Class F Note Default Differential; and

(26)                           the Class A Note Scenario Default Rate, the Class B Note Scenario Default Rate, the Class C Note Scenario Default Rate, the Class D Note Scenario Default Rate, the Class E Note Scenario Default Rate and the Class F Note Scenario Default Rate.

Upon receipt of each Note Valuation Report, the Trustee and the Collateral Advisor shall compare the information contained therein to the information contained in their respective records with respect to the Collateral and shall, within two (2) Business Days after receipt of such Note Valuation Report, notify each of the Issuer, the Initial Hedge Counterparty, the Collateral Advisor, the Trustee, Fitch and S&P if the information contained in the Note Valuation Report does not conform to the information maintained by the Trustee or the Collateral Advisor as applicable, with respect to the Collateral, and detail any discrepancies. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Advisor shall attempt to promptly resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five (5) Business Days after discovery of such discrepancy cause the Independent Accountants of recognized international reputation to review such Note Valuation Report and the Trustee’s and the Collateral Advisor’s records to determine the cause of such discrepancy. If such review reveals an error in the Note Valuation Report or the records of the Trustee or the Collateral Advisor, as the case may be, such item shall be revised accordingly and, as so revised, shall be utilized in making further calculations.

Subject to the terms of this Agreement, the Trustee shall be entitled to rely on the information supplied by the Collateral Advisor in relation to the preparation of the Note Valuation Report and shall not be liable for the accuracy or completeness of such information or the lack thereof

In addition to the foregoing information, each Note Valuation Report shall include a statement to the following effect:

“The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the Securities Act), or under any state securities laws, and the Co-Issuers have not been and will not be registered under the United States Investment Company Act of 1940, as amended (the 1940 Act). Each Holder of the Notes, other than those Holders that are not “U.S. persons” (U.S. Person) within the meaning of Regulation S (Regulation S) under the Securities Act and have acquired their Notes outside the United States pursuant to Regulation S, is required to be both (i) (A) with respect to any Rated Note, a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (Qualified Institutional Buyer), (B) solely with respect to the Class E Notes and the Class F Notes, either (1) an “accredited investor” as defined in paragraphs (1), (2), (3) or (7) of Rule 501(A) under the Securities Act (each an Institutional Accredited Investor) or (2) any of NS CDO Holdings V, LLC, NS Advisors, LLC or any “affiliate” thereof within the meaning of Rule 405 under the Securities Act that is an “accredited investor” within the meaning of Rule 501(A) under the Securities Act (each of the foregoing, a Permitted NS Purchaser) or (C) solely with respect to the Income Notes, a Permitted NS Purchaser and a “qualified purchaser” (Qualified Purchaser) within the meaning of Section 3(c)(7) of the 1940 Act, purchasing for its own account or for the account of another Qualified Purchaser, that can make all of the representations in the Indenture applicable to a holder that is a U.S. Person. The beneficial interest in the Notes may be transferred only to a transferee that meets both of the criteria in clauses (i) and (ii) above and can make all of the representations in the Indenture applicable to a Holder that is a U.S. Person, except that any such transfer in reliance on Regulation S can be made only to a transferee that is not a U.S. Person. The Issuer has the right to compel any Holder that does not meet the qualifications and the transfer restrictions set forth in the Indenture to sell its interest in the Notes, or may sell such interest on behalf of such owner, pursuant to the Indenture.”

(b)                                 Redemption Date Instructions. Not less than five (5) Business Days after receiving an Issuer Request requesting information regarding a redemption pursuant to Section 9.1 of the Rated Notes of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall provide the necessary information (to the extent it is available to the Trustee) to the Issuer, and the Issuer shall compute the following information and provide such information in a statement (the Redemption Date Statement) delivered to the Trustee:

(1)                                the Aggregate Outstanding Amount of the Rated Notes of the Class or Classes to be redeemed as of such Redemption Date;

(2)                                the amount of accrued interest due on such Rated Notes as of the last day of the Interest Period immediately preceding such Redemption Date; and

(3)                                the amount in the Collection Account available for application to the redemption of such Rated Notes.

(c)                                  If the Trustee shall not have received any accounting provided for in this Section 10.10 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall use reasonable efforts to cause such accounting to be made by the applicable Payment Date or Redemption Date. To the extent the Trustee is required to provide any information or reports pursuant to this Section 10.10 as a result of the failure of the Issuer to provide such information or reports, the Trustee shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Trustee for such Independent certified public accountant shall be reimbursed pursuant to Section 6.8.

The Trustee will make the Note Valuation Report available via its internet website initially located at www.cdotrustee.net. All information made available on the Trustee’s website will be restricted and the Trustee will only provide access to such reports to those parties entitled thereto pursuant to the Indenture. In connection with providing access to its website, the Trustee may require registration and the acceptance of a disclaimer.

10.11.               RELEASE OF SECURITIES

(a)                                  If no Event of Default has occurred and is continuing and subject to Section 12, the Issuer shall, in connection with any sale required pursuant to Section 12.1, by Issuer Order executed by an Authorized Officer of the Issuer and delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a security certifying that the conditions set forth in Section 12.1 are satisfied, direct the Trustee to release such security from the lien of this Indenture against receipt of payment therefor.

(b)                                 The Issuer shall, if notified that the issuer of the Pledged Security requires delivery of such Pledged Security as a condition to redemption or payment in full, by Issuer Order executed by an Authorized Officer of the Issuer and delivered to the Trustee at least two Business Days prior to the date set for redemption or payment in full of a Pledged Security, certifying that such security is being redeemed or paid in full, direct the Trustee or, at the Trustee’s instructions, the Custodian, to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be presented, to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

(c)                                  The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Security in the appropriate CPP Sub-Account.

(d)                                 The Trustee shall, upon receipt of an Issuer Order at such time as there are no Rated Notes Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release the Collateral from the lien of this Indenture.

(e)                                  The Issuer may retain agents (including the Collateral Advisor) to assist the Issuer in preparing any notice or other report required under Section 10.11 and this Section 10.12.

10.12.              REPORTS BY INDEPENDENT ACCOUNTANTS

(a)                                 At the Closing Date the Issuer (or the Collateral Advisor on its behalf) shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. Upon any resignation by such firm, the Issuer shall (after consultation with the Collateral Advisor) propose a replacement firm meeting the criteria set forth in the preceding sentence for approval by a Majority of the Controlling Class. Upon approval by a Majority of the Controlling Class, the Issuer shall promptly appoint such firm by Issuer Order delivered to the Trustee, the Initial Hedge Counterparty, the Collateral Advisor and each Rating Agency. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as provided in Section 11.1.

(b)                                On or before September 15 of each year (commencing with September 15, 2006), the Issuer shall cause to be delivered to the Trustee, the Income Note Paying Agent and each Rating Agency an Accountants’ Report specifying the procedures applied and their associated findings with respect to the Note Valuation Reports and any Redemption Date Statements prepared in the preceding year. At least 60 days prior to the Payment Date in September 2006 (and, if at any time a successor firm of Independent certified public accountants is appointed, prior to the Payment Date in August following the date of such appointment), the Issuer shall deliver to the Trustee an Accountant’s Report specifying in advance the procedures that such firm will apply in making the aforementioned findings throughout the term of its service as accountants to the Issuer. The Trustee shall promptly forward a copy of such Accountant’s Report to the Initial Hedge Counterparty, the Rating Agencies, the Income Note Paying Agent and each Holder of Class A Notes (or, if no Class A Notes are Outstanding, each Holder of Class B Notes or, if no Class B Notes are Outstanding, each Holder of Class C Notes or, if no Class C Notes are Outstanding, each Holder of Class D Notes or, if no Class D Notes are Outstanding, each Holder of Class E Notes or, if no Class E Notes are Outstanding, each Holder of Class F Notes), at the address shown on the Note Register. The Issuer shall not approve the institution of such procedures if a Majority of the Controlling Class or the Collateral Advisor, by notice to the Issuer and the Trustee within 30 days after the date of the related notice to the Trustee, object thereto.

(c)                                 Any statement delivered to the Trustee pursuant to Section 10.12(b) above shall be made available by the Trustee to any Holder of a Rated Note shown on the Note Register upon written request therefor.

10.13.              REPORTS TO RATING AGENCIES

In addition to the information and reports specifically required to be provided to the Rating Agencies, the Income Note Paying Agent, the Holders of Rated Notes of the Controlling Class, and the Initial Hedge Counterparty pursuant to the terms of this Indenture, the Income Note Paying Agency Agreement or the Hedge Agreement (as the case may be), the Issuer shall provide or procure to provide the Rating Agencies and the Initial Hedge Counterparty with (a) all information or reports delivered to the Trustee hereunder and (b) such additional information as the Rating Agencies, the Income Note Paying Agent or the Initial Hedge Counterparty may from time to time reasonably request and such information may be obtained and provided without unreasonable burden or expense. The Issuer shall promptly notify the Trustee, the Income Note Paying Agent and the Initial Hedge Counterparty if the rating of any Class of Rated Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn. The Issuer shall notify each Rating Agency in the case of (i) termination or amendment of any Transaction Document or organizational document of the Issuer or Co-Issuer, (ii) termination or change of party to any of the Transaction Documents or (iii) material breach of any of the Transaction Documents by any party thereto. From time to time Fitch may request information or reports from the Collateral Advisor on the properties underlying the Collateral, including, without limitation, information on underwritten cash flow and occupancy.

10.14.              TAX MATTERS

The Issuer and the Co-Issuer agree to treat, and hereby notify the Trustee to treat, and, by accepting a Rated Note, each Holder of the Rated Notes agrees to treat, the Rated Notes, for U.S. federal, state and local income tax purposes, as indebtedness of the Issuer (and not as obligations of the Co-Issuer), to report all income (or loss) in accordance with such treatment and not to take any action inconsistent with such treatment except as otherwise required by any taxing authority under applicable law. The Issuer agrees not to elect to be treated as other than a corporation for U.S. federal income tax purposes.

10.15.              TAX INFORMATION

The Issuer will furnish to any Holder of Rule 144A Definitive Notes (or its designee), Rule 144A Global Notes (or its designees), Definitive Class E Notes (or its designees) and Definitive Class F Notes (or its designee), upon the request of any such Holder, the necessary information, and will permit such Holder reasonable access to its books of account, in order to allow such Holder to make a “qualifying electing fund” election pursuant to Section 1295 of the Code.

The Issuer shall provide on a timely basis to any holder of a beneficial interest in Rule 144A Definitive Notes (or its designee), Rule 144A Global Notes (or its designee), Definitive Class E Notes (or its designee) and Definitive Class F Notes (or its designee), upon written request therefor certifying that it is such a holder, (i) all information that a U.S. shareholder making a “qualified electing fund” election (as defined in the Code) is required to obtain for U.S. federal income tax purposes and (ii) a “PFIC Annual Information Statement” as described in Treasury Regulation 1.1295-1 (or any successor Internal Revenue Service release or Treasury Regulation), including all representations and statements required by such statement, and will take any other steps necessary to facilitate such election by a holder of a beneficial interest in any Rule 144A Definitive Notes, Rule 144A Global Notes, Definitive Class E Notes and Definitive Class F Notes. The Issuer shall also provide, upon request of a Holder of, or a holder of a beneficial interest in, any Rule 144A Definitive Notes, Rule 144A Global Notes, Definitive Class E Notes and Definitive Class F Notes, any information that such Holder or holder of a beneficial interest reasonably requests to assist such Holder or holder of a beneficial interest with regard to any filing requirements the Holder or holder of a beneficial interest may have as a result of the controlled foreign corporation rules under the Code. The cost and expense of the preparation and delivery of the PFIC Annual Information Statement shall be at the expense of the Issuer.

ARTICLE XI

APPLICATION OF MONIES

11.1.                    DISBURSEMENTS OF FUNDS FROM PAYMENT ACCOUNT; PRIORITY OF PAYMENTS

(a)                                 Collateral Interest Collections. On any Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Rated Notes in connection with an Event of Default, in accordance with a Note Valuation Report prepared by the Collateral Administrator as of the last day of the Due Period preceding such Payment Date, Collateral Interest Collections, to the extent of Available Funds in the Collection Account, will be applied by the Trustee in the following order of priority:

(1)                                  to pay, in the following order:

(i)                                    taxes and filing fees and registration fees (including, without limitation, annual return fees) payable by the Co-Issuers, if any; and then,

(ii)                                 pro rata the amount of any due and unpaid Trustee Fee and Income Note Paying Agent Fee; and then,

(iii)                              the amount of any due and unpaid fees to the Administrator; and then,

(iv)                             the amount of any due and unpaid Trustee Expenses; and then,

(v)                                the amount of any due and unpaid fees and expenses of the Rating Agencies; and then,

(vi)                             the amount of any due and unpaid expenses of the Administrator and any due and unpaid Administrative Expenses not included in (iii), (iv) and (v) above, including amounts payable to the Collateral Advisor under the Collateral Advisory Agreement but excluding the Collateral Advisory Fee; and then,

(vii)                          to deposit to the Expense Reserve Account the amount needed to bring the amount on deposit therein to U.S.$25,000 (unless the Collateral Advisor directs that a lesser amount be deposited to the Expense Reserve Account);

provided that the cumulative amount paid under (iii) through (vii) above (excluding any Administrative Expenses due or accrued with respect to the actions taken on or prior to the Closing Date and accounting fees that the Trustee is required to pay (other than certain accountants’ fees related to annual reviews) and fees the Trustee pays in connection with any Event of Default and any default of the Collateral Debt Securities) may not exceed U.S.$250,000 in the aggregate in any consecutive 12-month period;

(2)                                  to pay the Senior Collateral Advisory Fee with respect to such Payment Date and any Senior Collateral Advisory Fee with respect to a previous Payment Date that was not paid on a previous Payment Date;

(3)                                  to pay any Hedge Counterparty, any amounts due to such Hedge Counterparty under any Hedge Agreement, pro rata, including any termination payments other than any termination payments payable under Section 11.1(a)(22) below;

(4)                                  to pay Periodic Interest on the Class A-1 Notes and any Defaulted Interest;

(5)                                  to pay Periodic Interest on the Class A-2 Notes and any Defaulted Interest;

(6)                                  to pay Periodic Interest on the Class B Notes and any Defaulted Interest;

(7)                                  if either of the Class A/B Coverage Tests is not satisfied as of the preceding Calculation Date, to pay principal of the most senior Class of Notes then Outstanding until such Class A/B Coverage Test is satisfied as of such Calculation Date or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes Outstanding until such

Class A/B Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class A/B Coverage Test is satisfied or until the Class B Notes are paid in full; provided that for purposes of determining if the Class A/B Principal Coverage Test is satisfied after giving effect to any payments under this Section 11.1(a)(7), the denominator of the Class A/B Principal Coverage Ratio shall be calculated after giving effect to any payments of principal on the Notes made pursuant to any of the clauses above and pursuant to this Section 11.1(a)(7) on the related Payment Date;

(8)                                to pay an amount equal to the Interest Reserve Amount for deposit into the Interest Reserve Account;

(9)                                if a Ratings Confirmation Failure occurs, on each Payment Date commencing with the Payment Date immediately following the Effective Date, to pay principal on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes, in that order, in the amounts necessary for each Rating Agency to confirm its respective ratings of the Notes assigned on the Closing Date or until each Class of Notes is paid in full;

(10)                          to pay Periodic Interest on the Class C Notes and, if no Class A Notes and no Class B Notes are Outstanding, any Defaulted Interest on the Class C Notes;

(11)                          if either of the Class C Coverage Tests is not satisfied as of the preceding Calculation Date to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount) of the most senior Class of Notes then Outstanding until such Class C Coverage Test is satisfied as of such Calculation Date or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes Outstanding until such Class C Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class C Coverage Test is satisfied or until the Class C Notes, are paid in full; provided that for purposes of determining if the Class C Principal Coverage Test is satisfied after giving effect to any payments under this Section 11.1(a)(11), the denominator of the Class C Principal Coverage Ratio shall be determined after giving effect to any payments of principal on the Notes pursuant to any of the clauses above and pursuant to this Section 11.1(a)(11) on the related Payment Date; provided, further, that with respect to the Class C Notes, payment of principal not constituting Class C Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any;

(12)                          to pay the Class C Cumulative Applicable Periodic Interest Shortfall Amount and interest thereon, if any;

(13)                          to pay Periodic Interest on the Class D Notes and, if no Class A Notes, no Class B Notes and no Class C Notes are Outstanding, any Defaulted Interest on the Class D Notes;

(14)                          if either of the Class D Coverage Tests is not satisfied as of the preceding Calculation Date to pay principal (including any Class C Cumulative Applicable

Periodic Interest Shortfall Amount or Class D Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most senior Class of Notes then Outstanding until such Class D Coverage Test is satisfied as of such Calculation Date or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes Outstanding until such Class D Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class D Coverage Test is satisfied or until the Class D Notes are paid in full; provided that for purposes of determining if the Class D Principal Coverage Test is satisfied after giving effect to any payments under this Section 11.1(a)(14), the denominator of the Class D Principal Coverage Ratio shall be determined after giving effect to any payments of principal on the Notes pursuant to any of the clauses above and pursuant to this Section 11.1(a)(14) on the related Payment Date; provided, further, that with respect to (i) the Class C Notes, payment of principal not constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any; and (ii) the Class D Notes, payment of principal not constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any;

(15)                          to pay the Class D Cumulative Applicable Periodic Interest Shortfall Amount and interest thereon, if any;

(16)                          to pay Periodic Interest on the Class E Notes and, if no Class A Notes, no Class B Notes, no Class C Notes and no Class D Notes are Outstanding, any Defaulted Interest on the Class E Notes;

(17)                          if either of the Class E Coverage Tests is not satisfied as of the preceding Calculation Date to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount or Class E Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most senior Class of Notes then Outstanding until such Class E Coverage Test is satisfied as of such Calculation Date or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes Outstanding until such Class E Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class E Coverage Test is satisfied or until the Class E Notes are paid in full; provided that for purposes of determining if the Class E Principal Coverage Test is satisfied after giving effect to any payments under this Section 11.1(a)(17), the denominator of the Class E Principal Coverage Ratio shall be determined after giving effect to any payments of principal on the Notes pursuant to any of the clauses above and pursuant to this Section 11.1(a)(17) on the related Payment Date; provided, further, that with respect to (i) the Class C Notes, payment of principal not constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any; (ii) the Class D Notes, payment of principal not constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any; and

(iii)  the Class E Notes, payment of principal not constituting the Class E Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class E Cumulative Applicable Periodic Interest Shortfall Amount, if any;

(18)                          to pay the Class E Cumulative Applicable Periodic Interest Shortfall Amount and interest thereon, if any;

(19)                          to pay Periodic Interest on the Class F Notes and, if no Class A Notes, no Class B Notes, no Class C Notes, no Class D Notes and no Class E Notes are Outstanding, any Defaulted Interest on the Class F Notes;

(20)                          if either of the Class F Coverage Tests is not satisfied as of the preceding Calculation Date to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount, Class E Cumulative Applicable Periodic Interest Shortfall Amount or Class F Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most senior Class of Notes then Outstanding until such Class F Coverage Test is satisfied as of such Calculation Date or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes Outstanding until such Class F Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class F Coverage Test is satisfied or until the Class F Notes are paid in full; provided that for purposes of determining if the Class F Principal Coverage Test is satisfied after giving effect to any payments under this Section 11.1(a)(20), the denominator of the Class F Principal Coverage Ratio shall be determined after giving effect to any payments of principal on the Notes pursuant to any of the clauses above and pursuant to this Section 11.1(a)(20) on the related Payment Date; provided, further, that with respect to (i) the Class C Notes, payment of principal not constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any; (ii) the Class D Notes, payment of principal not constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any; (iii) the Class E Notes, payment of principal not constituting the Class E Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class E Cumulative Applicable Periodic Interest Shortfall Amount, if any; and (iv) the Class F Notes, payment of principal not constituting the Class F Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class F Cumulative Applicable Periodic Interest Shortfall Amount, if any;

(21)                          to pay the Class F Cumulative Applicable Periodic Interest Shortfall Amount and interest thereon, if any;

(22)                          to pay termination payments payable to any Hedge Counterparty upon the termination of the related Hedge Agreement, pro rata, if such termination occurred solely as the result of an event of default or a termination event with respect to any Hedge Counterparty as Defaulting Party or sole Affected Party, as the case may be;

(23)                          to pay, in the following order:

(i)                                     any due and unpaid Trustee Fee, Trustee Expenses and any due Income Note Paying Agent Fee and unpaid Administrative Expenses, including amounts payable to the Collateral Advisor under the Collateral Advisory Agreement but excluding the Collateral Advisory Fee, in each case, in the same order of priority as provided in Section 11.1(a)(1) above and to the extent not paid in full under Section 11.1(a)(1) above without regard to any limitation on any maximum amounts payable on such date contained therein; and

(ii)                                  on a pro rata basis, any due and unpaid expenses and other liabilities of the Co-Issuers to the extent not paid under clause (1) above, whether as a result of an amount limitation imposed thereunder or otherwise;

(24)                          to pay the Subordinate Collateral Advisory Fee with respect to such Payment Date and any due and unpaid Subordinate Collateral Advisory Fee with respect to a previous Payment Date that was not paid on a previous Payment Date;

(25)                          after the Payment Date occurring in September 2017, to pay from remaining Collateral Interest Collections on any Payment Date the principal on the Class F Notes, until paid in full, then the principal on the Class E Notes, until paid in full, then the principal on the Class D Notes, until paid in full, then the principal of the Class C Notes, until paid in full, then the principal on the Class B Notes, until paid in full, then the principal on the Class A-2 Notes, until paid in full, and then the principal on the Class A-1 Notes until paid in full; and

(26)                          all Income Note Excess Funds to the Income Note Paying Agent, on behalf of the Issuer, for distributions on the Income Notes in accordance with the Income Note Paying Agency Agreement.

(b)                                Collateral Principal Collections. On any Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Rated Notes in connection with an Event of Default, in accordance with a Note Valuation Report prepared by the Collateral Administrator as of the last day of the Due Period preceding such Payment Date, Collateral Principal Collections, to the extent of Available Funds in the Collection Account, will be applied by the Trustee in the following order of priority:

(1)                                to the payment of the amounts referred to in Section 11.1(a)(1) through (6), in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(2)                                if either of the Class A/B Coverage Tests is not satisfied as of the preceding Calculation Date and to the extent that the amounts paid pursuant to Section 11.1(a)(7) are insufficient to cause the Class A/B Coverage Tests to be satisfied, to pay principal of the most senior Class of Notes then Outstanding until such Class A/B Coverage Test is satisfied as of such Calculation Date or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes Outstanding until such Class A/B Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class A/B Coverage Test is satisfied or until the Class B Notes are paid in full; provided that for purposes of determining if the Class A/B Principal Coverage Test is satisfied after giving effect to any payments under this Section 11.1(b)(2), the denominator of the Class A/B Principal Coverage Ratio shall be calculated after giving effect to any payments of principal on the Notes made pursuant to any clause or subclause of Section 11.1(a) on the related Payment Date and pursuant to Section 11.1(b)(1) above and this clause (2); provided, further, that the numerator of the Class A/B Principal Coverage Ratio shall be calculated after giving effect to any Collateral Principal Collections applied pursuant to any of the clauses above and pursuant to this Section 11.1(b)(2) on the related Payment Date;

(3)                                If the Class A Notes and the Class B Notes are no longer Outstanding, to pay Periodic Interest on the Class C Notes and any Defaulted Interest on the Class C Notes, to the extent that the amounts paid pursuant to Section 11.1(a)(10) are insufficient to pay such amounts in full thereunder;

(4)                                if either of the Class C Coverage Tests is not satisfied as of the preceding Calculation Date and to the extent that the amounts paid pursuant to Section 11.1(a)(11) are insufficient to cause the Class C Coverage Tests to be satisfied, to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount) of the most senior Class of Notes then Outstanding until such Class C Coverage Test is satisfied as of such Calculation Date or until such most senior Class of Notes is paid in full, and then to pay principal of the next most senior Class of Notes Outstanding until such Class C Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class C Coverage Test is satisfied or until the Class C Notes are paid in full; provided that for purposes of determining if the Class C Principal Coverage Test is satisfied after giving effect to any payments under this Section 11.1(b)(4), the denominator of the Class C Principal Coverage Ratio shall be determined after giving effect to any payments of principal on the Notes made pursuant to any clause or subclause of Section 11.1(a) on the related Payment Date and pursuant to any clause above and this Section 11.1(b)(4); provided, further, that for purposes of determining if the Class C Principal Coverage Test is satisfied, the numerator of the Class C Principal Coverage Ratio shall be calculated after giving effect to any Collateral Principal Collections to be applied pursuant to any clause above and this Section 11.1(b)(4) on the related Payment Date; and provided, further, that with respect to the Class C Notes, payment of principal not constituting Class C Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any;

(5)                                If the Class A Notes and the Class B Notes are no longer Outstanding, to pay the Class C Cumulative Applicable Periodic Interest Shortfall Amount, to the extent that the amounts paid pursuant to Section 11.1(a)(12) are insufficient to pay such amounts in full thereunder;

(6)           If the Class A Notes, the Class B Notes and the Class C Notes are no longer Outstanding, to pay Periodic Interest on the Class D Notes and any Defaulted Interest on the Class D Notes, to the extent that the amounts paid pursuant to Section 11.1(a)(13) are insufficient to pay such amounts in full thereunder;

(7)           If either of the Class D Coverage Tests is not satisfied as of the preceding Calculation Date and to the extent that amounts paid pursuant to Section 11.1(a)(14) are insufficient to cause the Class D Coverage Tests to be satisfied, to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount or Class D Cumulative Applicable Periodic Interest Shortfall Amount, as applicable) of the most senior Class of Notes then Outstanding until such Class D Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class D Coverage Test is satisfied or until the Class D Notes are paid in full; provided that for purposes of determining if the Class D Principal Coverage Test is satisfied after giving effect to any payments under this Section 11.1(b)(7), the denominator of the Class D Principal Coverage Ratio shall be determined after giving effect to any payment of principal on the Notes made pursuant to any clause or subclause of Section 11.1(a) on the related Payment Date and pursuant to any clause or subclause above and this Section 11.1(b)(7); provided, further, that for purposes of determining if the Class D Principal Coverage Test is satisfied, the numerator of the Class D Principal Coverage Ratio shall be calculated after giving effect to any Collateral Principal Collections to be applied pursuant to any clause or subclause above and this Section 11.1(b)(7) on the related Payment Date; and provided, further, that with respect to (i) the Class C Notes, payment of principal not constituting Class C Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any; and (ii) the Class D Notes, payment of principal not constituting Class D Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any;

(8)           if the Class A Notes, the Class B Notes, and the Class C Notes are no longer Outstanding, to pay the Class D Cumulative Applicable Periodic Interest Shortfall Amount, to the extent that amounts paid pursuant to Section 11.1(a)(15) are insufficient to pay such amounts in full thereunder;

(9)           If the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer Outstanding, to pay Periodic Interest on the Class E Notes and any Defaulted Interest on the Class E Notes, to the extent that the amounts paid pursuant to Section 11.1(a)(16) are insufficient to pay such amounts in full thereunder;

(10)         If either of the Class E Coverage Tests is not satisfied as of the preceding Calculation Date and to the extent that amounts paid pursuant to Section 11.1(a)(17) are insufficient to cause the Class E Coverage Tests to be satisfied, to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount or Class E Cumulative Applicable Period Interest Shortfall Amount, as applicable) of the most senior Class of Notes then Outstanding until such Class E Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class E Coverage Test is satisfied or until the Class E Notes are paid in full; provided that for purposes of determining if the Class E Principal Coverage Test is satisfied after giving effect to any payments under this Section 11.1(b)(10), the denominator of the Class E Principal Coverage Ratio shall be determined after giving effect to any payment of principal on the Notes made pursuant to any clause or subclause of Section 11.1(a) on the related Payment Date and pursuant to any clause or subclause above and this Section 11.1(b)(10); provided, further, that for purposes of determining if the Class D Principal Coverage Test is satisfied, the numerator of the Class E Principal Coverage Ratio shall be calculated after giving effect to any Collateral Principal Collections to be applied pursuant to any clause or subclause above and this Section 11.1(b)(10) on the related Payment Date; and provided, further, that with respect to (i) the Class C Notes, payment of principal not constituting Class C Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any; (ii) the Class D Notes, payment of principal not constituting Class D Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any; and (iii) the Class E Notes, payment of principal not constituting Class E Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class E Cumulative Applicable Periodic Interest Shortfall Amount, if any;

(11)         if the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer Outstanding, to pay the Class E Cumulative Applicable Periodic Interest Shortfall Amount, to the extent that amounts paid pursuant to Section 11.1(a)(18) are insufficient to pay such amounts in full thereunder;

(12)         If the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are no longer Outstanding, to pay Periodic Interest on the Class F Notes and any Defaulted Interest on the Class F Notes, to the extent that the amounts paid pursuant to Section 11.1(a)(19) are insufficient to pay such amounts in full thereunder;

(13)         If either of the Class F Coverage Tests is not satisfied as of the preceding Calculation Date and to the extent that amounts paid pursuant to Section 11.1(a)(20) are insufficient to cause the Class F Coverage Tests to be satisfied, to pay principal (including any Class C Cumulative Applicable Periodic Interest Shortfall Amount, Class D Cumulative Applicable Periodic Interest Shortfall Amount, Class E Cumulative Applicable Period Interest Shortfall Amount or Class F Cumulative Applicable Period Interest Shortfall Amount, as applicable) of the most senior Class of Notes then Outstanding until such Class F Coverage Test is satisfied as of such Calculation Date or until such next most senior Class of Notes is paid in full and so on, until such Class F Coverage Test is satisfied or until the Class F Notes are paid in full; provided that for purposes of determining if the Class F Principal Coverage Test is satisfied after giving effect to any payments under this Section 11.1(b)(13), the denominator of the Class F Principal Coverage Ratio shall be determined after giving effect to any payment of principal on the Notes made pursuant to any clause or subclause of

Section 11.1(a) on the related Payment Date and pursuant to any clause or subclause above and this Section 11.1(b)(13); provided, further, that for purposes of determining if the Class F Principal Coverage Test is satisfied, the numerator of the Class F Principal Coverage Ratio shall be calculated after giving effect to any Collateral Principal Collections to be applied pursuant to any clause or subclause above and this Section 11.1(b)(13) on the related Payment Date; and provided, further, that with respect to (i) the Class C Notes, payment of principal not constituting Class C Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any; (ii) the Class D Notes, payment of principal not constituting Class D Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any; (iii) the Class E Notes, payment of principal not constituting Class E Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class E Cumulative Applicable Periodic Interest Shortfall Amount, if any; and (iv) the Class F Notes, payment of principal not constituting Class F Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class F Cumulative Applicable Periodic Interest Shortfall Amount, if any;

(14)         if the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are no longer Outstanding, to pay the Class F Cumulative Applicable Periodic Interest Shortfall Amount, to the extent that amounts paid pursuant to Section 11.1(a)(21) are insufficient to pay such amounts in full thereunder;

(15)         to pay, in the following order:

(i)            on each Payment Date through and including the last Payment Date during the Reinvestment Period, to pay to the Collection Account:

(A)          to the extent the accumulated Collateral Principal Payments for a CPP Asset Type have not reached an aggregate amount that is equal to or greater than the Reinvestment Threshold Amount, (x) if the Issuer, acting through the Collateral Advisor, delivers notice that the Cash Release Conditions are satisfied with respect to such Collateral Principal Payments for such CPP Asset Type, then to apply all such Collateral Principal Payments in accordance with subclause (iii) below or (y) in the absence of such notice, then to hold such amounts for further accumulation and eventual reinvestment or application hereunder on a later Payment Date; and

(B)           to the extent the accumulated Collateral Principal Payments for a CPP Asset Type have reached an aggregate amount that is equal to or greater than the Reinvestment Threshold Amount with respect to such CPP Asset Type;

1)             during the Sixty-Day Reinvestment Window applicable to such Collateral Principal Payments for such CPP

Asset Type, to remain available in the applicable CPP Sub-Account for application to the purchase of one or more Substitute Collateral Debt Securities in an aggregate amount equal to the lesser of (x) the amount of such Collateral Principal Payments and (y) the amount of such funds available in the Collection Account; or

2)             after the Sixty-Day Reinvestment Window applicable to such Collateral Principal Payments for such CPP Asset Type, then to apply any remaining amount of such Collateral Principal Payments in accordance with subclause (iii) below;

(ii)           on each Payment Date through and including the last Payment Date during the Three-Year Period, with respect to the Sale Proceeds received in respect of any Credit Risk Security, Defaulted Security, Equity Security, Withholding Tax Security or Written Down Security, to pay to the Collection Account,

(A)          during the Sixty-Day Reinvestment Window applicable to such Sale Proceeds, to remain available for application to the purchase of one or more Substitute Collateral Debt Securities, an aggregate amount equal to the lesser of (x) such Sale Proceeds and (y) the amount of such funds available in the Collection Account, or

(B)           after the Sixty-Day Reinvestment Window applicable to such Sale Proceeds, to apply any remaining amount of such Sale Proceeds in accordance with subclause (iii) below;

(iii)          (A)          on each Payment Date through and including the last Payment Date during the Reinvestment Period, to pay each Class of Rated Notes in full, pro rata, if the Special Amortization Pro Rata Condition is satisfied; and

(B)           otherwise, (1) if the Special Amortization Pro Rata Condition is not satisfied or (2) with respect to Collateral Principal Collections consisting of Unreinvested Sale Proceeds (regardless of whether the Special Amortization Pro Rata Condition is satisfied), to pay:

1)             first to the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

2)             second, to the Class A-2 Notes, until the Class A-2 Notes have been paid in full;

3)             third, to the Class B Notes, until the Class B Notes have been paid in full;

4)             fourth, to the Class C Notes, until the Class C Notes have been paid in full;

5)             fifth, to the Class D Notes, until the Class D Notes have been paid in full;

6)             sixth, to the Class E Notes, until the Class E Notes have been paid in full; and

7)             seventh, to the Class F Notes, until the Class F Notes have been paid in full;

(16)         after the end of the Reinvestment Period, to pay each Class of Rated Notes:

(i)            first, to the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

(ii)           second, to the Class A-2 Notes, until the Class A-2 Notes have been paid in full;

(iii)          third, to the Class B Notes, until the Class B Notes have been paid in full;

(iv)          fourth, to the Class C Notes, until the Class C Notes have been paid in full;

(v)           fifth, to the Class D Notes, until the Class D Notes have been paid in full;

(vi)          sixth, to the Class E Notes, until the Class E Notes have been paid in full; and

(vii)         seventh, to the Class F Notes, until the Class F Notes have been paid in full;

(17)         to pay termination payments payable to any Hedge Counterparty upon the termination of the related Hedge Agreement, pro rata, if such termination occurred solely as the result of an event of default or a termination event with respect to any Hedge Counterparty as Defaulting Party or sole Affected Party, as the case may be, to the extent that the amounts paid pursuant to Section 11.1(a)(22) are insufficient to pay such amounts in full thereunder;

(18)         to pay, in the following order:

(i)            any due and unpaid Trustee Fee, Trustee Expenses, and any due Income Note Paying Agent Fee and any other unpaid Administrative Expenses, including amounts payable to the Collateral Advisor under the Collateral Advisory Agreement but excluding the Collateral Advisory Fee, in each case, in the same order of priority as provided in Section 11.1(b)(1) above and to the extent not paid in full under clause (1) above and to the extent that the amounts paid pursuant to Section 11.1(a)(1) and (23) are insufficient to pay such amounts in full thereunder; and

(ii)           on a pro rata basis, any due and unpaid expenses and other liabilities of the Co-Issuers to the extent not paid under Section 11.1(b)(1) above and to the extent that the amounts paid pursuant to Section 11.1(a)(1) and (23) are insufficient to pay such amounts in full thereunder, whether as a result of an amount limitation imposed thereunder or otherwise;

(19)         to pay the Subordinate Collateral Advisory Fee with respect to such Payment Date and any due and unpaid Subordinate Collateral Advisory Fee with respect to a previous Payment Date that was not paid on a previous Payment Date, to the extent that the amounts paid pursuant to Section 11.1(a)(24) are insufficient to pay such amounts in full thereunder; and

(20)         all Income Note Excess Funds to the Income Note Paying Agent, on behalf of the Issuer, for distributions on the Income Notes in accordance with the Income Note Paying Agency Agreement.

(c)           If an Event of Default has occurred and is continuing, on the date or dates determined by the Trustee, the Trustee will pay, from all collections from, and proceeds of the sale or liquidation of, the Collateral, in the following order:

(1)           amounts corresponding to the amounts set forth in clauses Section 11.1(a)(1) through (3), and (to the extent not covered by Section 11.1(a)(1) through (3)) Section 11.1(b)(1);

(2)           the Periodic Interest on the Class A-1 Notes (including Defaulted Interest on such Class A-1 Notes, if any);

(3)           outstanding principal on the Class A-1 Notes until paid in full;

(4)           the Periodic Interest on the Class A-2 Notes (including Defaulted Interest on such Class A-2 Notes, if any);

(5)           outstanding principal on the Class A-2 Notes until paid in full;

(6)           the Periodic Interest on the Class B Notes (including Defaulted Interest on the Class B Notes, if any) and then outstanding principal on the Class B Notes until paid in full;

(7)           the Periodic Interest on the Class C Notes (including Defaulted Interest on the Class C Notes, if any) and then outstanding principal on the Class C Notes (including Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full;

(8)           the Periodic Interest on the Class D Notes (including Defaulted Interest on the Class D Notes, if any) and then outstanding principal on the Class D Notes (including Class D Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full;

(9)           the Periodic Interest on the Class E Notes (including Defaulted Interest on the Class E Notes, if any) and then outstanding principal on the Class E Notes (including Class E Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full;

(10)         the Periodic Interest on the Class F Notes (including Defaulted Interest on the Class F Notes, if any) and then outstanding principal on the Class F Notes (including Class F Cumulative Applicable Periodic Interest Shortfall Amount, if any) until paid in full;

(11)         amounts corresponding to the amounts set forth in Section 11.1(a)(22) through (24), and Section 11.1(b)(17) through (19); and

(12)         to the Income Note Paying Agent, any remaining amounts for distributions on the Income Notes as set forth in Section 11.1(a)(26) and Section 11.1(b)(20).

(d)           Not later than 12:00 p.m., New York time, on or before the Business Day preceding each Payment Date, the Issuer shall, pursuant to Section 10, remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) and 11.1(b) required to be paid on such Payment Date.

(e)           If, on any Payment Date, the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.11(b), the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) and 11.1(b), subject to Section 13.1, to the extent funds are available therefor.

(f)            Except as otherwise expressly provided in this Section 11.1, if on any Payment Date the amount of funds is insufficient to make the full amount of the disbursements required by any clause or subclause of Section 11.1(a) or 11.1(b) to different Persons, the Trustee shall make the disbursements called for by such clause or subclause ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor.

(g)           With respect to principal payments of the Class C Notes in connection with a mandatory redemption pursuant to Section 11.1(a)(7), (11), (14), (17) or (20) and pursuant to Section 11.1(b)(2), (4), (7), (10) or (13), payment of principal not constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount shall be paid before principal constituting the Class C Cumulative Applicable Periodic Interest Shortfall Amount, if any.

(h)           Any amounts to be paid to the Income Note Paying Agent pursuant to Section 11.1(a)(26) or to Section 11.1(b)(20) will be released from the lien of this Indenture.

(i)            No Collateral Principal Collections will be paid to a Class of Rated Notes in accordance with the Priority of Payments on a Payment Date if, after giving effect to such payment, any Principal Coverage Test for a more Senior Class of Rated Notes would have failed.

ARTICLE XII

PURCHASE AND SALE OF COLLATERAL DEBT SECURITIES

12.1.        SALE OF COLLATERAL DEBT SECURITIES

(a)           Sale of Collateral Debt Securities.

(1)           Subject to the satisfaction of the conditions specified in Section 10.11 as applicable, if the Collateral Advisor, on behalf of the Issuer, pursuant to this Article 12, shall direct the Trustee to sell any Temporary Ramp-Up Security, Defaulted Security, Equity Security, Credit Risk Security, Written Down Security or Withholding Tax Security, the Trustee shall sell in the manner directed by the Collateral Advisor, any Temporary Ramp-Up Security, Defaulted Security, Equity Security, Credit Risk Security, Written Down Security or Withholding Tax Security.

(2)           During the Ramp-Up Period, and in any event, no later than the Effective Date, the Collateral Advisor shall direct the Issuer to sell or otherwise dispose of all Temporary Ramp-Up Securities. Sale Proceeds received with respect to Temporary Ramp-Up Securities shall be reinvested only in Ramp-Up Collateral Debt Securities that are Fixed Rate Collateral Debt Securities, provided that any Sale Proceeds received with respect to Temporary Ramp-Up Securities that are not reinvested in Fixed Rate Collateral Debt Securities, other than not more than U.S.$500,000 of such Sale Proceeds that may be reinvested in Substitute Collateral Debt Securities that are not Fixed Rate Collateral Debt Securities, shall be treated as Collateral Principal Collections and shall be applied by the Issuer to the making of payments on the Notes, subject to and in accordance with the Priority of Payments, on the Payment Date immediately following the Effective Date.

(3)           The Collateral Advisor shall direct the Issuer to sell or otherwise dispose of any Collateral Debt Security that is an Equity Security as soon as practicable after such Collateral Debt Security becomes an Equity Security. The Collateral Advisor may direct the Issuer to sell or otherwise dispose of all or a portion of any Collateral Debt Security that is a Defaulted Security, a Written Down Security or a Withholding Tax Security; provided that the Collateral Advisor shall have (i) certified that such Collateral Debt Security is a Defaulted Security, a Written Down Security or a Withholding Tax Security and (ii) declared within five (5) Business Days following such Collateral Debt Security becoming a Defaulted Security, a Written Down Security or a Withholding Tax Security whether it has elected to direct the Issuer to sell or otherwise dispose of all or a specified portion of such Collateral Debt Security. No such sale or other disposition is permitted for the primary purpose of recognizing gains or decreasing losses resulting from market value changes, or if the Issuer or the Collateral Advisor believes that any such sale or other disposition would result, and no such sale or disposition does result, in the reduction or withdrawal of the then-current rating on any Class of Rated Notes by any Rating Agency. If the Collateral Advisor elects to direct the Issuer to sell or otherwise dispose of any Defaulted Security, Written Down Security or Withholding Tax Security as described above, such Collateral Debt Security (or specified portion thereof) is required to be sold or otherwise disposed of within twelve (12) months following such election. If the Collateral Advisor does not elect within such five (5) Business Days to direct the Issuer to sell or otherwise dispose of any Defaulted Security, Written Down Security or Withholding Tax Security, such Collateral Debt Security shall not be sold or otherwise disposed of and shall remain part of the Collateral. Any decision by the Collateral Advisor to sell or not to sell any Collateral Debt Security within five (5) Business Days of such Collateral Debt Security first becoming either a Defaulted Security or a Written Down Security or a Withholding Tax Security shall not thereafter be changed by the Collateral Advisor or the Issuer for any reason.

(4)           The Collateral Advisor may direct the Issuer to sell or otherwise dispose of all or any portion of any Collateral Debt Security that is a Credit Risk Security; provided that the Collateral Advisor shall have (i) certified that a Credit Risk Event has occurred and (ii) declared within five (5) Business Days following the occurrence of any such Credit Risk Event that it has elected to direct the Issuer to sell or otherwise dispose of all or a portion of such Collateral Debt Security. No such sale or other disposition is permitted for the primary purpose of recognizing gains or decreasing losses resulting from market value changes, or if the Issuer or the Collateral Advisor believes that any such sale or other disposition would result, and no such sale or disposition does result, in the reduction or withdrawal of the then-current rating on any Class of Rated Notes by any Rating Agency. If the Collateral Advisor elects to direct the Issuer to sell or otherwise dispose of any Credit Risk Security as described above, such Collateral Debt Security is required to be sold or otherwise disposed of as soon as reasonably practicable and in any event within 30 days following such election. If the Collateral Advisor does not elect within such five (5) Business Days following any Credit Risk Event to direct the Issuer to sell or otherwise dispose of any Collateral Debt Security, such Credit Risk Security shall not be sold or otherwise disposed of and shall remain part of the Collateral, unless a subsequent Credit Risk Event occurs with respect to such Collateral Debt Security (or such Collateral Debt Security subsequently becomes a Defaulted Security, Written Down Security or Withholding Tax Security) and the Collateral Advisor shall have made the certifications and declarations described above.

(5)           In the event of a Redemption, the Collateral Advisor shall direct the Trustee to sell Collateral Debt Securities without regard to the foregoing limitations; provided that the Sale Proceeds therefrom and other amounts available therefor will be at least sufficient to pay certain expenses, including all amounts due under any Hedge Agreements, and redeem, in whole but not in part, the Notes at the applicable Redemption Prices; and provided, further, that such Sale Proceeds are used to make such a Redemption.

(6)           The Collateral Advisor shall sell any Collateral Debt Security pursuant to this Section 12 only at a price that, in its judgment, is not substantially less than the market value of such Collateral Debt Security at the time of such sale.

(b)           Reinvestment of Sale Proceeds and Replacement of Collateral Debt Securities. Following the Closing Date and during (i) the Ramp-Up Period, subject to the Ramp-Up Criteria, and (ii) the Three-Year Period, and subject to the satisfaction of the Eligibility Criteria and the Replacement Criteria in all cases during the periods set forth in (i) and

(ii) above, the Collateral Advisor, acting on behalf of the Issuer shall be required, on a best efforts basis, to instruct the Trustee, within the Sixty-Day Reinvestment Window, to reinvest Sale Proceeds received at any time from the sale of Collateral Debt Securities that are Defaulted Securities, Equity Securities, Credit Risk Securities, Written Down Securities or Withholding Tax Securities in Substitute Collateral Debt Securities with an aggregate purchase price up to the amount of the Sale Proceeds; provided, however, that prior to any such acquisition of Substitute Collateral Debt Securities by or on behalf of the Issuer in the manner described above, the following conditions are satisfied on the date of such acquisition:

(1)           the cumulative amount reinvested in Substitute Collateral Debt Securities with Sale Proceeds received in the manner specified above does not exceed the Five Percent Limit;

(2)           any such acquisition is not for the primary purpose of recognizing gains or decreasing losses resulting from market value changes;

(3)           neither the Issuer nor the Collateral Advisor believes that any such acquisition will result, and no such acquisition does result, in a reduction or withdrawal of the then-current rating on any Class of Rated Notes by any Rating Agency;

(4)           the rating by any Rating Agency on (A) the Class A Notes is one or more notches below the rating assigned to the Class A Notes by such Rating Agency on the Closing Date; or (B) any other Class of Rated Notes is two or more notches below the rating assigned to such Class of Rated Notes by such Rating Agency on the Closing Date; and

(5)           the Replacement Criteria are satisfied;

In addition, on each date of purchase of a Substitute Collateral Debt Security, each of the Coverage Tests and the Collateral Quality Tests will be required to remain satisfied after giving effect to the purchase of such Substitute Collateral Debt Security (which date of purchase shall be deemed to be the date on which the Issuer enters into commitments to purchase such Substitute Collateral Debt Security), or, if immediately prior to giving effect to such purchase any of the foregoing tests was not satisfied, no such tests that were not satisfied shall be made worse after giving effect to such proposed purchase and no such Coverage Tests or Collateral Quality Tests that were satisfied shall fail to be satisfied after giving effect to such purchase.

If all such Sale Proceeds related to the sale of any Defaulted Securities, Equity Securities, Credit Risk Securities, Written Down Securities or Withholding Tax Securities are not reinvested in Substitute Collateral Debt Securities as described above for any reason within the Sixty Day Reinvestment Window, the Issuer will be obligated to reinvest such Sale Proceeds in Eligible Investments until the next succeeding Payment Date, at which time the Trustee on behalf of the Issuer will distribute such Sale Proceeds in accordance with Section 11.1 of this Indenture.

(c)           Collateral Debt Security Principal Payments and Reinvestment Criteria. Prior to the end of the Reinvestment Period, the Issuer will use its best efforts to reinvest the Collateral Principal Payments in the applicable CPP Sub-Account which were in such CPP Sub-Account at the time the Reinvestment Threshold Amount was satisfied for any particular CPP Asset Type in accordance with the Reinvestment Criteria during the Sixty-Day Reinvestment Window following any date on which the amount of Collateral Principal Payments in such CPP Sub-Account becomes equal to or greater than the Reinvestment Threshold Amount.

To the extent accumulated Collateral Principal Payments for any CPP Asset Type that are on deposit with the Trustee and as to which the Reinvestment Trigger Date has not occurred are below the Reinvestment Threshold Amount, within five (5) Business Days subsequent to receipt of any Collateral Principal Payment for such CPP Asset Type, in the event the Collateral Advisor on behalf of the Issuer determines that any reinvestment in Substitute Collateral Debt Securities of the same CPP Asset Type (i) would not at such time be practicable on commercially reasonably terms or (ii) would decrease compliance with any of the Coverage Tests or the Collateral Quality Tests of the portfolio of the Collateral Debt Securities ((i) and (ii) collectively, the Cash Release Conditions), the Issuer will have the right to elect that all (but not less than all) of such Collateral Principal Payments not be accumulated for reinvestment in Substitute Collateral Debt Securities and instead be reinvested in Eligible Investments until the next succeeding Payment Date, whereupon the Issuer will distribute such Collateral Principal Payments in accordance with the Priority of Payments. Where the Cash Release Conditions are not satisfied, such Collateral Principal Payments will be held in the applicable CPP Sub- Account corresponding to such CPP Asset Type until the Reinvestment Threshold Amount for the applicable CPP Asset Type is satisfied, and prior to such time will not be distributed.

If accumulated Collateral Principal Payments exceed the Reinvestment Threshold Amount for a CPP Asset Type, the Collateral Advisor will be required to use its best efforts to direct the Issuer to reinvest, within 60 calendar days of the Reinvestment Trigger Date, such Collateral Principal Payments in Substitute Collateral Debt Securities (which shall in all cases satisfy the Eligibility Criteria) in accordance with the Reinvestment Criteria; provided, however, that Collateral Principal Payments comprised of Collateral Principal Collections from Substitute Collateral Debt Securities may not be invested further in Substitute Collateral Debt Securities and must instead be reinvested in Eligible Investments until the next succeeding Payment Date, whereupon the Issuer will distribute such Collateral Principal Payments as Collateral Principal Collections in accordance with Section 11.1 hereof; and provided, further, that (i) Collateral Principal Payments may not be reinvested in any Substitute Collateral Debt Securities to the extent that on any date the cumulative amount of proceeds from Collateral Principal Payments that have been reinvested through such date would exceed an amount equal to 35% of the CDS Principal Balance as of the Effective Date, in which case the Issuer will distribute such excess of Collateral Principal Payments (and any subsequent Collateral Principal Payments) in accordance with Section 11.1(b), and (ii) a reinvestment of any Collateral Principal Payment in any Substitute Collateral Debt Security is only permitted to occur on any date if (A) any such acquisition is not for the primary purpose of recognizing gains or decreasing losses resulting from market value changes and (B) neither the Issuer nor the Collateral Advisor believes that any such acquisition will result, and no such acquisition does result, in a reduction or withdrawal of the then-current rating on any Class of Rated Notes by any Rating Agency. Unless otherwise notified by the Collateral Advisor, the Trustee will be entitled to act on the basis that no such acquisition will result in a reduction or withdrawal of the then-current rating on any Class of Rated Note by any Rating Agency.

In addition, on each date of purchase of a Substitute Collateral Debt Security, each of the Coverage Tests and the Collateral Quality Tests will be required to remain satisfied after giving effect to the purchase of such Substitute Collateral Debt Security (which date of purchase shall be deemed to be the date on which the Issuer enters into commitments to purchase such Substitute Collateral Debt Security), or if immediately prior to giving effect to such purchase any of the foregoing tests was not satisfied, no such tests that were not satisfied shall be made worse after giving effect to such proposed purchase and no such Coverage Tests or Collateral Quality Tests that were satisfied shall fail to be satisfied after giving effect to such purchase.

If all Collateral Principal Payments for which the Reinvestment Trigger Date has occurred are not reinvested in Substitute Collateral Debt Securities as described above for any reason within the Sixty-Day Reinvestment Window, then such Collateral Principal Payments will be required to be reinvested in Eligible Investments until the Business Day immediately preceding the next succeeding Payment Date, whereupon the Issuer will be required to transfer such amounts to the Payment Account (which amounts will at such time become fungible with all other amounts contained in the Payment Account) and distribute such amounts in accordance with Section 11.1(b).

In the event of an Optional Redemption, Auction Call Redemption or Tax Redemption of the Notes in whole, but not in part, the Collateral Advisor will direct the Trustee to sell Collateral Debt Securities without regard to the foregoing limitations; provided that such sales are conducted in accordance with the Auction Procedures and Section 9.2.

12.2.        PORTFOLIO CHARACTERISTICS

Except as provided in Section 12.3(c), a security will be eligible for inclusion in the Collateral as a Pledged Collateral Debt Security only if, as evidenced by an Officer’s certificate from the Collateral Advisor to the Trustee, each of the following eligibility criteria is satisfied immediately after the Issuer Grants such Collateral Debt Security to the Trustee (collectively, the Eligibility Criteria):

(a)           it is issued by an issuer incorporated or organized under the laws of the United States, the Bahamas, Bermuda, the Cayman Islands, the British Virgin Islands, the Netherlands Antilles, Jersey, Guernsey or Luxembourg or, it is issued by a Qualifying Foreign Obligor;

(b)           it is U.S. Dollar-denominated, and it is not convertible into, or payable in, any other currency;

(c)           it is one of the Specified Types of Collateral Debt Securities;

(d)           it has an S&P Rating (which rating does not include a “p”, “pi”, “q”, “t” or “r” subscript) and a Fitch Rating;

(e)           the acquisition, ownership, enforcement and disposition of such security will not cause the Issuer to be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes or otherwise to be subject to tax on a net income basis in any jurisdiction outside the Issuer’s jurisdiction of incorporation (other than as attributable to property received in connection with a foreclosure, as permitted under the Transaction Documents);

(f)            the payments on such security are not subject to withholding tax unless the issuer thereof or the obligor thereon is required to make additional payments sufficient to cover any withholding tax imposed at any time on payments made to the Issuer with respect thereto;

(g)           its acquisition would not cause the Issuer or the pool of Collateral to be required to register as an investment company under the Investment Company Act;

(h)           it is not a security that is ineligible under its Underlying Instruments to be purchased by the Issuer and pledged to the Trustee;

(i)            it is not an insurance-linked debt instrument containing a provision pursuant to which the issuer’s obligation to pay interest or principal is deferred or forgiven in the event of loss due to certain natural catastrophes specified in the Underlying Instruments;

(j)            it provides for the payment of principal at not less than par upon maturity;

(k)           its Underlying Instruments do not obligate the Issuer to make any future advances or any other payment except the purchase price thereof;

(1)            it is not a security with respect to which, in the reasonable judgment of the Collateral Advisor, the timely repayment of principal and interest is subject to substantial non-credit related risks;

(m)          it is not an Interest Only Security;

(n)           it is not a security issued by an Emerging Market Issuer;

(o)           it is not a security that has an S&P Rating lower than “B-” or a Fitch Rating lower than “B-” at the time of purchase;

(p)           it is not a security that has, at the time of purchase, any deferred or capitalized interest;

(q)           it is not a security that, at the time it is purchased, is a Credit Risk Security, a Defaulted Security, a Written Down Security or a Deferred Interest PIK Bond;

(r)            it is not a Synthetic Security;

(s)           it is not a Real Estate Interest with a loan-to-value ratio of greater than 85% on the underlying collateral; provided that, if such Real Estate Interest is a Mezzanine Loan, it will have a Rating of at least “B-”(or its equivalent) from a Rating Agency; provided further that all such Mezzanine Loans with a Rating of less than “BB-” (or its equivalent) from a Rating Agency will not exceed 5% of the CDS Principal Balance;

(t)            it is not a REIT Debt Security that has an S&P Rating lower than “BB-” or a Fitch Rating lower than “BB-” at the time of purchase;

(u)           it is not a Real Estate CDO Security that has an S&P Rating lower than “BB-” or a Fitch Rating lower than “BB-” at the time of purchase;

(v)           it is not a CMBS Credit Tenant Lease Security that has an S&P Rating lower than “BB-” or a Fitch Rating lower than “BB-” at the time of purchase;

(w)          at the time the security is purchased by the Issuer:

(1)           it is not a security issued by an issuer located in a country that imposes foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make when due the scheduled payments of principal and interest on such security;

(2)           it is not, and does not provide for conversion or exchange into, Margin Stock at any time over its life;

(3)           it is not an obligation which (1) was incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a person or entity or similar transaction and (2) by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancing;

(4)           it is not the subject of (1) any offer by the issuer of such security or by any other person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related underlying instruments) or to convert or exchange such security into or for cash, securities or any other type of consideration or (2) any solicitation by an issuer of such security or any other person to amend, modify or waive any provision of such security or any related underlying instrument, and has not been called for redemption;

(5)           it is not an Equity Security;

(6)           it is not a security that by the terms of its underlying instruments provides for conversion or exchange (whether mandatory or at the option of the issuer or the holder thereof) into equity capital at any time prior to its maturity;

(7)           it is not a financing by a debtor-in-possession in any insolvency proceeding;

(8)           it is not a first loss tranche of any securitization that does not have an S&P Rating (as defined in clause (i) of the definition of S&P Rating) that addresses the obligation of the obligor (or guarantor, if applicable) to pay principal of and interest on the relevant Collateral Debt Security in full, which ratings are monitored on an ongoing basis by the relevant Rating Agency;

(9)           it is not a security that provides for the payment of interest in cash less frequently than semi-annually;

(10)         if it is a Mezzanine Loan, (a) the Mezzanine Loan is subject to servicing, custodial and/or similar arrangements customary for Mezzanine Loans as determined by the Collateral Advisor in its reasonable discretion, (b) the requirements set forth in the Indenture regarding the representations and warranties with respect to the underlying mortgaged property and the Mezzanine Loan have been met and the terms of the Underlying Instruments are consistent with the terms of similar Underlying Instruments with respect to Mezzanine Loans as determined by the Collateral Advisor in its reasonable discretion; and

(11)         if it is a Deemed Floating Rate Collateral Debt Security, the Deemed Floating Asset Hedge entered into with respect to such Deemed Floating Rate Collateral Debt Security conforms to all requirements set forth in the definition of “Deemed Floating Asset Hedge”; and

(x)            it is not a Prohibited Asset;

provided that notwithstanding anything to the contrary herein, the Issuer may, while attempting to dispose of property acquired in foreclosure or similar circumstances, make an election under Section 882(d) of the Code to treat the income related to real property located in the United States as income that is effectively connected with a U.S. trade or business; provided further that except for property acquired by the Issuer in foreclosure or similar circumstances and for property expressly permitted to be acquired by the Issuer, the Issuer may not purchase, acquire or hold (whether as part of a unit with a Collateral Debt Security, in exchange for a Collateral Debt Security or otherwise) any asset unless the underlying documents for such asset specify, or the Issuer has received advice of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that, under the relevant facts and circumstances with respect to such transaction, for U.S. federal income tax purposes, (i) the obligation or security is indebtedness, (ii) all obligors and issuers of asset are classified as corporations (and no elections have been made to the contrary), (iii) no obligor on or issuer of the asset is engaged in the conduct of a trade or business within the United States, or (iv) all obligors and issuers of the asset qualify as “grantor trusts”, and all of the assets of the obligors and issuers of the asset consist of obligations or securities that the Issuer could have directly acquired and held as assets (but for restrictions related to withholding taxes) and, notwithstanding anything to the contrary herein, the Issuer shall not purchase, acquire or hold any asset the gain from the disposition of which will be subject to U.S. federal income or withholding tax under Section 897 or Section 1445 of the Code and the Treasury regulations promulgated thereunder.

12.3.        CONDITIONS APPLICABLE TO ALL TRANSACTIONS INVOLVING SALE OR GRANT

(a)           Any transaction effected under Section 5, Section 9, Section 10.2 or Section 12.1 shall be conducted on an arms’ length basis and if effected with the Issuer, the Trustee, the Collateral Advisor or any Affiliate of any of the foregoing, shall be effected in a secondary market transaction on terms at least as favorable to the Rated Noteholders as would be the case if such Person were not so Affiliated; provided that any disposition of a Collateral Debt Security in accordance with Section 12.1 shall be deemed to comply with this Section 12.3(a). The Trustee shall have no responsibility to oversee compliance with this clause by the other parties.

(b)           Upon any purchase or substitution pursuant to this Section 12, all of the Issuer’s right, title and interest to the Pledged Security or Securities shall be, and hereby is, Granted to the Trustee pursuant to this Indenture, such Pledged Security or Securities shall be registered in the name of the Trustee, and, if applicable, the Trustee shall receive such Pledged Security or Securities. The Trustee shall receive, not later than the date of delivery of any Pledged Security pursuant to a purchase under this Section 12, (a) an Officer’s Certificate of the Collateral Advisor certifying (1) compliance with the Reinvestment Criteria in accordance with Section 12.1(d), (2) that the Collateral Debt Security to be sold constitutes an Equity Security, a Defaulted Security, a Credit Risk Security, a Withholding Tax Security or a Written Down Security and (3) that any security to be purchased satisfies the definition of Collateral Debt Security and (b) an Officer’s Certificate of the Collateral Advisor on behalf of the Issuer containing the statements set forth in Section 3.2(b)(2) through (4), (6) and (7).

(c)                                  Notwithstanding anything contained in this Section 12 to the contrary, the Issuer shall, subject to Section 12.3(d), have the right to effect any transaction to which the Initial Hedge Counterparty and Holders of Rated Notes evidencing 100% of the Aggregate Outstanding Amount of each Class of Rated Notes, and each Income Noteholder has consented, and of which each Rating Agency has been notified in advance.

(d)                                 Except as specifically provided in this Indenture, in no event may the Issuer (i) engage in any business or activity that would cause the Issuer to be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes or (ii) acquire or hold any asset that is an equity interest in an entity that is treated as a partnership engaged in a U.S. trade or business for U.S. federal income tax purposes or the acquisition or ownership of which otherwise would subject the Issuer to net income tax in any jurisdiction outside its jurisdiction of incorporation. The foregoing shall not, however, preclude the Issuer from holding Equity Securities or securities received in an Offer pending their sale in accordance with Section 12.1(a)(1).

ARTICLE XIII

SECURED PARTIES’ RELATIONS

13.1.                      SUBORDINATION

(a)                                  Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Rated Notes agree for the benefit of the Initial Hedge Counterparty that the Rated Notes and the Issuer’s rights in and to the Collateral (solely with respect to all amounts payable to such Initial Hedge Counterparty pursuant to Section 11.1(a)(3)), the Subordinate Interests) shall be subordinate and junior to the rights of such Hedge Counterparty with respect to payments to be made to such Initial Hedge Counterparty pursuant to the initial Hedge Agreement to the extent and in the manner set forth in Section 11.1(a)(3) and hereinafter provided. If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived all amounts payable to the Initial Hedge Counterparty pursuant to Section 11.1(a)(3) shall be paid in Cash or, to the extent the Initial Hedge Counterparty consents, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.

(b)                                 Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes agree for the benefit of the Holders of the Class A-1 Notes that the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A-1 Notes, the Subordinate Interests) shall be subordinate and junior to the Class A-1 Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived, the Class A-1 Notes shall be paid in full in Cash or, to the extent a Majority of the Class A-1 Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests. The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A-1 Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A-1 Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(c)                                  Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes agree for the benefit of the Holders of the Class A Notes that the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes, the Subordinate Interests) shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived, the Class A Notes shall be paid in full in Cash or, to the extent a Majority of the Class A Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests. The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(d)                                 Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes agree for the benefit of the Holders of the Class A Notes and the Class B Notes that the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes and the Class B Notes, the Subordinate Interests) shall be subordinate and junior to the Class A Notes and the Class B Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived, the Class A Notes and the Class B Notes shall be paid in full in Cash or, to the extent a Majority of the Class A Notes and the Class B Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests. The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A Notes and the Class B Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes and the Class B Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(e)                                  Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Class D Notes, the Class E Notes and the Class F Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes and the Class C Notes

that the Class D Notes, the Class E Notes and the Class F Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes, the Class B Notes and the Class C Notes, the Subordinate Interests) shall be subordinate and junior to the Class A Notes, the Class B Notes and the Class C Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived the Class A Notes, the Class B Notes and the Class C Notes shall be paid in full in Cash or, to the extent a Majority of each of the Class A Notes, the Class B Notes and the Class C Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests. The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A Notes, the Class B Notes and the Class C Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes, the Class B Notes and the Class C Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(f)                                    Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Class E Notes and the Class F Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes that the Class E Notes and the Class F Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the Subordinate Interests) shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes shall be paid in full in Cash or, to the extent a Majority of each of Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests. The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(g)                                 Anything in this Indenture or the Rated Notes to the contrary notwithstanding, the Issuer and the Holders of the Class F Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes that the Class F Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, the Subordinate Interests) shall be subordinate and junior to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes to the extent and in the manner set forth in this Indenture including as set forth in

Section 11.1(a) and hereinafter provided. If any Event of Default (including an Event of Default specified in Section 5.1(g) or (h)) has occurred and has not been cured or waived the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes shall be paid in full in Cash or, to the extent a Majority of each of Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests. The Holders of Rated Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Rated Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(h)                                 In the event that notwithstanding the provisions of this Indenture, any Holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until all amounts payable to the Initial Hedge Counterparty pursuant to Section 11.1(a)(3) or to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes as the case may be, shall have been paid in full in Cash or, to the extent the Initial Hedge Counterparty or a Majority of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes, as the case may be, consent, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to such Initial Hedge Counterparty or the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes, as the case may be, in accordance with this Indenture; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Collateral and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(i)                                   Each Holder of Subordinate Interests agrees with the Initial Hedge Counterparty and all Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes, as the case may be, that such Holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture including this Section 13.1; provided that after all amounts payable pursuant to Section 11.1(a)(3) and all amounts payable in respect of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes, as the case may be, have been paid in full, the Holders of Subordinate Interests shall be fully subrogated to the rights of the Initial Hedge Counterparty or the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes, as the case may be. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

13.2.                      STANDARD OF CONDUCT

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Secured Party under this Indenture, subject to the terms and conditions of this Indenture, including Section 5.9, a Secured Party or Secured Parties shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Secured Party, the Issuer, or any other Person.

ARTICLE XIV

MISCELLANEOUS

14.1.                      FORM OF DOCUMENTS DELIVERED TO TRUSTEE

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Advisor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Advisor or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, the Co-Issuer, the Collateral Advisor or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Advisor or such other Person, unless such Authorized Officer of the Issuer, the Co-Issuer or the Collateral Advisor or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Advisor, stating that the information with respect to such matters is in the possession of the Issuer, the Co-Issuer or the Collateral Advisor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Co-Issuers’ rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have actual knowledge of the occurrence and continuation of such Default as provided in Section 6.1(d).

14.2.                      ACTS OF RATED NOTEHOLDERS

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Rated Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Rated Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the Act of the Rated Noteholders, signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)                                  The principal amount and registered numbers of Rated Notes held by any Person, and the date of his holding the same, shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Rated Notes shall bind the Holder (and any transferee thereof) of such Rated Note and of every Rated Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Rated Note.

14.3.                      NOTICES, ETC., TO TRUSTEE, THE CO-ISSUERS AND THE RATING AGENCIES

Any request, demand, authorization, direction, notice, consent, waiver or Act of Rated Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)                                  the Trustee or the Income Note Paying Agent by any Rated Noteholder or by the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder if in writing and sent by facsimile in legible form and confirmed by overnight courier service guaranteed next day delivery to the Trustee or the Income Note Paying Agent addressed to it at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603, Attention: CDO Trust Services Group – N-Star Real Estate CDO V Ltd., telephone number 312-904-7815, fax number 312-904-0524 or at any other address previously furnished in writing to the Co-Issuers or Rated Noteholder by the Trustee or Income Note Paying Agent;

(b)                                 the Issuer by the Trustee or by any Rated Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Walkers SPV Limited, P.O. Box 908 GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, Attention: The Directors, or at any other address previously furnished in writing to the Trustee by the Issuer;

(c)                                  the Co-Issuer by the Trustee or by any Rated Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Co-Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, Attention: Donald Puglisi, Esq., facsimile no. 302-738-7210, or at any other address previously furnished in writing to the Trustee by the Co-Issuer;

(d)                                 the Rating Agencies by the Co-Issuers or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, (i) in the case of Fitch, addressed to Fitch Ratings, One State Street Plaza, New York, New York 10041, facsimile no. 212-558-2618, Attention: CDO Surveillance (e-mail: cdo.surveillance@fitchratings.com); and (ii) in the case of S&P, addressed to S&P, 55 Water Street, 41st Floor, New York, New York, 10041, Attention: CDO Surveillance and all Note Valuation Reports shall be sent to S&P electronically at cdo_surveillance@sandp.com; or

(e)                                  the Initial Hedge Counterparty by the Co-Issuers or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered or sent by overnight courier service or by facsimile in legible form to the Initial Hedge Counterparty addressed to it at the address specified in the initial Hedge Agreement or at any other address previously furnished in writing to the Issuer or the Trustee by the Initial Hedge Counterparty;

(f)                                    the Collateral Advisor by the Co-Issuers or by the Trustee or a Majority of the Controlling Class, or by the Collateral Administrator shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent by facsimile in legible form and confirmed by overnight courier service guaranteed next day delivery, or by electronic mail (where expressly provided herein) to the Collateral Advisor addressed to it at the address specified in the Collateral Advisory Agreement or at any other address previously furnished in writing to the Co-Issuers or the Trustee by the Collateral Advisor;

(g)                                 the Income Note Paying Agent by the Trustee in writing sent by facsimile confirmed by overnight courier guaranteed next day delivery;

(h)                                 the Placement Agents by the Co-Issuers, the Collateral Advisor or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, (i) to BAS addressed to Banc of America Securities LLC, 214 North Tryon Street, 14th Floor, Charlotte, North Carolina 28255, telecopy no. 704-386-0688, Attention: Global Structured Products and (ii) to Morgan Stanley addressed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, telecopy no. 212-507-4011, Attention: Securitized Products Group; and

(i)                                   to the Repository by the Issuer pursuant to this Indenture shall be made available to the Repository by electronic mail as a pdf (portable document format) file to CDO Library, c/o The Bond Market Association, 360 Madison Avenue (18th Floor), New York, NY 10017; Electronic mail address: admin@cdolibrary.com.

Delivery of any request, demand, authorization, direction, notice, consent, waiver or Act of Rated Noteholders or other documents made as provided above will be deemed effective: (i) if in writing and delivered in person or by overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by the recipient in legible form (as evidenced by the sender’s written record of a telephone call to the recipient in which the recipient acknowledged receipt of such facsimile transmission); and (iii) if sent by mail, on the date that mail is delivered or its delivery is attempted; in each case, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

14.4.                      NOTICES AND REPORTS TO RATED NOTEHOLDERS; WAIVER

Except as otherwise expressly provided herein, where this Indenture provides for a report to Holders or for a notice to Holders of Rated Notes of any event, such notice shall be sufficiently given to Holders of Rated Notes if in writing and mailed, first-class postage prepaid, to each Holder of a Rated Note affected by such event, at the address of such Holder as it appears in the Note Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such report or notice and such report or notice shall be in the English language. Notwithstanding any provision to the contrary contained herein or in any agreement or document related hereto, any report, statement or other information to be provided by the Trustee may be provided by providing access to the Trustee’s website containing such information. Such reports and notices will be deemed to have been given on the date of such mailing.

The Trustee will deliver to the Holder of any Rated Note shown on the Note Register any readily available information or notice requested to be so delivered, at the expense of the Issuer. In addition, for so long as any Class of Rated Notes is listed on the Irish Stock Exchange and so long as the rules of such exchange so require, notices to the Holders of such Rated Notes shall also be given by the Trustee to the Irish Paying Agent for delivery to the Company Announcements Office of the Irish Stock Exchange.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Rated Note shall affect the sufficiency of such notice with respect to other Holders of Rated Notes.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Rated Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Rated Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

14.5.                      EFFECT OF HEADINGS AND TABLE OF CONTENTS

The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

14.6.                    SUCCESSORS AND ASSIGNS

All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not. Written notice of any assignment shall be promptly provided by the Issuer to the Initial Hedge Counterparty, the Holders of Notes of the Controlling Class and each Rating Agency.

14.7.                    SEVERABILITY

In case any provision in this Indenture or in the Rated Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.8.                    BENEFITS OF INDENTURE

The Rated Noteholders, the Initial Hedge Counterparty and each Income Noteholder is an express third-party beneficiary of this Indenture. Nothing in this Indenture or in the Rated Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Rated Noteholders, the Initial Hedge Counterparty and each Income Noteholder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

14.9.                    GOVERNING LAW

This Indenture and each Rated Note shall be governed by, and construed in accordance with, the law of the State of New York.

14.10.              SUBMISSION TO JURISDICTION

The Co-Issuers hereby irrevocably submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in Manhattan and the U.S. District Court for the Southern District of New York, and any court of appeal therefrom, in any action or proceeding arising out of or relating to the Rated Notes or this Indenture, and the Co-Issuers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Co-Issuers hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Co-Issuers hereby irrevocably appoint and designate CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011, or any other Person having and maintaining a place of business in the State of New York whom the Co-Issuers may from time to time hereafter designate as the true and lawful attorney and duly authorized agent for acceptance of service of legal process of the Co-Issuers. The Co-Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14.11.              COUNTERPARTS

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

14.12.              WAIVER OF JURY TRIAL

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

14.13.              JUDGMENT CURRENCY

This is an international financing transaction in which the specification of Dollars (the Specified Currency), and the specification of the place of payment, as the case may be (the Specified Place), is of the essence, and the Specified Currency shall be the currency of account in all events relating to payments of or on the Rated Notes. The payment obligations of the Co-Issuers under this Indenture and the Rated Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or the Rated Notes in the Specified Currency into another currency (the Second Currency), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Trustee could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Co-Issuers in respect of any such sum due from the Co-Issuers hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Trustee of any sum adjudged to be due hereunder or under the Rated Notes in the Second Currency the Trustee may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Co-Issuers hereby, as a separate obligation and notwithstanding any such judgment (but subject to the Priority of Payments as if such separate obligation in respect of each Class of Rated Notes constituted additional principal owing in respect of such Class of Rated Notes), agree to indemnify the Trustee and each Rated Noteholder against, and to pay the Trustee or such Rated Noteholder, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Trustee or such Rated Noteholder, as the case may be, in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

14.14.              CONFIDENTIAL TREATMENT OF DOCUMENTS

Except as otherwise provided in this Indenture or as required by law or as required to maintain the listing of the Class A Notes, Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes on the Irish Stock Exchange, this Indenture and the Hedge Agreement shall be treated by the Trustee and the Collateral Advisor as confidential. The Trustee shall provide a copy of this Indenture to the Income Note Paying Agent and to any Holder of a beneficial interest in any Rated Note upon written request therefor certifying that it is such a Holder.

ARTICLE XV

ASSIGNMENT OF AGREEMENTS, ETC.

15.1.                      ASSIGNMENT

The Issuer, in furtherance of the covenants of this Indenture and as security for the Rated Notes and amounts payable to the Rated Noteholders hereunder and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties, all of the Issuer’s estate, right, title and interest in, to and under the Corporate Services Agreement, the Collateral Advisory Agreement and the Hedge Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that nothing herein shall obligate the Trustee to determine independently whether “cause” exists for the removal of the Collateral Advisor pursuant to the Collateral Advisory Agreement. For the avoidance of doubt, in no event shall the Trustee be required to perform the obligations of the Collateral Advisor under the Collateral Advisory Agreement.

15.2.                      No IMPAIRMENT

The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Corporate Services Agreement, the Collateral Advisory Agreement or the Hedge Agreement.

15.3.                      TERMINATION, ETC.

Upon the redemption and cancellation of the Rated Notes and the payment of all other Secured Obligations and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Corporate Services Agreement, the Collateral Advisory Agreement and the Hedge Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

15.4.                      ISSUER AGREEMENTS, ETC

The Issuer represents that it has not executed any other assignment of the Collateral Administration Agreement, the Collateral Advisory Agreement or any Hedge Agreement. The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may reasonably specify.

ARTICLE XVI

HEDGE AGREEMENT

16.1.                      HEDGE AGREEMENT

On the Closing Date (or any date on which the Issuer enters into a replacement Hedge Agreement), (i) the Hedge Counterparty entering into such Hedge Agreement shall satisfy the Hedge Counterparty Ratings Requirement and (ii) the Issuer shall assign such Hedge Agreement to the Trustee pursuant to this Indenture and the Collateral Assignment of Hedge Agreement.

(a)                                 The Trustee shall, on behalf of the Issuer and in accordance with the Note Valuation Report, pay amounts due to the Hedge Counterparty under the Hedge Agreement on any Payment Date in accordance with Section 11.1.

(b)                                If a Collateralization Event occurs, the Hedge Counterparty shall within 30 days of the occurrence of such Collateralization Event either (i) enter into a Credit Support Annex and post collateral of such types, in such amounts and at such times as are sufficient to maintain the then-current rating of each Class of Rated Notes by each Rating Agency, (ii) find a replacement Hedge Counterparty as permitted under the Hedge Agreement that satisfies the Hedge Counterparty Ratings Requirement, (iii) obtain a guarantor with such form of guarantee meeting S&P’s then-current published criteria with respect to guarantees for the obligations of the Hedge Counterparty under the Hedge Agreement with a long-term issuer credit rating from S&P of at least “A+” or a short term issuer credit rating from S&P of at least “A-1” and with a long-term unsecured debt rating from Fitch of at least “A” and a short-term unsecured debt rating from Fitch of at least “Fl” or (iv) take such other steps as each Rating Agency that has downgraded the Hedge Counterparty may require (as confirmed to the Collateral Advisor in writing) to ensure that the then-current ratings on the Rated Notes by either Rating Agency are not reduced or withdrawn. If the Hedge Counterparty has not, within 30 days of the occurrence of such Collateralization Event, taken any of the actions required above, an additional termination event with respect to which the Hedge Counterparty shall be the sole “affected party” will be deemed to have occurred and the Issuer shall have the right to terminate the Hedge Agreement (with all costs and expenses in connection with any such termination to be paid by the Hedge Counterparty).

(c)                                 If at any time a Substitution Event has occurred and is continuing, then the Hedge Counterparty will, (x) in the case of a Substitution Event referred to in sub-clause (b) of the definition thereof, within thirty (30) days following such Substitution Event or (y) in the case of a Substitution Event referred to in sub-clause (a) of the definition thereof, within ten (10) Business Days following such Substitution Event, assign its rights and obligations under the Hedge Agreement, at no cost to the Issuer, to a party (the Substitute Party) selected by the Hedge Counterparty that (i) satisfies the Hedge Counterparty Ratings Requirement, (ii) with respect to which a Rating Agency Confirmation has been obtained and (iii) that assumes all of the Hedge Counterparty’s obligations under the Hedge Agreement pursuant to an agreement satisfactory to the Issuer. If the Hedge Counterparty fails to assign its rights and obligations under the Hedge Agreement to a Substitute Party within 30 days following such Substitution Event (in the case of a Substitution Event referred to in sub-clauses (b) of the definition thereof) or within ten (10) Business Days following such Substitution Event (in the case of a Substitution Event referred to in sub-clause (a) of the definition thereof), then (x) the Hedge Counterparty shall, while it continues in good faith to search for an eligible Substitute Party, post and maintain, or continue to maintain, as the case may be, collateral in accordance with a Credit Support Annex of such types, in such amounts and at such times as are sufficient to maintain the then-current rating of each Class of Rated Notes by each Rating Agency, and (y) the Issuer shall have the right to terminate the Hedge Agreement with all costs of such termination to be paid by the Hedge Counterparty.

(d)                                The Issuer may, after the Closing Date, enter into additional Hedge Agreements (including one or more Deemed Floating Asset Hedges) with additional Hedge Counterparties as the Issuer may elect in its sole discretion, in each case (i) subject to Rating Agency Confirmation, (ii) in the event a proposed additional Hedge Agreement has an initial notional amount which exceeds U.S.$25,000,000, with the prior consent of Bank of America, N.A. (so long as it continues to act as the Initial Hedge Counterparty), and (iii) in the case of additional Hedge Counterparties, with the delivery to the Issuer of an Opinion of Counsel to the additional Hedge Counterparty; provided that the Issuer will not be required to obtain Rating Agency Confirmation in connection with entering into any Deemed Floating Asset Hedges which are Form-Approved Hedge Agreements with a Hedge Counterparty that satisfies the Hedge Counterparty Ratings Requirement.

(e)                                 The Trustee shall, prior to the Closing Date in respect of the initial Hedge Agreement, cause the Custodian to establish a segregated, non-interest bearing Securities Account which shall be designated as a “Hedge Counterparty Collateral Account” with respect to the Hedge Counterparty in respect of which the Trustee shall be the Entitlement Holder and which the Trustee shall hold in trust for the benefit of the Secured Parties. The Trustee shall deposit all collateral received from such Hedge Counterparty under the Hedge Agreement in such Hedge Counterparty Collateral Account. Any and all funds at any time on deposit in, or otherwise standing to the credit of, each Hedge Counterparty Collateral Account shall be held in trust by the Trustee for the benefit of the Secured Parties. The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, each Hedge Counterparty Collateral Account shall be (i) for application to obligations of the Hedge Counterparty to the Issuer under the Hedge Agreement that are not paid when due (whether when scheduled or upon early termination) or (ii) to return collateral to the Hedge Counterparty when and as required by the Hedge Agreement in each case upon the direction of the Issuer pursuant to an Issuer Order. No assets credited to any Hedge Counterparty Collateral Account shall be considered an asset of the Issuer for purposes of any of the Coverage Tests unless and until the Issuer or the Trustee on its behalf is entitled to foreclose on such assets in accordance with the terms of the Hedge Agreement.

(f)                                   Upon its receipt of notice that the Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under any Hedge Agreement (or, if earlier, when the Trustee becomes aware of such default) the Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment forthwith. The Trustee shall give notice to the Rated Noteholders and each Rating Agency upon the continuance of the failure by such Hedge Counterparty to perform its obligations for two Business Days following a demand made by the Trustee on such Hedge Counterparty.

(g)                                If at any time the Hedge Agreement becomes subject to early termination due to the occurrence of an “event of default” or a “termination event” (each as defined in the Hedge Agreement) solely attributable to the Hedge Counterparty or other comparable event, the Issuer and the Trustee shall take such actions (following the expiration of any applicable grace period) to enforce the rights of the Issuer and the Trustee thereunder and under the Collateral Assignment of Hedge Agreement as may be permitted by the terms of such Hedge Agreement and consistent with the terms hereof, and shall apply any proceeds of any such actions (including the proceeds of the liquidation of any collateral pledged by the Hedge Counterparty) to enter into a replacement Hedge Agreement on substantially identical terms or on such other terms as to which each Rating Agency shall have provided a Rating Agency Confirmation with a Substitute Party with respect to which the Hedge Counterparty Ratings Requirement is satisfied and each Rating Agency shall have provided a Rating Agency Confirmation. If the Issuer is the sole non-Affected Party or the sole non-Defaulting Party with respect to such “event of default” or “termination event”, the Issuer will (with the assistance of the Collateral Advisor) obtain quotations with respect to such replacement Hedge Agreement from five prospective counterparties Independent from the Issuer, the Collateral Advisor and each other that satisfy the Hedge Counterparty Ratings Requirement and with respect to which a Rating Agency Confirmation shall have been obtained and enter into a replacement Hedge Agreement with the prospective counterparty that provides the lowest quotation (if the Issuer is required to make a payment to such replacement counterparty) or the highest quotation (if such replacement counterparty is required to make a payment to the Issuer).

(h)                                The Issuer shall notify each Rating Agency if at any time the Hedge Counterparty is required to post collateral or assign its rights and obligations in and under the Hedge Agreement.

(i)                                    The Hedge Agreement may not be amended or modified at any time other than to effect the appointment of a substitute Hedge Counterparty or to effect a modification which is of a formal, minor or technical nature or is to correct a manifest error and which, in the opinion of the Trustee (based upon an Opinion of Counsel) would not have a material adverse effect on the interests of Holders of the Rated Notes or of Holders of any Class or Classes of Rated Notes or the Holders of the Income Notes; provided that the Issuer has obtained Rating Agency Confirmation with respect to any such modification. The Trustee shall provide the Collateral Advisor and the Rating Agencies with a copy of any such modification within 10 Business Days before effecting such modification.

(j)                                    The Issuer shall enter into a Hedge Agreement only if the payments from the Hedge Counterparty thereunder are not subject to withholding tax or if the Hedge Counterparty shall be required in accordance with the terms of the Hedge Agreement to pay additional amounts to the Issuer sufficient to cover any withholding tax due on payments made by the Hedge Counterparty to the Issuer under such Hedge Agreement, subject to the Issuer making customary payee tax representations and providing customary tax documentation. The Issuer shall not enter into any Hedge Agreement the acquisition (including the manner of acquisition), ownership, enforcement or disposition of which would subject the Issuer to tax on a net income basis in any jurisdiction outside the Issuer’s jurisdiction of incorporation.

(k)                                 The Issuer will not terminate or amend any Hedge Agreement without receiving Rating Agency Confirmation with respect to such termination or amendment.

IN WITNESS WHEREOF, we have set our hands as of the date first above written.

Executed as a Deed by

N-STAR REAL ESTATE CDO V LTD.,

as Issuer

By:	/s/ Derrie Boggess
Name: Derrie Boggess
Title: Director

N-STAR REAL ESTATE CDO V CORP.,
as Co-Issuer

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: President

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Koren Sumser
Name: Koren Sumser
Title: First Vice President

SIGNATURE PAGE – INDENTURE